As filed with the Securities and Exchange Commission on May 28, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Blade Air Mobility, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	7660	84-1890381
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
31 Hudson Yards, 11th Floor
New York, NY 10001
(212) 967-1009
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Robert Wiesenthal
Blade Air Mobility, Inc.
Chief Executive Officer
31 Hudson Yards, 11th Floor
New York, NY 10001
(212) 967-1009
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Daniel Forman Karen Garnett Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000	Melissa Tomkiel President and General Counsel Blade Air Mobility, Inc. 31 Hudson Yards, 11th Floor New York, NY 10001 (212) 967-1009
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 as amended (the “Securities Act”), check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934 (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class A common stock, par value $0.0001 per share(2)	12,500,000		$8.645(6)		$108,062,500.00(6)	$11,789.62
Class A common stock, par value $0.0001 per share(3)	34,781,223		$8.645(6)		$300,683,672.84(6)	$32,804.59
Class A common stock, par value $0.0001 per share(4)	5,000,000		$8.645(6)		$43,225,000.00(6)	$4,715.85
Class A common stock, par value $0.0001 per share(5)	9,166,667		$8.645(6)		$79,245,836.22(6)	$8,645.72
Warrants to purchase Class A common stock(4)	5,000,000	$	—(7)	$	—(7)	$—
TOTAL					$531,217,009.06	$57,955.78

(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Class A common stock, as applicable.

(2)
Consists of an aggregate of 12,500,000 outstanding shares of the Registrant’s Class A common stock beneficially owned by a number of accredited investors purchased from the Registrant, for a purchase price of $10.00 per share, pursuant to separate subscription agreements.

(3)
Consists of an aggregate of 34,781,223 shares of the Registrant’s Class A common stock, including (A) an aggregate of 22,906,223 shares of Class A common stock (including 7,687,098 shares of Class A common stock issuable upon the exercise of stock options) beneficially owned by certain former stockholders of Blade Urban Air Mobility, Inc., a Delaware corporation (“Legacy Blade”), all of which shares were previously registered pursuant to the registration statement on Form S-4 (File No. 333-252529) filed on January 29, 2021 to report the business combination between the Registrant and Former Blade (the “merger”) and which are subsequently being registered for resale on this Registration Statement, (B) 6,875,000 shares of Class A common stock issued upon conversion of the Registrant’s Class B common stock owned by Experience Sponsor LLC (the “Sponsor”) and (C) 5,000,000 shares of Class A common stock issuable upon the exercise of private placement warrants that were purchased by the Sponsor in connection with the Registrant’s initial public offering, which are being registered for resale. Each such warrant is exercisable for one share of Class A common stock at a price of $11.50 per share.

(4)
Consists of 5,000,000 shares of Class A common stock issuable upon exercise of private placement warrants that were purchased by the Sponsor in connection with the Registrant’s initial public offering. Each such warrant is exercisable for one share of Class A common stock at a price of $11.50 per share.

(5)
Consists of 9,166,667 shares of Class A common stock issuable upon exercise of warrants that were issued in connection with the Registrant’s initial public offering. Each such warrant is exercisable for one share of Class A common stock at a price of $11.50 per share.

(6)
Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Class A common stock quoted on the Nasdaq Stock Market on May 25, 2021.

(7)
Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS	Subject to Completion	May 28, 2021
Up to 61,447,890 Shares of Class A common stock
Up to 5,000,000 Warrants to Purchase Class A Common Stock
This prospectus relates to the resale by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Blade Air Mobility, Inc. (“Blade” or the “Company”) and warrants to purchase shares of Class A common stock (the “warrants”) as described herein. The securities offered hereunder include (i) an aggregate of 34,781,223 outstanding shares of the Company’s Class A common stock (including 7,687,098 shares of Class A common stock issuable upon the exercise of stock options) to be sold by the selling securityholders named in the Registration Statement, (ii) an aggregate of 9,166,667 shares of the Company’s Class A common stock issuable upon the exercise of certain outstanding public warrants at an exercise price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the securityholders holding such public warrants) (the “Public Warrants”), (iii) an aggregate of 5,000,000 shares of the Company’s Class A common stock issuable upon the exercise of certain outstanding private placement warrants at an exercise price of $11.50 per share to be sold by the selling stockholder named in the Registration Statement (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement) (the “Private Placement Warrants”) and (iv) the Private Placement Warrants.
We are registering the resale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus. The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of this registration statement.
Of the shares of common stock that may be offered or sold by Selling Securityholders identified in this prospectus, 34,720,263 of those shares are subject to certain lockup restrictions as identified in the section titled “Certain Relationships and Related Party Transactions — Lockup Agreements” appearing elsewhere in this prospectus.
Our common stock is listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “BLDE”, and our warrants are listed on Nasdaq under the symbol “BLDEW”. On May 26, 2021, the last quoted sale price for the common stock as reported on Nasdaq was $8.73 per share, and the last quoted sale price for our public warrants as reported on Nasdaq was $1.87 per public warrant.
We are an “emerging growth company,” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 12 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 28, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We and the Selling Stockholders may use the shelf registration statement to offer and sell up to an aggregate of 61,447,890 shares of Class A common stock (including 7,687,098 shares of Class A common stock issuable upon the exercise of stock options), 22,906,223 of which are issued and outstanding, 5,000,000 of which are issuable upon exercise of the Private Placement Warrants, 9,166,667 of which are issuable upon exercise of the Public Warrants and 12,500,000 of which are PIPE Shares. More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find Additional Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”
On May 7, 2021, we consummated the Transactions (as defined below), including the previously announced business combination pursuant to the terms of the Merger Agreement, which, among other things, provided for the acquisition of Legacy Blade by EIC pursuant to the merger of Merger Sub with and into Legacy Blade, with Blade continuing as the surviving entity and a wholly owned subsidiary of EIC. In connection with the Transactions, EIC changed its name to Blade Air Mobility, Inc. and the Nasdaq ticker symbols for its Class A common stock and warrants to “BLDE” and “BLDEW,” respectively.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“Blade” are to Blade Air Mobility, Inc., a Delaware corporation;
“Blade Options” are options to purchase shares of Class A common stock ;
“Board” or are to the board of directors of Blade, or a committee thereof, as applicable;
“Class A common stock” are to the Class A common stock, par value $0.0001 per share of the post-combination company;
“Closing” are to the consummation of the merger on May 7, 2021;
“Closing Date” are to May 7, 2021, the date on which the Transactions were consummated;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EIC” are to Experience Investment Corp., a Delaware corporation, which has been renamed Blade Air Mobility, Inc. in connection with the consummation of the Transactions;
“EIC Class A common stock” are, prior to consummation of the Transactions, to EIC’s Class A common stock, par value $0.0001 per share;
“EIC IPO” are to the initial public offering by EIC which closed on September 17, 2019;
“EIC Options” are to the Legacy Blade Options assumed by EIC pursuant to the Merger Agreement at Closing, which automatically converted into options to purchase EIC Class A common stock;
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
“Founder Shares” are to the 6,875,000 shares of EIC Class B common stock and the shares of EIC Class A common stock issued upon the automatic conversion thereof in connection with the Closing;
“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of December 14, 2020 (and effective as of the Closing), by and among EIC, the Sponsor and certain other parties thereto;
“KSL Capital Partners” are to KSL Capital Partners, LLC, a Delaware limited liability company, an affiliate of the Sponsor;
“Legacy Blade” are to Blade Urban Air Mobility, Inc. prior to the Closing;
“Legacy Blade Board” are to the board of directors of Legacy Blade;
“Legacy Blade Common Stock” are to the shares of Legacy Blade’s common stock, par value $0.00001 per share, including Legacy Blade Restricted Shares;
“Legacy Blade Options” are to options to purchase common stock of Legacy Blade;
“Legacy Blade Preferred Stock” are to, collectively, the shares of Legacy Blade’s Series Seed Preferred Stock, par value $0.00001 per share, Legacy Blade’s Series A Preferred Stock, par value $0.00001 per share, and Legacy Blade’s Series B Preferred Stock, par value $0.00001 per share;
“Legacy Blade Restricted Shares” are to the shares of Legacy Blade Common Stock granted to employees or other service providers of Legacy Blade that are subject to vesting conditions;
“Legacy Blade Stock” are to, collectively, the Legacy Blade Common Stock and Legacy Blade Preferred Stock;
“merger” are to the merger of Merger Sub with and into Legacy Blade, with Legacy Blade surviving the merger as a wholly owned subsidiary of EIC;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of December 14, 2020, by and among EIC, Merger Sub and Legacy Blade, providing for, among other things, and subject to the terms and conditions therein, the business combination between Blade and EIC pursuant to the merger of Merger Sub with and into Blade, as the same has been or may be amended, modified, supplemented or waived from time to time;
“Merger Sub” are to Experience Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of EIC;
“PIPE Investment” are to the private placement pursuant to which EIC entered into subscription agreements with certain investors whereby such investors have committed to purchase 12,500,000 shares of EIC Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $125,000,000. The PIPE Investment was consummated concurrently with the Closing;
“PIPE Investors” are to the investors who participated in the PIPE Investment;
“PIPE Shares” are to shares of EIC Class A common stock purchased in the PIPE Investment;
“PIPE Subscription Agreements” are to the subscription agreements relating to the PIPE Investment entered into by and among EIC, on the one hand, and certain accredited investors (including an affiliate of the Sponsor), on the other hand, in each case entered into on or after December 14, 2020 and prior to the Closing;
“Private Placement Warrants” are to the warrants issued by EIC to the Sponsor in a private placement simultaneously with the closing of the EIC IPO. The Private Placement Warrants are exercisable for an aggregate of 5,000,000 shares of Class A common stock at a purchase price of $11.50 per share;
“public shares” are to the 27,500,000 shares of Class A common stock sold initially as part of the units in the EIC IPO (whether they were purchased in the EIC IPO or thereafter in the open market);
“Public Warrants” are to the redeemable warrants initially issued by EIC and sold as part of the units in the EIC IPO (whether they were purchased in the EIC IPO or thereafter in the open market). The Public Warrants are exercisable for an aggregate of 9,166,666 shares of Class A common stock at a purchase price of $11.50 per share. Following the consummation of our initial business combination, references to the Public Warrants also include any Private Placement Warrants that are not held by our Sponsor or its permitted transferees;
“SEC” are to the United States Securities and Exchange Commission;
“Sponsor” are to Experience Sponsor LLC, a Delaware limited liability company and an affiliate of KSL Capital Partners and EIC;
“Transactions” are to the merger, together with the other transactions contemplated by the Merger Agreement and the related agreements; and
“Trust Account” are to the trust account of EIC that holds the proceeds from the EIC IPO;
“Warrants” are to the Public Warrants and the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
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loss of our customers;

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decreases in our existing market share;

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effects of competition;

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effects of pricing pressure;

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the inability of our customers to pay for our services;

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the loss of our existing relationships with operators;

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the loss of key members of our management team;

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changes in our regulatory environment, including aviation law and FAA regulations;

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the inability to implement information systems or expand our workforce;

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changes in our industry;

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heightened enforcement activity by government agencies;

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interruptions or security breaches of our information technology systems;

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the expansion of privacy and security laws;

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our ability to expand our infrastructure network;

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our ability to identify, complete and successfully integrate future acquisitions;

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our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting;

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the ability to continue to meet applicable listing standards

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costs related to our business combination;

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the possibility that we may be adversely affected by other political, economic, business and/or competitive factors;

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the impact of COVID-19 and its related effects on our results of operations, financial performance or other financial metrics;

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the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology;

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pending or potential litigation;

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other factors disclosed in this prospectus; and

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other factors beyond our control.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements

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involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Business” and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.
Unless expressly indicated or the context required otherwise, the terms “Blade,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Experience Investment Corp., after giving effect to the merger and as renamed Blade Air Mobility, Inc. and, where appropriate, our wholly owned subsidiaries.
The Company
Blade is a technology-powered, global air mobility platform. Founded in 2014, we provide consumers with a cost effective and time efficient alternative to ground transportation for congested routes, predominantly within the Northeast United States and India, through our helicopter, amphibious seaplane and fixed-wing transportation services. Blade’s platform utilizes a technology-powered, asset-light business model with substantial brand recognition. We believe that the combination of Blade’s strong brand recognition, growing user base, network of exclusive terminals and our proprietary technology stack provides a competitive advantage in the markets we serve.
Blade neither owns nor operates aircraft, leveraging an asset-light business model that relies on third-party, contracted operators to provide aircraft. All of the costs of owning and operating the aircraft are borne by the third-party operators, including pilots, maintenance, hangar, insurance and fuel. This asset-light business model provides Blade the flexibility to utilize aircraft best suited for a specific route. Blade believes that this asset-light model will better position the company to transition to Electric Vertical Aircraft (“EVA”), once they are available, given that Blade is not constrained by the ownership of current generation aircraft.
Our asset-light business model means that our network of operator partners provide aircraft, pilots, maintenance, insurance and fuel, while we focus on what we do best: booking and aggregating fliers through our mobile app, website and Flier Relations team and providing cost-effective air transportation alternatives to some of the most congested ground routes in the United States and India. Blade’s proprietary “customer-to-cockpit” technology stack enables us to manage hundreds of fliers across numerous simultaneous flights, coordinating multiple operators flying between terminals across our route network. We believe that this technology, which provides us with enhanced logistics capabilities and information from our fliers signaling their interest in new routes, will enable us to continue to scale our business. This technology stack was built with future growth in mind and is designed to allow our platform to be easily scaled to accommodate, among other things, rapid increases in flier volume, new routes, new operators, broader flight schedules, next-generation verticraft and ancillary services (e.g., last/first-mile ground connections, trip cancellation insurance, baggage delivery) through our mobile apps, website and cloud-based tools. Our technology stack incorporates data collection and analysis technology to help us better understand how fliers use our platform and predict potential growth opportunities.
Blade operates exclusive passenger terminal infrastructure in key markets, positioning us for competitive advantage in locations that are constrained by geography or regulation from adding new heliports. Beyond providing an enjoyable and seamless pre-boarding experience, operating our own network of terminals allows us to streamline the departure and arrival process to improve the flier experience and increase our aircraft utilization rates. For example, we can check-in passengers as they arrive and manage boarding to allow multiple flights to depart from the same terminal within minutes of each other, while also enabling baggage handling and real-time recovery logistics in the event of flight delays or cancellations.
Our fliers are a mix of business and leisure travelers to whom we sell by-the-seat and charter air transportation services on a per-flight or multi-purchase basis. We also offer corporate clients the opportunity to enter into bulk purchase agreements to provide their employees with access to our services.

Our asset-light business model was developed to be scalable and profitable on a per unit basis using conventional helicopters while enabling a seamless transition to EVA. We estimate that we could introduce EVA aircraft into our services for some of our shortest routes by 2025, although government approvals, availability of EVA, and public acceptance could cause delays beyond that date. We intend to leverage the expected lower operating costs of EVA versus conventional helicopters to reduce the consumer’s price for our flights and make our urban air mobility services accessible to an even larger number of fliers. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for and encourage the development of new vertical landing infrastructure (“vertiports”) in our existing and new markets. To date, no EVA aircraft have been certified by the FAA and, to our knowledge, none has been denied certification.
Blade’s disaggregated revenues are presented within the three following categories:
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Short Distance — Consisting primarily of helicopter and amphibious seaplane flights: (i) between 60 and 100 miles in distance, largely servicing commuters for prices between $595 and $795 per seat; and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795). Our short distance offerings are generally available for purchase both on a per seat basis (one-way and round-trip) and at discounted rates through monthly and annual subscription models.

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MediMobility Organ Transport and Jet — We believe Blade is one of the largest air transporters of human organs for transplant in the Northeast United States, in most cases reducing the costs and transport time for hospitals versus legacy competitors. Organ movements are expected to be one of the first uses of EVA, given light payloads, short distances involved in “last mile” transfers between airports and hospital helipads, and missions that can be flown without passengers. This business line also includes non-medical jet charter and limited scheduled jet flights from New York to Miami and Aspen.

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Other — Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

Blade’s first international joint venture launched helicopter services in late 2019 in India, flying between Mumbai, Pune and Shirdi. We have a minority, non-controlling interest in this joint venture and receive licensing fees from the joint venture equal to a percentage of its revenues. As part of our international expansion strategy, we will seek to form additional joint ventures with local partners in key markets with Blade providing the technology, flier experience, infrastructure design, marketing templates and employee training that enables a scalable and consistent Blade experience. In selecting local partners for joint ventures, we seek well-capitalized, experienced and reputable partners in the applicable market. The form of structure of our future joint ventures may vary based on, among other things, the particular circumstances and future growth prospects for such joint venture.
Industry and Market Opportunity
We define urban air mobility as a system, inclusive of booking and flight management technology, ground infrastructure, fliers, and access to aircraft, for shared passenger or cargo flights within and between urban areas. We believe that, at present, Blade is one of the largest companies to provide year-round by-the-seat helicopter transportation in the United States. Historically, helicopters have been the primary equipment used to provide urban air mobility services to consumers, alongside amphibious seaplanes in markets with the appropriate infrastructure, such as in Blade’s New York City business.
Urban air mobility services are designed to provide shorter travel times on routes where congestion makes ground transportation slow, expensive and inefficient.
Absent an urban air mobility system that allows by-the-seat booking, helicopters have been used historically on a full aircraft charter basis but at a higher price point. For example, a charter flight between Manhattan and JFK Airport may cost thousands of dollars versus Blade’s $195 per seat urban air mobility service (or $95 with the purchase of an annual airport pass). The cost per passenger for helicopter charter services is likely to be higher than seats purchased on urban air mobility platforms for a number of reasons, including lower average passenger utilization (i.e., seats filled on each flight) on charter flights resulting in the flight cost being divided among fewer passengers. In addition, aircraft repositioning (i.e., flying to/from base before and after each flight) that occurs before and after the occupied passenger leg of a charter flight increases the flight time and cost of the charter flight, as opposed to urban air mobility platforms that reduce aircraft repositioning and flight time by scheduling and selling back-to-back occupied passenger legs.
EVA are currently being developed and tested by a wide variety of aerospace companies, including manufacturers that have entered into arrangements with Blade to facilitate the introduction of their aircraft to the Blade route network, once they are certified for public use. Regulatory agencies in the United States, Europe and elsewhere have begun the process of certifying certain models, but the timeline for approving EVA for passenger travel is unknown. Like electric cars, EVA could provide the benefits of zero carbon emissions and also quieter operation.
Our Strength
We believe the following competitive strengths have been instrumental to our success and position us for future growth.
Well-Known and Respected Brand
Our “Blade” brand is one of our most valuable assets. We have invested significantly in promoting our brand, which we believe will continue to enable us to acquire fliers and increase utilization on new and existing routes.
We believe in creating an emotional connection with our fliers. We accomplish this through the experience we provide in our terminals and by the relentless pursuit of flier satisfaction by our on-site Flier Experience team and Flier Relations representatives. In surveys sent after each flight, we ask our fliers, on a scale of 1-10, how likely they are to recommend Blade to a friend. The average response since we began the surveys in July 2018 has been 9.5 out of 10.
Our marketing, advertising, and communications efforts have helped us acquire and retain our fliers. It also sets the tone for our brand as aspirational, but also within reach  —  flights on certain routes cost as little as $195 per seat, or $95 with the purchase of an annual pass.
We believe that the strength and recognition of our brand and our focus on locally-targeted advertising has enabled us to be cost efficient in our marketing and advertising. For example, for the years ended September 30, 2020 and 2019, flier acquisition campaigns represented only 11% and 16% of our revenues, respectively, which is consistent with the typical cost of our flyer acquisition campaigns.
Over the past six years, we have produced over 20 television commercials for a variety of services across our markets. These commercials are produced in-house and often utilize notable actors and celebrities who are Blade fliers. We pay for airtime on a cost-effective basis by targeting key zip codes and negotiating directly with operators of multiple cable television systems. While digital advertising remains an important flier acquisition tool, we believe highly targeted television and print advertising has helped define and build our brand.
Blade has also been featured in recent Hollywood feature films, numerous network television shows, and a top-10 artist music video. Producers of such third-party content seek to use the Blade brand in their storylines because of its perceived strength and recognition, and they do not charge us product placement fees. Leading brands partner with Blade to provide visibility of their products and services to our fliers, underscoring the power of our brand and its value to our fliers. Additionally, our presence at major sporting events, music festivals and arts exhibitions not only generates flight revenue but also helps raise brand awareness. Given that traffic and congestion are common issues for major events, our ability to create landing zones near venues or on-site provides significant time savings for fliers.
Flexible Cost Structure /Asset Light Model
Aircraft, pilots, maintenance, hangar, insurance and fuel are all costs typically borne by our network of third-party operators, which provide aircraft at fixed hourly rates. This enables our third-party operators to focus on training pilots, maintaining aircraft and flying, while we schedule flights based on demand analysis and maintain the relationship with the flier from booking through flight arrival.
Blade takes the economic risk of aggregating fliers to optimize flight profitability, providing predictable margins for our operators. We are responsible for:
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Arrangement of flights operated by our network of third-party operators.

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Booking and aggregating fliers through our mobile app, website and Flier Relations team (via email, phone, text, in-app messaging, and social media).

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Pre-flight communications and booking management in-app or via email, web, text, mobile push notifications, or over the phone with our 24/7 Flier Relations team.

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Check-in, baggage assessment, and administration of health and safety protocols led by our Flier Experience representatives in our dedicated passenger terminals, where available.

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Pre-boarding flier experience in our terminals, which enables recovery logistics in the event a flight is delayed or cancelled and flier exposure to our brand partners.

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Arrival management by our Flier Experience representatives who facilitate ancillary services booked through Blade, such as ground transport connections and luggage delivery.

We pre-negotiate fixed hourly rates and flight times with our third-party aircraft operators, paying only for flights actually flown, creating a predictable and flexible cost structure. Our costs are variable based on how many flights we offer, so if demand recedes, we are able to adjust our supply requirements accordingly by using fewer operators and reducing our by-the-seat flights. Depending on the maturity of the routes an operator is servicing, Blade will sometimes provide an annual guarantee for Dedicated Availability or Dedicated Aircraft. Our current obligation to purchase flights from operators in fiscal 2021 was $2.34 million, approximately 10% of revenues generated in fiscal 2020.
Proprietary Technology
Blade’s proprietary “customer-to-cockpit” technology stack supports all aspects of our sales to fliers and arranging flights with our operators. Fliers can explore routes, book, change, and cancel flights using our mobile app and website. The app and website collect information to analyze passenger usage and travel patterns and provide us with real-time insights that inform, among other things, areas of potential route demand, pricing and flier preferences.
Employees and third-party operators communicate using our cloud-based reservations platform, which enables high volume passenger and flight operations and provides real-time passenger manifests and weight totals on in-cockpit devices for pilots. The platform can orchestrate multiple flights, passengers, and operators in real-time across multiple bases, routes, and time zones. Our platform combines an order management system, operator dispatch dashboard, pilot dashboard (including pilot tipping), flight processing workflows, automated regulatory compliance tools, and a vendor accounting system to move aircraft and passengers successfully. Operators can provide information on their accessible fleet and pilot rosters. They can accept, reject, and send invoices for on-demand flight dispatch requests. The platform sends alerts on potential weight issues based on real-time passenger manifest analysis, invoice cost variances, and other critical information in order to anticipate and eliminate issues before they arise.
Existing Flier Base and Core Operational Footprint
We benefit from our existing, engaged flier base, which we believe will reduce the time required to launch new routes within the regions we currently operate, given our ability to market new services directly to existing Blade fliers in the region. Further, with approximately 37,000 fliers in calendar-year 2019 (our peak full-year passenger volume prior to the COVID-19 pandemic), primarily in the Northeast United States, we have stress-tested our technology, passenger infrastructure and internal processes to handle current and future passenger capacity. We believe this experience is critical to operating a successful urban air mobility service at global scale and will be a key advantage against any future competitors in our current and future markets.

Experienced Management Team
We are led by an experienced management team with a depth of knowledge in business operations, aviation, technology, mergers and acquisitions, and corporate development. Our management team has successfully grown our business through a combination of focused network and product expansions, cost initiatives, and strategic acquisitions. In addition, our management team has significant prior experience acquiring and integrating businesses.
Strategic Infrastructure
Blade leases and licenses exclusive passenger terminal infrastructure from airport and heliport operators in key markets, providing a competitive advantage in locations that are constrained by geography or regulation from adding additional heliports. These leases, licenses and permits vary in term, ranging from six month seasonal permits to multi-year use and occupancy agreements that are coterminous with the airport or heliport operator’s underlying lease with the municipality that owns the premises. While our experience with these multi-year use and occupancy agreements have led to long-term uninterrupted usage thus far, certain municipalities, including New York, retain the authority to terminate a heliport operator’s lease upon as short as 30 days’ notice. If a municipality exercised its termination rights, under certain conditions our agreements with the airport or heliport operator would concurrently terminate.
Sales and Marketing
Our fliers primarily purchase and manage reservations using our self-service mobile and web applications, but some choose to call, email or text our dedicated team of Flier Relations professionals. Our Flier Relations team is also responsible for growing revenue through expanded use of services and selling new products and ancillary services, such as ground transport connections, baggage delivery, cancellation insurance, and annual and monthly passes. Sales efforts are supported by our marketing team, which generates leads and builds brand awareness.
Our current marketing strategy focuses on targeted advertising in the geographic locations where we have established routes. When we enter a new market, we develop a locally-focused advertising plan to build our brand recognition and awareness. We primarily utilize: (i) digital marketing channels, which we optimize for search engine results; (ii) highly focused local print and television ads; (iii) marketing partnerships with other businesses that share a similar customer base (e.g., hotels and airlines); (iv) events, product placements and “activations” that integrate our urban air mobility services with our partners’ products; and (v) public relations. As our presence in new markets grows, we believe that referrals from satisfied fliers will drive significant growth.
Our Strategy
Our business model was developed to be scalable and profitable using conventional helicopters, while poised to transition to EVA as soon as those aircraft are ready for public use. We believe that our strengths today position us well to deploy EVA on routes where they can be profitable and, ultimately, expand the total addressable market for Blade given their expected lower costs, reduced noise and zero carbon emissions.
Deploy Asset-Light Business Model Across Key Markets Using Helicopters, Prior to EVA Introduction
Our asset-light business model provides us the flexibility to utilize aircraft best suited for our routes today and will allow us to do the same with a variety of EVA models following their commercial adoption.
We intend to leverage the expected lower operating costs of EVA versus helicopters to reduce the price we charge to our fliers. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to facilitate the development of new vertiports in our existing and new markets.
Focus on Short Routes in Dense Urban Areas with Large Addressable Markets
Our growth plan is focused on dense urban areas with existing air transportation infrastructure that are facing increasing ground congestion. In these areas, Blade’s urban air mobility services can provide significant time savings for our fliers. Given the short distances involved, costs for our services can be comparable to luxury private car services. In addition, EVA may be commercially viable sooner in these markets given that battery technology constraints may limit the range of early models. Large urban markets with existing heliport infrastructure should be able to accommodate EVA while other cities may need several years to permit and build such infrastructure. Moreover, costs for EVA transportation may initially be comparable to conventional rotorcraft. Blade’s existing routes and infrastructure are designed to be profitable using either helicopters or EVA.
U.S. cities with this profile tend to have large, affluent populations that place significant value on their time. We believe there are large addressable markets for our services in the areas where we have historically operated, which are the primary areas we have targeted for near-term expansion. Our estimates of total addressable markets are based on third-party research that considered publicly available transportation data for historical passenger trips using any form of transportation, public or private. These estimates reflect substantial demand for short-distance travel services in our target markets. Based on these estimates, as well as income data and potential customer survey responses, we believe there is a significant market opportunity for urban air mobility to satisfy a portion of this demand.
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New York City Airport — Total addressable market of 27 million annual passenger trips between Manhattan and New York City’s three commercial airports (LGA, JFK, EWR) (includes only passengers traveling to or from the airport for a flight).

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New York City Commuter  —  Total addressable market of 43 million annual passenger trips between Westchester/Connecticut and New York City.

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Northeast Corridor — Total addressable market of 39 million annual relevant passenger trips between New York City and Philadelphia, Boston, and Washington, D.C. and between Philadelphia and Washington, D.C.

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West Coast  —  Total addressable market of 247 million annual relevant passenger trips on key commuter routes in Los Angeles and San Francisco.

In addition to these domestic target markets, we will continue to explore international markets through joint ventures, as in India. We seek well-capitalized, experienced and reputable local partners in international markets. In selecting local partners for future joint ventures, we consider, among other things, their knowledge and familiarity with local regulations and applicable permitting, access to passenger terminal infrastructure and third-party aircraft operators, existing relationships with consumers who are likely to be interested in urban air mobility solutions and other strengths that would be difficult for a foreign business to replicate.
Acquisition of Key Infrastructure, Operator Alliances
Blade currently leases and licenses exclusive passenger terminal infrastructure from airport and heliport operators in key markets, providing us with dedicated terminal spaces today that enable us to process significant numbers of passengers for our urban air mobility services.
To prepare for the introduction of EVA, we may seek to acquire certain of the underlying operators of strategic vertiport infrastructure, or build dedicated vertiports, including charging infrastructure, at new and existing terminal sites. We believe that such investments will allow us to reduce our costs, primarily by capturing additional margin on landing fees and fuel costs, and upgrade the physical plant to support additional passenger throughput so new affordable services and routes can be launched. Control of vertiport infrastructure would also allow us to adjust operating policies, procedures and terminal design to minimize any impact on the communities where these assets reside (e.g., noise mitigation barriers, safety protocols, and security) and further improve service reliability.
Background
Blade Air Mobility, Inc., a Delaware corporation (the “Company”), which was originally known as Blade Urban Air Mobility, Inc. (“Legacy Blade”), was acquired by our predecessor, Experience Investment Corp., a special purpose acquisition company which completed its initial public offering in September 2019 (“EIC”), pursuant to the merger of Experience Merger Sub (“Merger Sub”) with and into Legacy Blade, with the Company continuing as the surviving entity and a wholly owned subsidiary of EIC.

EIC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the merger, the Company was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On May 7, 2021, EIC consummated the merger. In connection with the Closing of the merger, (i) EIC changed its name to “Blade Air Mobility, Inc.” and (ii) the issued and outstanding shares of EIC’s Class A common stock were exchanged, on a one-for-one basis, for shares of Class A common stock of the Company. Similarly, all of EIC’s outstanding warrants became warrants to acquire shares of Class A common stock of the Company on the same terms as EIC’s warrants.
Our Class A common stock and our Warrants are currently listed on Nasdaq under the symbols “BLDE” and “BLDEW”, respectively.
The rights of holders of our Class A common stock and Warrants are governed by our Charter, our bylaws and the Delaware General Corporation Law (“DGCL”) and in the case of the Warrants, the warrant agreement, dated September 12, 2019, by and between EIC and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”). See the sections entitled “Description of Securities” and “Selling Securityholders.”
Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following September 17, 2024, the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Corporate Information
Blade is a Delaware corporation. Our principal executive offices are located at 31 Hudson Yards, 11th Floor, New York, New York 10001 and our telephone number at that address is (212) 967-1009. Our website is located at www.blade.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus, and you should rely only on the information contained in this prospectus when making an investment decision.

THE OFFERING
Issuer
Blade Air Mobility, Inc.
Shares of Class A common stock offered by the Selling Securityholders
61,447,890 shares of Class A common stock (including 7,687,098 shares of Class A common stock issuable upon the exercise of stock options), 6,875,000 of which are beneficially owned by the Sponsor, 12,500,000 of which are beneficially owned by certain investors who purchased such shares pursuant to PIPE Subscription Agreements, and 34,781,223 which are beneficially owned by certain other stockholders of the Company.
5,000,000 shares of Class A common stock issuable upon exercise of the Private Placement Warrants.
Warrants offered by the Selling Securityholders
5,000,000 Private Placement Warrants to purchase shares of Class A common stock. Each Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share.
Shares of Class A common stock offered by the Company
9,166,667 shares of Class A common stock issuable upon the exercise of the Public Warrants. Each Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share.
Use of Proceeds
We will receive up to an aggregate of approximately $162.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of shares of Class A common stock or Warrants by the Selling Securityholders, nor will we receive any proceeds in respect of Warrants that are not exercised. See the section entitled “Use of Proceeds.”
Shares of Class A common stock Outstanding
69,213,195 shares (as of May 26, 2021), prior to any exercise of outstanding options.
78,903,021 shares after giving effect to the exercise of all outstanding options.
Risk Factors
See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Nasdaq Symbols
Our Class A common stock and Public Warrants are currently traded on Nasdaq under the symbols “BLDE” and “BLDEW,” respectively.
Lockup Restrictions
Of the shares of Class A common stock that may be offered or sold by Selling Securityholders identified in this prospectus, 34,720,263 of those shares are subject to certain lockup restrictions identified in the section titled “Certain Relationships and Related-Party Transactions — Lockup Agreements” appearing elsewhere in this prospectus.

There were 69,213,195 shares of Class A common stock outstanding as of May 26, 2021, excluding the following:
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5,000,000 shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, which become exercisable beginning 30 days following the Closing Date at a price of $11.50 per share;

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9,166,667 shares of Class A common stock issuable upon the exercise of the Public Warrants, which become exercisable beginning 30 days following the Closing Date at a price of $11.50 per share;

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9,689,826 shares of Class A common stock issuable upon the exercise of Blade Options; and

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9,306,968 shares of Class A common stock issuable and reserved for future issuance under the 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”).

SUMMARY RISK FACTORS
The following summary risk factors and other information included in this prospectus should be carefully considered. The summary risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem less significant may also affect our business operations or financial results. If any of the following risks actually occur, our stock price, business, operating results and financial condition could be materially adversely affected. For more information, see below for more detailed descriptions of each risk factor.
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We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.

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The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business operations and our financial results.

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The markets for our offerings are still in relatively early stages of growth, and if such markets do not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.

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The success of our business will be highly dependent on our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation.

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The EVA industry may not continue to develop, EVA may not be adopted by the market or our third-party aircraft operators, EVA may not be certified by transportation authorities or EVA may not deliver the expected reduction in operating costs, any of which could adversely affect our prospects, business, financial condition and results of operations.

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If we are not able to successfully enter into new markets and offer new routes and services and enhance our existing offerings, our business, financial condition and results of operations could be adversely affected.

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Operation of aircraft involves a degree of inherent risk. We could suffer losses and adverse publicity stemming from any accident involving small aircraft, helicopters or charter flights and in particular from any accident involving our third-party aircraft operators.

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We expect to face intense competition in the urban air mobility industry.

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If we experience harm to our reputation and brand, our business, financial condition and results of operations could be adversely affected.

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Any failure to offer high-quality customer support may harm our relationships with fliers and could adversely affect our reputation, brand, business, financial condition and results of operations.

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We are especially vulnerable to delays, cancellations or flight rescheduling, as we rely on maintaining a high daily aircraft usage rate, and need to aggregate fliers on our by-the-seat flights to lower direct costs to third-party operators.

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Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for our services.

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Our operations are concentrated in a small number of metropolitan areas and airports which makes our business particularly susceptible to natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting these metropolitan areas.

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We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.

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Since we do not yet utilize electric aircraft, our business is dependent on the availability of aircraft fuel. Continued periods of significant disruption in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity.

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System failures, defects, errors or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers could harm our reputation and brand and adversely impact our business, financial condition and results of operations.

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We rely on our information technology systems to manage numerous aspects of our business. A cyber-based attack of these systems could disrupt our ability to deliver services to our customers and could lead to increased overhead costs, decreased sales and harm to our reputation.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before they decide whether to invest in the securities described in this prospectus. The following risk factors apply to the business and operations of Blade. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on the business, cash flows, financial condition and results of operations of the Company. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Our Business and Growth Strategy
We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.
We have incurred significant losses since inception. While we currently generate revenue from the sale of air transportation, it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Further, our future growth is heavily dependent upon the availability of EVA. There can be no assurance that regulatory approval and availability of EVA, or consumer acceptance of EVA, will occur in a timely manner, if at all. In addition, there may be additional costs associated with the initial build out of EVA infrastructure needed to service our routes and we cannot be sure that EVA will result in expected cost savings or efficiencies, which could in turn affect our profitability.
The duration and severity of the COVID-19 pandemic, and similar public health threats that we may face in the future, could result in additional adverse effects on our business operations and our financial results.
The COVID-19 outbreak, along with the measures governments and private organizations worldwide have implemented in an attempt to contain the spread of this pandemic, have resulted in a severe decline in demand for air travel and have adversely affected our business, operations and financial condition to an unprecedented extent. Measures such as travel restrictions, “shelter in place” and quarantine orders, limitations on public gatherings, cancellation of public events and many other restrictions have resulted in a precipitous decline in demand for business and leisure travel generally, including demand for our air mobility services. For example, historically our business has been comprised of business travel and commuter traffic, which largely has been replaced by “virtual meeting” and teleconferencing products or become unnecessary as a result of the significant number of people now working from home.
As a result of COVID-19, we paused our New York airport transfer service beginning in March 2020 and significantly reduced the number of our Northeast commuter flights. As a result of the substantial decline in demand for our services, we also reduced our employee headcount. In addition, we did not renew agreements with certain of our operators for charter services, and there is no guarantee that we will be able to enter into new agreements with such operators and corporate customers when flight operations resume. The duration and severity of the COVID-19 pandemic remain uncertain, and there can be no assurance that these actions will sustain our business and operations through this pandemic.
The full extent of the ongoing impact of COVID-19 on our longer-term operational and financial performance will depend on future developments, many of which are outside our control, including the duration and spread of COVID-19, the availability and acceptance of vaccines, travel advisories, curfews or “shelter in place” health orders, the impact of COVID-19 on overall long-term demand for air travel, increasing acceptance of employees working from home, government mandates restricting air service, sickness or quarantine of our employees or third-party aircraft operators resulting from exposure to COVID-19, and the impact of COVID-19 on the financial health and operations of our business partners, all of which are highly uncertain and cannot be predicted. At this time, we are not able to predict whether the COVID-19 pandemic will result in permanent changes to our customers’ behavior or their demand for our urban air mobility services.
The markets for our offerings are still in relatively early stages of growth, and if such markets do not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be adversely affected.
Blade’s urban air mobility service has grown rapidly since we launched our business in 2014, though it is still relatively new, and it is uncertain to what extent market acceptance will continue to grow, if at all. Further, we currently operate in a limited number of metropolitan areas. The success of these markets to date and the opportunity for future growth in these markets may not be representative of the potential market for urban air mobility in other metropolitan areas. Our success will depend to a substantial extent on regulatory approval and availability of EVA technology, as well as the willingness of commuters and travelers to widely-adopt urban air mobility as an alternative for ground transportation. If the public does not perceive urban air mobility as beneficial, or chooses not to adopt urban air mobility as a result of concerns regarding safety, affordability or for other reasons, then the market for our offerings may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition and results of operations.
The New York airport transfer market has not been served on a by-the-seat air transportation basis since U.S. Helicopter offered helicopter service in the 2000s. Furthermore, some of the other markets where we plan to expand have never been served by by-the-seat helicopter services. As a result, the number of potential fliers using our urban air mobility services cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our current or targeted future markets.
Growth of our business will require significant investments in our infrastructure, technology and marketing and sales efforts. Historically, cash flow from operations has not been sufficient to support these needs. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of our operations will also require us to enhance our operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.
The success of our business will be highly dependent on our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation.
We generate substantially all of our revenue from the sale of air transportation. Our success depends in part on our ability to cost-effectively attract new fliers, retain existing fliers and increase utilization of our platform by existing fliers. Historically, we have made, and expect that we will need to continue to make, significant investments and implement strategic initiatives in order to attract new fliers, such as flier acquisition campaigns and the launching of new scheduled routes. For example, for the years ended September 30, 2020 and September 30, 2019, flier acquisition campaigns represented approximately 11% and 16% of our revenues, respectively. These investments and initiatives may not be effective in generating sales growth or profits. In addition, marketing campaigns can be expensive and may not result in the acquisition of additional fliers in a cost-effective manner, if at all. As our brand becomes more widely known, future marketing campaigns or brand content may not attract new fliers at the same rate as past campaigns or brand content. If we are unable to attract new fliers, our business, financial condition and results of operations will be adversely affected.
Our fliers have a wide variety of options for transportation, including business aviation, commercial airlines, private aircraft operators, personal vehicles, rental cars, taxis, public transit and ridesharing offerings. To expand our flier base, we must appeal to new fliers who have historically used other forms of transportation. If fliers do not perceive our urban air mobility services to be reliable, safe and cost-effective, or if we fail to offer new and relevant services and features on our platform, we may not be able to attract or retain fliers or increase their utilization of our platform. If we fail to continue to grow our flier base, retain existing fliers or increase the overall utilization of our platform, our business, financial condition and results of operations could be adversely affected.
The EVA industry may not continue to develop, EVA may not be adopted by the market or our third-party aircraft operators, EVA may not be certified by transportation authorities or EVA may not deliver the expected reduction in operating costs, any of which could adversely affect our prospects, business, financial condition and results of operations.
EVA involves a complex set of technologies, which we rely on original equipment manufacturers (“OEMs”) to develop and our third-party aircraft operators to adopt. However, before EVA can fly passengers, OEMs must receive requisite approvals from federal transportation authorities. No EVA aircraft are currently certified by the FAA for commercial operations in the United States, and there is no assurance that OEM research and development will result in government certified aircraft that are market-viable or commercially successful in a timely manner or at all. In order to gain government certification, the performance, reliability and safety of EVA must be proven, none of which can be assured. Even if EVA aircraft are certified, individual operators must conform EVA aircraft to their licenses, which requires FAA approval, and individual pilots also must be licensed and approved by the FAA to fly EVA aircraft, which could contribute to delays in any widespread use of EVA and potentially limit the number of EVA operators available to our business.
Additional challenges to the adoption of EVA, all of which are outside of our control, include:
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market acceptance of EVA;

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state, federal or municipal licensing requirements and other regulatory measures;

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necessary changes to infrastructure to enable adoption, including installation of necessary charging equipment; and

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public perception regarding the safety of EVA.

There are a number of existing laws, regulations and standards that may apply to EVA, including standards that were not originally intended to apply to electric aircraft. Regulatory changes that address EVA more specifically could delay the ability of OEMs to receive type certification by transportation authorities and thus delay our third-party aircraft operators’ ability to utilize EVA for our flights. In addition, there can be no assurance that the market will accept EVA, that we will be able to execute on our business strategy, or that our offerings utilizing EVA will be successful in the market. There may be heightened public skepticism of this nascent technology and its adopters. In particular, there could be negative public perception surrounding EVA, including the overall safety and the potential for injuries or death occurring as a result of accidents involving EVA, regardless of whether any such safety incidents occur involving Blade. Any of the foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.
If we are not able to successfully enter into new markets and offer new routes and services and enhance our existing offerings, our business, financial condition and results of operations could be adversely affected.
Our growth will depend in part on our ability to successfully enter into new markets, create and introduce new routes, and expand our existing routes by adding more frequent flights. Significant changes to our existing routes or the introduction of new and unproven routes may require us to obtain and maintain applicable permits, authorizations or other regulatory approvals. If these new or expanded routes are unsuccessful or fail to attract a sufficient number of fliers to be profitable, or we are unable to bring new or expanded routes to market efficiently, our business, financial condition and results of operations could be adversely affected. Furthermore, new third-party aircraft operator or flier demands regarding our services, including the availability of superior routes or a deterioration in the quality of our existing routes, could negatively affect the attractiveness of our platform and the economics of our business and require us to make substantial changes to and additional investments in our routes or our business model.
Developing and launching new routes or enhancements to our existing routes involves significant risks and uncertainties, including risks related to the reception of such routes by existing and potential future third-party aircraft operators and fliers, increases in operational complexity, unanticipated delays or challenges in implementing such routes or enhancements, increased strain on our operational and internal resources (including an impairment of our ability to accurately forecast flier demand and the number of third-party aircraft operators using our platform) and negative publicity in the event such new or enhanced routes are perceived to be unsuccessful. We have scaled our business rapidly, and significant new initiatives have in the past resulted in such operational challenges affecting our business. In addition, developing and launching new routes and enhancements to our existing routes may involve significant upfront investment, such as additional marketing and terminal buildout, and such investments may not generate return on investment. Any of the foregoing risks and challenges could negatively impact our ability to attract and retain qualified third-party aircraft operators and fliers and our ability to increase utilization of our routes, and could adversely affect our business, financial condition and results of operations.
Operation of aircraft involves a degree of inherent risk. We could suffer losses and adverse publicity stemming from any accident involving small aircraft, helicopters or charter flights and in particular from any accident involving our third-party aircraft operators.
The operation of aircraft is subject to various risks, and demand for air transportation, including our urban air mobility services, has and may in the future be impacted by accidents or other safety issues regardless of whether such accidents or issues involve Blade flights, our third-party aircraft operators or aircraft flown by our third-party aircraft operators. Air transportation hazards, such as adverse weather conditions and fire and mechanical failures, may result in death or injury to personnel and passengers and which could impact client or passenger confidence in a particular aircraft type or the air transportation services industry as a whole and could lead to a reduction in passenger volume, particularly if such accidents or disasters were due to a safety fault. Safety statistics for air travel are reported by multiple parties, including the Department of Transportation (“DOT”) and National Transportation Safety Board (“NTSB”), and are often separated into categories of transportation. Because our urban air mobility services include a variety of transportation methods, fliers may have a hard time determining how safe urban air mobility services are and their confidence in urban air mobility may be impacted by, among other things, the classification of accidents in ways that reflect poorly on urban air mobility services or the transportation methods urban air mobility services utilize.
While we do not own, operate or maintain aircraft, we believe that safety and reliability are two of the primary attributes fliers consider when selecting air transportation services. Our failure to maintain standards of safety and reliability that are satisfactory to our fliers may adversely impact our ability to retain current customers and attract new customers. We are at risk of adverse publicity stemming from any public incident involving our company, our people or our brand. Such an incident could involve the actual or alleged behavior of any of our employees or third-party aircraft operators. Further, if our personnel, one of our third-party operators’ aircraft, one of our third-party operators’ Blade-branded aircraft, or a type of aircraft in our third-party operators’ fleet that is used by us is involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our employees, one of the Blade-branded aircraft used by us belonging to our third-party operators’ fleet (or personnel and aircraft of our third-party operators), or the same type of aircraft could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to use our services, and adversely impact our business, results of operations and financial condition. If one or more of our third-party aircraft operators were to suffer an accident or lose the ability to fly certain aircraft due to safety concerns or investigations, we may be required to cancel or delay certain flights until replacement aircraft and personnel are obtained.
Our operations may also be negatively impacted by accidents or other safety-related events or investigations that occur in or near the airports and heliports we utilize for our urban air mobility services. For example, if an accident were to occur at a heliport we rely on for certain flights, we may be unable to fly into or out of that heliport until the accident has been cleared, any damages to the facilities have been repaired and any insurance, regulatory or other investigations have be completed.

We expect to face intense competition in the urban air mobility industry.
The urban air mobility industry is still developing and evolving, but we expect it to be highly competitive. Our potential competitors may be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings, or offer lower prices. For example, some multimodal transportation providers have expressed interest in air mobility, and Uber Technologies, Inc. has a significant investment in a company that is developing EVA aircraft. Moreover, potential manufacturers of EVAs may choose to develop vertically integrated businesses, or they may contract with competing air mobility service providers rather than entering into operating contracts with us, which would be a threat to our business. Our potential competitors also may establish cooperative or strategic relationships among themselves or with third parties, including regional or national helicopter or heliport operations that we rely on to offer our urban air mobility services, which may further enhance their resources and offerings. It is possible that domestic or foreign companies or governments, some with greater experience in the urban air mobility industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor could benefit from subsidies or other protective measures provided by its home country.
We believe our ability to compete successfully as an urban air mobility service will depend on a number of factors, which may change in the future due to increased competition, including the price of our offerings, consumer confidence in the safety of our offerings, consumer satisfaction for the experiences we offer, and the routes, frequency of flights and availability of seats offered through our platform. If we are unable to compete successfully, our business, financial condition and results of operations could be adversely affected.
If we experience harm to our reputation and brand, our business, financial condition and results of operations could be adversely affected.
Continuing to increase the strength of our reputation and brand for reliable, experience-driven and cost-effective urban air mobility is critical to our ability to attract and retain qualified third-party aircraft operators and fliers. In addition, our growth strategy includes international expansion through joint ventures, minority investments or other partnerships with local companies as well as event activations and cross-marketing with other established brands, all of which benefit from our reputation and brand recognition. The successful development of our reputation and brand will depend on a number of factors, many of which are outside our control. Negative perception of our platform or company may harm our reputation and brand, including as a result of:
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complaints or negative publicity or reviews about us, our third-party aircraft operators, fliers, our air mobility services, other brands or events we associate with or our flight operations policies (e.g., cancellation or baggage fee policies), even if factually incorrect or based on isolated incidents;

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changes to our flight operations, safety and security, privacy or other policies that users or others perceive as overly restrictive, unclear or inconsistent with our values;

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a failure to enforce our flight operations policies in a manner that users perceive as effective, fair and transparent;

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illegal, negligent, reckless or otherwise inappropriate behavior by fliers, our third-party aircraft operators or other third parties involved in the operation of our business or by our management team or other employees;

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a failure to provide routes and flight schedules sought by fliers;

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actual or perceived disruptions or defects in our platform, such as data security incidents, platform outages, payment processing disruptions or other incidents that impact the availability, reliability or security of our offerings;

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litigation over, or investigations by regulators into, our operations or those of our third-party aircraft operators;

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a failure to operate our business in a way that is consistent with our values;

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inadequate or unsatisfactory flier support service experiences;

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negative responses by third-party aircraft operators or fliers to new mobility offerings on our platform;

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perception of our treatment of employees, contractors or third-party aircraft operators and our response to their sentiment related to political or social causes or actions of management; or

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any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public’s perception of us or our industry as a whole.

In addition, changes we may make to enhance and improve our offerings and balance the needs and interests of our third-party aircraft operators and fliers may be viewed positively from one group’s perspective (such as fliers) but negatively from another’s perspective (such as third-party aircraft operators), or may not be viewed positively by either third-party aircraft operators or fliers. If we fail to balance the interests of third-party aircraft operators and fliers or make changes that they view negatively, third-party aircraft operators and fliers may stop using our platform or take fewer flights, any of which could adversely affect our reputation, brand, business, financial condition and results of operations.
Any failure to offer high-quality customer support may harm our relationships with fliers and could adversely affect our reputation, brand, business, financial condition and results of operations.
Through our marketing, advertising, and communications with fliers, we set the tone for our brand as aspirational but also within reach. We strive to create high levels of flier satisfaction through the experience we provide in our terminal lounges and the support provided by our Flier Experience team and Flier Relations representatives. The ease and reliability of our offerings, including our ability to provide high-quality flier support, helps us attract and retain fliers. Fliers depend on our “Flier Relations” team to resolve any issues relating to our services, such as leaving something in a third-party aircraft operator’s vehicle, flight cancellations or scheduling changes. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain skilled Flier Relations employees who can support fliers and are sufficiently knowledgeable about our services. As we continue to grow our business and improve our platform, we will face challenges related to providing quality support at scale. Any failure to provide efficient flier support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, brand, business, financial condition and results of operations.
We are especially vulnerable to delays, cancellations or flight rescheduling, as we rely on maintaining a high daily aircraft usage rate, and need to aggregate fliers on our by-the-seat flights to lower direct costs to third-party operators.
Our success depends in part on maintaining a high daily aircraft usage rate (i.e., the number of revenue generating hours flown on average in a day), which can be achieved in part by reducing turnaround times at heliports and airports. Aircraft usage rate is reduced by delays caused by a variety of factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance. Reduced aircraft usage rates may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.
Our success also depends on our ability to generate more revenue per flight by maintaining high flier utilization rates (i.e., the number of seats purchased on each flight). Flier utilization rates may be reduced by a variety of factors, including the introduction of new routes or schedules. In some cases, we may choose to offer flights with low flier utilization rates to increase or maintain flier satisfaction, brand recognition, for marketing or other purposes. We have utilized monthly and annual commuter passes and annual corporate bulk purchasing options to increase our flier utilization rates in the past, however, these products may be less appealing following the COVID-19 pandemic.
While historically we have maintained daily aircraft and flier utilization rates sufficient to offset the costs we pay to operators, we may be unable to resume our pre-COVID utilization rates or maintain and increase utilization rates as our business grows and expands. The risk of delays, cancellations and flight rescheduling, which could negatively impact our utilization rates, may increase as we expand our business to include new markets and destinations, more frequent flights on current routes and expanded facilities.

Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for our services.
Our business is primarily concentrated on urban air mobility, which is vulnerable to changes in consumer preferences, discretionary spending and other market changes impacting luxury goods and discretionary purchases. The global economy has in the past, and will in the future, experience recessionary periods and periods of economic instability, including the current business disruption and related financial impact resulting from the global COVID-19 health crisis. During such periods, our current and future users may choose not to make discretionary purchases or may reduce overall spending on discretionary purchases. Such changes could result in reduced consumer demand for air transportation, including our urban air mobility services, or could shift demand from our urban air mobility services to other methods of air or ground transportation for which we do not offer a competing service. If we are unable to generate demand or there is a future shift in consumer spending away from urban air mobility, our business, financial condition and results of operations could be adversely affected.
Our operations are concentrated in a small number of metropolitan areas and airports which makes our business particularly susceptible to natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting these metropolitan areas.
We derive the majority of our revenue from flights that either originate from or fly into heliports in New York, New York. The remainder of our domestic flights originate or fly into airports and heliports in Los Angeles, California, Miami, Florida, Nantucket, Massachusetts, and other locations in New York State. As a result of our geographic concentration, our business and financial results are particularly susceptible to natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances in each of these metropolitan areas. A significant interruption or disruption in service at one of the terminals where we have a significant volume of flights could result in the cancellation or delay of a significant portion of our flights and, as a result, could have a severe impact on our business, results of operations and financial condition. In addition, any changes to local laws or regulations within these key metropolitan areas that affect our ability to operate or increase our operating expenses in these markets would have an adverse effect on our business, financial condition and operating results.
Disruption of operations at the airports where our terminal facilities are located, whether caused by labor relations, utility or communications issues or fuel shortages, could harm our business. Certain airports may regulate flight operations, such as limiting the number of landings per year, which could reduce our operations. Bans on our airport operations or the introduction of any new permitting requirements would significantly disrupt our operations. In addition, demand for our urban air mobility services could be impacted if drop-offs or pick-ups of fliers become inconvenient because of airport rules or regulations, or more expensive for fliers because of airport-imposed fees, which would adversely affect our business, financial condition and operating results.
Our concentration in large metropolitan areas and heavily trafficked airports also makes our business susceptible to an outbreak of a contagious disease, such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus, COVID-19 or any other similar illness, both due to the risk of a contagious disease being introduced into the metropolitan area through the high volume of travelers flying into and out of such airports and the ease at which contagious diseases can spread through densely populated areas, as seen with the spread of COVID-19 in Los Angeles, California and New York, New York.
Natural disasters, including tornados, hurricanes, floods and earthquakes, and severe weather conditions, such as heavy rains, strong winds, dense fog, blizzards or snowstorms, may damage our facilities, those of third-party aircraft operators or otherwise disrupt flights into or out of the airports from which our flights arrive or depart. For example, our New York and Massachusetts operations are subject to severe winter weather conditions, our Los Angeles operations are subject earthquakes, El Niño conditions and high winds, and our Miami operations are subject to tropical storms and hurricanes. Less severe weather conditions, such as rainfall, snowfall, fog, mist, freezing conditions or extreme temperatures, may also impact the ability for flights to occur as planned, which could reduce our sales and profitability and may result in additional expenses related to rescheduling of flights.

Major metropolitan areas, including those in which we currently operate, are also at risk of terrorist attacks, actual or threatened acts of war, political disruptions and other disruptions.
The occurrence of one or more natural disasters, severe weather events, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in regions where our facilities are located, or where our third-party aircraft operators’ facilities are located, could adversely affect our business.
We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.
All climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize certain aspects of our operations, purchase carbon offsets, or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs.
The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect our operations, infrastructure and financial results. Operational impacts, such as the delay or cancellation of flights, could result in loss of revenue. In addition, certain of our terminals are in locations susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.
Since we do not yet utilize electric aircraft, our business is dependent on the availability of aircraft fuel. Continued periods of significant disruption in the supply of aircraft fuel could have a significant negative impact on consumer demand, our operating results and liquidity.
Although our third-party aircraft operators are currently able to obtain adequate supplies of aircraft fuel, we cannot predict the future availability. Natural disasters (including hurricanes or similar events in the U.S. Southeast and on the Gulf Coast where a significant portion of domestic refining capacity is located), political disruptions or wars involving oil-producing countries, economic sanctions imposed against oil-producing countries or specific industry participants, changes in fuel-related governmental policy, the strength of the U.S. dollar against foreign currencies, changes in the cost to transport or store petroleum products, changes in access to petroleum product pipelines and terminals, speculation in the energy futures markets, changes in aircraft fuel production capacity, environmental concerns and other unpredictable events may result in fuel supply shortages or distribution challenges in the future. Any of these factors or events could cause a disruption in or increased demands on oil production, refinery operations, pipeline capacity or terminal access and possibly result in diminished availability of aircraft fuel supply for our third-party aircraft operators. The impact of such events may limit our third-party aircraft operators’ ability to perform our by-the-seat flights, which could result in loss of revenue and adversely affect our ability to provide our services.
System failures, defects, errors or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers could harm our reputation and brand and adversely impact our business, financial condition and results of operations.
Our systems, or those of third parties upon which we rely, may experience service interruptions, outages, or degradation because of hardware and software defects or malfunctions, human error or malfeasance by third parties or our employees, contractors, or service providers, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, cyberattacks or other events. Our insurance may not be sufficient, and we may not have sufficient remedies available to us from our third party service providers, to cover all of our losses that may result from such interruptions, outages, or degradations.
The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We rely heavily on a software engineering practice known as “continuous deployment,” which refers to the frequent release of our software code, sometimes multiple times per day. This practice increases the risk that errors and vulnerabilities are present in the software code underlying our platform. The third-party software that we incorporate into our platform may also be subject to errors or vulnerabilities. Any errors or vulnerabilities discovered in our platform, whether in our proprietary code or that of third third-party software on which our software relies, could result in negative publicity, a loss of users or loss of revenue, access or other performance issues, security incidents, or other liabilities. Such vulnerabilities could also prevent fliers from booking flights, which would adversely affect our flier utilization rates, or disrupting communications with our operators (e.g., flight schedules or passenger manifests), which could affect our on-time performance. For example, we have experienced an error in our app that temporarily allowed a small number of users to log into and view a different user’s profile. Although we quickly corrected the error after receiving user complaints, with no material adverse impact to our business, similar and more serious errors could occur in the future. We may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect our business, financial condition and results of operations as well as negatively impact our reputation or brand.
We have experienced and will likely continue to experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our technology platform. These events have resulted in, and similar future events could result in, losses of revenue due to increased difficulty of booking services through our technology platform, impacts to on-time performance, and resultant errors in operating our business. A prolonged interruption in the availability or reduction in the availability or other functionality of our platform could adversely affect our business and reputation and could result in the loss of fliers. Moreover, to the extent that any system failure or similar event results in harm or losses to the fliers using our platform, such as the inability to book or change flights because of a system failure, we may make voluntary payments to compensate for such harm or the affected users could seek monetary recourse or contractual remedies from us for their losses and such claims, even if unsuccessful, would likely be time consuming and costly for us to address.
We rely on our information technology systems to manage numerous aspects of our business. A cyber-based attack of these systems could disrupt our ability to deliver services to our customers and could lead to increased overhead costs, decreased sales and harm to our reputation.
We rely on information technology networks and systems to operate and manage our business. Our information technology networks and systems process, transmit and store personal and financial information, proprietary information of our business, and also allow us to coordinate our business across our operation bases, and allow us to communicate with our employees and externally with customers, suppliers, partners and other third parties. While we believe we take reasonable steps to secure these information technology networks and systems, and the data processed, transmitted, and stored thereon, such networks, systems, and data may be susceptible to cyberattacks, viruses, malware, or other unauthorized access or damage (including by environmental, malicious, or negligent acts), which could result in unauthorized access to, or the release and public exposure of, our proprietary information or our users’ personal information. In addition, cyberattacks, viruses, malware, or other damage or unauthorized access to our information technology networks and systems, could result in damage, disruptions or shutdowns to our platform. Any of the foregoing could cause substantial harm to our business, require us to make notifications to our customers, governmental authorities, or the media, and could result in litigation, investigations or inquiries by government authorities, or subject us to penalties, fines, and other losses relating to the investigation and remediation of such an attack or other unauthorized access or damage to our information technology systems and networks.
We rely on mobile operating systems and application marketplaces to make our apps available to users of our platform. If we do not effectively operate with or receive favorable placements within such application marketplaces and maintain high user reviews, our usage or brand recognition could decline and our business, financial results and results of operations could be adversely affected.
We depend in part on mobile operating systems, such as Android and iOS, and their respective application marketplaces to make our platform available to fliers. In 2019, the majority of our seats were booked through the Blade Android and iOS apps. Such mobile operating systems or application marketplaces could limit or prohibit us from making our apps available to fliers, make changes that degrade the functionality of our apps, increase the difficulty of using our apps, impose terms of use unsatisfactory to us or modify their search or ratings algorithms in ways that are detrimental to us. Additionally, if any future competitor’s placement in such mobile operating system’s application marketplace is more prominent than the placement of our apps, overall growth in our flier base could slow and the usage of our platform could be adversely affected. Our apps have experienced fluctuations in the number of downloads in the past, and we anticipate similar fluctuations in the future. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.
As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support our platform or effectively roll out updates to our apps. Additionally, in order to deliver high-quality apps, we need to ensure that our offerings are designed to work effectively with a range of mobile technologies, systems, networks and standards. We may not be successful in developing or maintaining relationships with key participants in the mobile technology industry to make, or continue to make, such technologies, systems, networks, or standards available to our users. If fliers on our platform encounter any difficulty accessing or using our apps on their mobile devices or if we are unable to adapt to changes in popular mobile operating systems, our business, financial condition and results of operations could be adversely affected.
If we fail to adequately protect our proprietary intellectual property rights, our competitive position could be impaired and we may lose market share, generate reduced revenue and incur costly litigation to protect our rights.
Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain technologies we utilize in arranging air transportation. To date, we have relied primarily on trade secrets and trademarks to protect our proprietary technology. Our software is also subject to certain protection under copyright law, though we have chosen not to register any of our copyrights. We routinely enter into non-disclosure agreements with our employees, consultants, third party aircraft operators and other relevant persons and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. However, the steps we take to protect our intellectual property may be inadequate, and unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary and, if successful, may potentially cause us to lose market share, harm our ability to compete, and result in reduced revenue. Moreover, our non-disclosure agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached. There can be no assurance that the intellectual property rights we own or license will provide competitive advantages or will not be challenged or circumvented by our competitors.
Further, obtaining and maintaining patent, copyright, and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States or foreign jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will inadvertently lose protection for failing to comply with all procedural, documentary, payment, and similar obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property, or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.

We use open source software in connection with our platform, which may pose risks to our intellectual property.
We use open source software in connection with our platform, and plan to continue using open source software in the future. Some licenses governing the use of open source software contain requirements that we make available source code for modifications or derivative works we create based upon the open source software. If we combine or link our proprietary source code with open source software in certain ways, we may be required, under the terms of the applicable open source licenses, to make our proprietary source code available to third parties. Although we monitor our use of open source software, we cannot assure you that all open source software is reviewed prior to use in our platform, that our developers have not incorporated open source software into our platform that we are unaware of, or that they will not do so in the future. Additionally, the terms of open source licenses have not been extensively interpreted by United States or international courts, and so there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on us or our proprietary software. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of an open source license, we could incur significant legal costs defending ourselves against such allegations or remediating any alleged non-compliance with open source licenses. Any such remediation efforts could require significant additional resources, and we may not be able to successfully complete any such remediation. Further, in addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties, and the open source software may contain security vulnerabilities.
If we are unable to obtain and maintain adequate facilities and infrastructure, we may be unable to offer our existing flight schedule and to expand or change our route network in the future, which may have a material adverse impact on our operations.
In order to operate our existing and proposed flight schedule and, where desirable, add service along new or existing routes, we must be able to maintain or obtain space for passenger terminals. As airports and heliports around the world become more congested, it may not be possible for us to ensure that our plans for new service can be implemented in a commercially viable manner, given operating constraints at airports and heliports throughout our network, including those imposed by inadequate facilities at desirable locations. Additionally, there is no assurance that we will be able to obtain necessary approvals and to make necessary infrastructure changes to enable adoption of EVA, including installation of necessary charging equipment. Any limitation on our ability to acquire or maintain space for passenger terminal operations could have a material adverse effect on our business, results of operations and financial condition.
Blade leases and licenses exclusive passenger terminal infrastructure from airport and heliport operators in key markets. These leases, licenses and permits vary in term, ranging from six month seasonal permits to multi-year use and occupancy agreements that are coterminous with the airport or heliport operator’s underlying lease with the municipality that owns the premises. While our experience with these multi-year use and occupancy agreements have led to long-term uninterrupted usage thus far, certain municipalities, including New York, retain the authority to terminate a heliport operator’s lease upon as short as 30 days’ notice. If a municipality exercised its termination rights, under certain conditions our agreements with the airport or heliport operator would concurrently terminate. Termination of one or more of our leases could negatively impact our ability to provide services in our existing markets and have a material adverse effect on our business, results of operations and financial condition.
We may require substantial additional funding to finance our operations, but adequate additional financing may not be available when we need it, on acceptable terms or at all.
Prior to the consummation of the Transactions, we financed our operations and capital expenditures primarily through private financing rounds. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global COVID-19 health crisis and related financial impact has resulted in, and may continue to result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.
Any future international expansion strategy will subject us to additional costs and risks and our plans may not be successful.
We have started expanding our presence internationally. In 2019, we entered into a joint venture in India (our “Indian Joint Venture”) and we may continue to expand our international operations. Operating outside of the United States may require significant management attention to oversee operations across a broad geographic area with varying regulations, customs and cultural norms, in addition to placing strain on our finance, analytics, compliance, legal, engineering and operations teams. We may incur significant operating expenses and may not be successful in our international expansion for a variety of reasons, including:
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recruiting and retaining talented and capable employees in foreign countries and maintaining our company culture across all of our offices;

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competition from local incumbents that better understand the local market, may market and operate more effectively and may enjoy greater local affinity or awareness;

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differing demand dynamics, which may make our offerings less successful;

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complying with local laws and regulatory standards, including with respect to data privacy and tax;

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obtaining any required government approvals, licenses or other authorizations;

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varying levels of Internet and mobile technology adoption and infrastructure;

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costs and exchange rate fluctuations;

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operating in jurisdictions that do not protect intellectual property rights to the same extent as the United States; and

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limitations on the repatriation and investment of funds as well as foreign currency exchange restrictions.

We hold a minority ownership stake in our Indian Joint Venture and do not hold any control rights over the operations of the business. As such, we cannot directly prevent actions which may result in losses or negative publicity. While we have implemented various measures intended to anticipate, identify and address the risk associated with our lack of control, these measures may not adequately address or prevent all potential risks and may adversely impact our reputation and brand, which could adversely affect our business, financial condition and results of operations. In the future, we may enter into other joint ventures or licensing agreements that involve a similar lack of control, which could adversely impact our reputation and brand.
Our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we undertake may not be successful. If we invest substantial time and resources to expand our operations internationally and are unable to manage these risks effectively, our business, financial condition and results of operations could be adversely affected. In addition, international expansion may increase our risks related to compliance with various laws and standards, including with respect to anti-corruption, anti-bribery, and trade and economic sanctions.
As part of our growth strategy, we may engage in future acquisitions that could disrupt our business and have an adverse impact on our financial condition.
We intend to explore potential strategic acquisitions of businesses, including partnerships or joint ventures with third parties. Our management has limited experience with acquiring and integrating acquired companies into our business, and there is no assurance that any future acquisitions will be successful. We may not be successful in identifying appropriate targets for such transactions. In addition, we may not be able to continue the operational success of such businesses or successfully finance or integrate any businesses that we acquire or with which we form a partnership or joint venture. We may have potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of acquisitions. Furthermore, the integration of any acquisition may divert management’s time and resources from our core business and disrupt our operations or may result in conflicts with our business. Any acquisition, partnership or joint venture may reduce our cash reserves, may negatively affect our earnings and financial performance and, to the extent financed with the proceeds of debt, may increase our indebtedness. We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.
We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.
If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales, marketing, operations, and the number of aircraft operators with whom we do business. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of employees. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees and impact financial and operational results. In addition, in order to continue to increase our presence, we expect to incur substantial expenses as we continue to attempt to increase our route offerings, flight frequency, passenger terminal footprint and employee base. The continued expansion of our business may also require additional space for administrative support. If we are unable to drive commensurate growth, these costs, which include lease commitments, marketing costs and headcount, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.
Our insurance may become too difficult or expensive for us to obtain. Increases in insurance costs or reductions in insurance coverage may materially and adversely impact our results of operations and financial position.
Though we do not own or operate aircraft, we maintain general liability aviation premise insurance, non-owned aircraft liability coverage, and directors and officers insurance, and we believe our level of coverage is customary in the industry and adequate to protect against claims. However, there can be no assurance that it will be sufficient to cover potential claims or that present levels of coverage will be available in the future at reasonable cost. Further, we expect our insurance costs to increase as we add routes, increase flight and passenger volumes and expand into new markets, and it is too early to determine what impact, if any, the adoption of EVAs will have on our insurance costs.
We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including finance, marketing, sales, and technology and support personnel. We believe that the breadth and depth of our senior management team’s experience across multiple industries will be instrumental to our success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.
Our company culture has contributed to our success and if we cannot maintain this culture as we grow, our business could be harmed.
We believe that our company culture, which promotes accountability, attention to detail, communication and support for others, has been critical to our success. We face a number of challenges that may affect our ability to sustain our corporate culture, including:

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failure to identify, attract, reward and retain people in leadership positions in our organization who share and further our culture, values and mission;

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the increasing size and geographic diversity of our workforce;

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competitive pressures to move in directions that may divert us from our mission, vision and values;

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the continued challenges of a rapidly-evolving industry;

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the increasing need to develop expertise in new areas of business that affect us;

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negative perception of our treatment of employees or our response to employee sentiment related to political or social causes or actions of management; and

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the integration of new personnel and businesses from acquisitions.

If we are not able to maintain our culture, our business, financial condition and results of operations could be adversely affected.
Risks Related to Our Dependence on Third-Party Providers
We rely on our third-party operators to provide and operate aircraft to move our fliers. If such third-party operators do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected.
Our asset-light business model means that we do not own or operate any aircraft. Instead, we rely on third-party contractors to own and operate aircraft. Pilots, maintenance, hangar, insurance and fuel are all costs borne by our network of operators. Should we experience complications with any of these third-party contractors or their aircraft, we may need to delay or cancel by-the-seat flights. We face the risk that any of our contractors may not fulfill their contracts and deliver their services on a timely basis, or at all. We have experienced, and may in the future experience, operational complications with our contractors. The ability of our contractors to effectively satisfy our requirements could also be impacted by any such contractor’s financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster, pandemic, such as the current COVID-19 outbreak, or other events. The failure of any contractors to perform to our expectations could result in delayed or cancelled flights and harm our business. Our reliance on contractors and our inability to fully control any operational difficulties with our third-party contractors could have a material adverse effect on our business, financial condition and results of operations.
If our third-party aircraft operators are unable to match our growth in demand or we are unable to add additional third-party aircraft operators to our platform to meet demand, our costs may increase and our business, financial condition and results of operations could be adversely affected.
We are dependent on a finite number of certificated third-party aircraft operators to provide our services. In the event potential competitors establish cooperative or strategic relationships with third party aircraft operators in the markets we serve, offer to pay third-party aircraft operators more attractive rates or guarantee a higher volume of flights than we offer, we may not have access to the necessary number of aircraft to achieve our planned growth. Though we have successfully incentivized our operators to add aircraft to support our growth in the past, there is no guarantee we will be able to continue doing so without incurring costs. If our third-party aircraft operators are unable or unwilling to add aircraft, or otherwise do not have capacity or desire to support our growth, or we are unable to add new operators, our business and results of operations could be adversely affected. As the urban air mobility market grows, we expect competition for third-party aircraft operators to increase. Further, we expect that as competition in the urban air mobility market grows, the use of exclusive contractual arrangements with third-party aircraft operators, sometimes requiring volume guarantees, may increase.
If we encounter problems with any of our third-party aircraft operators or third-party service providers, such as workforce disruptions, our operations could be adversely affected by a resulting decline in revenue or negative public perception about our services.
All of our flight operations are conducted by third-party aircraft operators on our behalf. Due to our reliance on third parties to provide these essential services, we are subject to the risk of disruptions to their operations, which has in the past and may in the future result from many of the same risk factors disclosed in this “Risk Factors” section, such as the impact of adverse economic conditions and the inability of third parties to hire or retain skilled personnel, including pilots and mechanics. Several of these third-party operators provide significant capacity that we would be unable to replace in a short period of time should that operator fail to perform its obligations to us. Disruptions to capital markets, shortages of skilled personnel and adverse economic conditions in general, such as conditions resulting from the COVID-19 pandemic, have subjected certain of these third-party regional operators to significant financial and operational pressures, which have in the past and could result in the temporary or permanent cessation of their operations. We may also experience disruption to our regional operations if we terminate agreements with one or more of our current aircraft operators and transition the services to another provider. As a result of the COVID-19 pandemic, we did not renew agreements with some of the third-party aircraft operators who have provided flight services to us in the past. While we continue to do business with some of these operators despite the lack of an agreement, there is no assurance that we will continue to do so. Additionally, although we expect to enter into new agreements with such operators on acceptable terms in the future, there is no guarantee that we will be able to do so.
Although our third-party aircraft operators are not currently experiencing workforce disruptions, we cannot predict the future actions of their workforce. Union strikes among airport workers or certain pilots of third-party aircraft operators may result in disruptions of our urban air mobility service and thus could have a material adverse effect on our business, financial condition and results of operations. Any significant disruption to our operations as a result of problems with any of our third-party aircraft operators would have a material adverse effect on our business, results of operations and financial condition.
In addition, we have entered into agreements with contractors to provide various facilities and services required for our operations. Because we rely on others to provide such services, our ability to control the efficiency and timeliness of such services is limited. Similar agreements may be entered into in any new markets we decide to serve. We are also at risk should one of these service providers cease operations, and there is no guarantee that we could replace these providers on a timely basis with comparably priced providers, or at all. Any material problems with the efficiency and timeliness of contract services, resulting from financial hardships or otherwise, could have a material adverse effect on our business, results of operations and financial condition.
Our third-party aircraft operators’ insurance may become too difficult or expensive for them to obtain. If our third-party aircraft operators are unable to maintain sufficient insurance coverage, it may materially and adversely impact our results of operations and financial position.
Hazards are inherent in the aviation industry and may result in loss of life and property, potentially exposing us to substantial liability claims arising from the operation of aircraft. Incidents related to aircraft operation are covered by our third-party operators’ insurance. A limited number of hull and liability insurance underwriters provide coverage for our third-party aircraft operators. Insurance underwriters are required by various federal and state regulations to maintain minimum levels of reserves for known and expected claims. However, there can be no assurance that underwriters have established adequate reserves to fund existing and future claims. The number of air medical or tourism accidents, as well as the number of insured losses within other helicopter operations and the commercial airline industry, and the impact of general economic conditions on underwriters may result in increases in premiums above the rate of inflation. If our third-party aircraft operators’ insurance costs increase, such operators are likely to pass the increased costs to us, which could cause us to increase the prices paid by our fliers. Such cost increases could adversely affect demand for our services and harm our business. Additionally, under all aircraft operating agreements, our third-party aircraft operators have agreed to indemnify us against liability arising from the operation of aircraft and to maintain insurance covering such liability. However, there can be no assurance there will be no challenge to the indemnification rights or that the aircraft operator will have sufficient assets or insurance coverage to fulfill its indemnity obligations.
Illegal, improper or otherwise inappropriate operation of branded aircraft by our third-party aircraft operators, regardless of whether they are operating aircraft on our behalf, could harm our reputation, business, brand, financial condition and results of operations.
Some of our third-party aircraft operators operate Blade-branded aircraft on a non-exclusive basis, enabling them to utilize Blade-branded aircraft for flight operations unrelated to Blade. If our third-party aircraft operators were to operate Blade-branded aircraft, regardless of whether such aircraft is flying on our behalf, in an illegal, improper or otherwise inappropriate manner, such as violating local noise-abatement regulations or ignoring suggested noise-abatement flight paths and procedures, we could be exposed to significant reputational harm. While we have implemented various measures intended to anticipate, identify and address the risk of these types of activities, these measures may not adequately address or prevent all illegal, improper or otherwise inappropriate activity by our third-party aircraft operators while flying Blade-branded aircraft. Further, any negative publicity related to the foregoing, whether or not such incident occurred while flying on our behalf, could adversely affect our reputation and brand or public perception of the urban air mobility industry as a whole, which could negatively affect demand for platforms like ours, and potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could harm our business, financial condition and results of operations.
We rely on third-party web service providers to deliver our offerings to users on our platform, and any disruption of or interference with our use of third-party web services could adversely affect our business, financial condition and results of operations.
Our platform’s continuing and uninterrupted performance is critical to our success. We currently host our platform and support our operations using a third-party provider of cloud infrastructure services. While we have engaged reputable vendors to provide these services, we do not have control over the operations of the facilities used by our third-party provider and their facilities may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, human error, terrorist attacks, power outages and similar events or acts of misconduct. In addition, any changes in our third-party cloud infrastructure provider’s service levels may adversely affect our ability to meet the requirements of users. While we believe we have implemented reasonable backup and disaster recovery plans, we have experienced, and expect that in the future we will experience, interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Sustained or repeated system failures would reduce the attractiveness of our offerings. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times, as we expand our service offerings. Any negative publicity or user dissatisfaction arising from these disruptions could harm our reputation and brand and may adversely affect the usage of our offerings, and could harm our business, financial condition and results of operation.
Legal and Regulatory Risks Related to Our Business
Our business is subject to a wide variety of extensive and evolving laws and regulations, which may result in increases in our costs, disruptions to our operations, limits on our operating flexibility, reductions in the demand for air travel, and competitive disadvantages.
We are subject to a wide variety of laws and regulations relating to various aspects of our business, employment and labor, health care, tax, privacy and data security, health and safety, and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future legal or regulatory changes. We monitor these developments and devote a significant amount of management’s time and external resources towards compliance. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate or limit our ability to expand into certain jurisdictions, which could have a material adverse effect on our business, financial condition and operating results..
Further, our business has been adversely impacted when government agencies have ceased to operate as expected including due to partial shut-downs or similar events. These events have resulted in, among other things, reduced demand for air travel, an actual or perceived reduction in air traffic control and security screening resources and related travel delays, as well as disruption in the ability of the FAA to grant required regulatory approvals, such as those that are involved when a new aircraft is first placed into service.
United States. Our operations are highly regulated by several U.S. government regulatory agencies, including the DOT and the FAA. These requirements restrict the ways we may conduct our business, as well as the operations of our third-party aircraft operators. Failure to comply with such requirements in the future may result in fines and other enforcement actions by the regulators. In the future, any new regulatory requirements, particularly requirements that limit our third-party aircraft operators’ ability to operate, could have a material adverse effect on us and the industry. Further, DOT and FAA rules require certain disclosures to consumers and filing of routes, which could create a burden on our marketing and operations teams.
Our results of operations and the manner in which we conduct business each may be affected by changes in law and future actions taken by governmental agencies, including:
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changes in law that affect the services that can be offered by us in particular markets and at particular airports, or the types of fares offered or fees that can be charged to fliers;

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restrictions on competitive practices (for example, court orders, or agency regulations or orders, that would curtail our ability to respond to a competitor);

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the adoption of new passenger security standards or regulations that impact customer service standards;

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restrictions on airport operations, such as restrictions on the use of airports or heliports; and

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the adoption of more restrictive locally-imposed noise restrictions.

Each additional regulation or other form of regulatory oversight increases costs and adds greater complexity to operations and, in some cases, may reduce the demand for air travel. There can be no assurance that the increased costs or greater complexity associated with our compliance with new rules, anticipated rules or other forms of regulatory oversight will not have a material adverse effect on us.
Any significant reduction in air traffic capacity at and in the airspace serving key airports in the United States or overseas could have a material adverse effect on our business, results of operations and financial condition. Weaknesses in the National Airspace System and the Air Traffic Control (“ATC”) system, such as outdated procedures and technologies, have resulted in short-term capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions of air traffic. Outdated technologies may also cause the ATC system to be less resilient in the event of a failure. For example, an automation failure and an evacuation, in 2015 and 2017 respectively, at the Washington Air Route Control Center resulted in cancellations and delays of hundreds of flights traversing the greater Washington, D.C. airspace.
India. The Indian Joint Venture’s operations are highly regulated by Indian government agencies, including the Airports Authority of India, Ministry of Civil Aviation and Directorate General of Civil Aviation. If the Indian Joint Venture’s operations fail to comply with these laws and regulations, or if these agencies develop concerns over our operations, the Indian Joint Venture could face administrative, civil and/or criminal penalties. In addition, we may become subject to regulatory actions that could suspend, curtail or significantly modify the Indian Joint Venture’s operations, which could adversely affect the business, financial condition and results of operations of the Indian Joint Venture.
Failure to comply with legal and regulatory requirements, such as obtaining and maintaining licenses, certificates, authorizations and permits critical for the operation of our business, may result in civil penalties or private lawsuits, or the suspension or revocation of licenses, certificates, authorizations or permits, which would prevent us from operating our business. Even when we believe we are in complete compliance, a regulatory agency may determine that we are not.
We may be blocked from or limited in providing or offering our services in certain jurisdictions, and may be required to modify our business model in those jurisdictions as a result.
We face regulatory obstacles, including those lobbied for in local government, which could prevent us from operating our urban air mobility services. We have incurred, and expect that we will continue to incur, significant costs in defending our right to operate in accordance with our business model in many jurisdictions. To the extent that efforts to block or limit our operations are successful, or we or third-party aircraft operators are required to comply with regulatory and other requirements applicable to urban air mobility services, our revenue and growth would be adversely affected.

We currently operate passenger terminals out of several airports and heliports throughout New York, Massachusetts, and Florida. These facilities are strategically located in close proximity to heavily populated areas. If these airports or heliports were to restrict access for rotor wing operations, our passenger volume and utilization rates may be significantly adversely impacted and certain existing or planned future routes may cease to be profitable for us to operate. New York has a limited number of hangar and helipad sites, which may limit our ability to expand operations to other locations within the state. While we do not require hangar space to operate our business, the availability of nearby hangar space is advantageous to allow our third-party aircraft operators to effectively support our business. In addition, communities near certain key heliports, and the elected officials representing them, are concerned about noise generated by helicopters. Some of these communities have proposed new rules and legislation to reduce or eliminate helicopter flights from key Blade service areas, including Manhattan. For example, proposed federal legislation in 2019 sought to limit helicopter flights over any city with certain population and density restrictions, though the bill did not pass. If any similar efforts are successful, our business would be severely impacted and our growth opportunities in such areas may be reduced.
Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current laws and regulations or the enactment of new laws or regulations in these areas, could adversely affect our business and our financial condition.
We are subject to a wide variety of laws in the United States and other jurisdictions related to privacy, data protection and consumer protection that are often complex and subject to varying interpretations. As a result, these privacy, data protection and consumer protection laws may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies and such changes or developments may be contrary to our existing practices. This may cause us to expend resources on updating, changing or eliminating some of our privacy and data protection practices.
We receive, collect, store, process, transmit, share and use personal information, and other customer data, including health information, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to receive, collect, store, process, transmit, share, and use such personal information, including payment information. A variety of federal, state, local, municipal, and foreign laws and regulations, as well as industry standards (such as the payment card industry standards) govern the collection, storage, processing, sharing, use, retention and security of this information, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act, the Telephone Protection and Electronic Protection Act of 1991 (“TCPA”), Section 5 of the Federal Trade Commission Act, and the California Consumer Privacy Act (“CCPA”). Laws and regulations relating to privacy and data protection are continually evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations. The failure to comply with such data protection and privacy regulations can result in fines, penalties, and the enforcement of any non-compliance, which could significantly impact our business operations.
In January 2020, CCPA took effect, which provides new data privacy rights for consumers in California and new operational requirements for companies doing business in California. Compliance with the new obligations imposed by the CCPA depends in part on how particular regulators interpret and apply them, and because the CCPA is relatively new, there is still some uncertainty about how the CCPA will be interpreted and enforced. If we fail to comply with the CCPA or if regulators assert that we have failed to comply with the CCPA, we may be subject to certain fines or other penalties (up to $2,500 per violation, or up to $7,500 per violation if the violation is intentional) and litigation, any of which may negatively impact our reputation, require us to expend significant resources, and harm our business. Furthermore, California voters approved the California Privacy Rights Act (“CPRA”) on November 3, 2020, which will amend and expand the CCPA, including by providing consumers with additional rights with respect to their personal information. The CPRA will come into effect on January 1, 2023, applying to information collected by businesses on or after January 1, 2022. We believe that the personal information we collect from California residents that use our app, the air transportation services we have offered in California in the past and direct marketing to

California residents for those services, as well as our plans to offer future services in California, have made and in the future will make Blade subject to compliance with CCPA and CPRA.
Moreover, as we expand our international presence, we will also be subject to additional privacy rules of such foreign jurisdictions, many of which, such as the European Union’s General Data Protection Regulation (the “GDPR”) and national laws supplementing the GDPR or national laws of similar scope and nature, such as in the United Kingdom, may require significant resources to comply with. The GDPR, for example, requires companies to meet stringent requirements regarding the handling of personal data and highly sensitive personal data of individuals located in the European Economic Area and includes significant monetary penalties for noncompliance. We do not currently offer or advertise our services in the European Union, and all of our services are charged in U.S. dollars. In the past we have marketed air transportation service for a significant event held in the EU, and we have arranged charter services for clients. These activities, and similar activities we may engage in in the future, could require us to comply with the GDPR.
We have in the past, and could be in the future, subject to data breaches. A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy laws, regulations or other principles or orders to which we may be subject could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities, litigation, including class action litigation, from our fliers, fines, penalties, or other liabilities, or require us to change our operations or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement, government authorities, payment companies, consumer reporting agencies or the media about the incident and may be required to expend additional resources in connection with investigating and remediating such an incident, and otherwise complying with applicable privacy and data security laws.
Environmental regulation and liabilities, including new or developing laws and regulations, may increase our costs of operations and adversely affect us.
In recent years, governments have increasingly focused on climate change, carbon emissions and energy use. Laws and regulations that curb the use of conventional energy, or require the use of renewable fuels or renewable sources of energy- such as wind or solar power, could result in a reduction in demand for hydrocarbon-based fuels such as oil and natural gas. In addition, governments could pass laws, regulations or taxes that increase the cost of such fuels, thereby decreasing demand for our services and also increasing the costs of our operations by our third-party aircraft operators. More stringent environmental laws, regulations or enforcement policies could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Ownership of Our Securities and Being a Public Company
Blade has identified material weaknesses in its internal control over financial reporting during the audited period. If Blade’s remediation of these material weaknesses is not effective, or if Blade experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls in the future, Blade may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect investor confidence in Blade and, as a result, the value of the Class A common stock.
Our management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls over financial reporting and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
In connection with the audits of Legacy Blade’s consolidated financial statements for the years ended September 30, 2019 and 2020, we identified two material weaknesses in our internal control over financial reporting. The first material weakness relates to the lack of segregation of duties in our accounting procedures and approval of significant transactions, due in part to the lack of a sufficient number of personnel in the accounting and finance function. This weakness could lead to intentional or unintentional errors that might not be detected. Further, we do not have adequate documentation of the components of our internal control processes, making it difficult to appropriately monitor the effectiveness of our internal controls. The second material weakness arises from the need to augment our information technology and application controls, including, but not limited to, the addition of formally documented controls around logical system access and code change management. Deficiencies in logical access controls can result in unauthorized or inappropriate access to key applications and data.
We have engaged a top four audit firm and a public company financial readiness consultant to assist us in the process of designing and implementing measures to improve our internal control over financial reporting to remediate the material weaknesses, primarily by implementing additional review procedures within our accounting and finance department, hiring additional staff, and designing and implementing information technology and application controls in our financially significant systems. In addition, we have engaged external accounting experts to supplement our internal resources in our accounting and review processes.
In addition, prior to our business combination with EIC, EIC identified a material weakness in its internal control over financial reporting related to the accounting for a significant and unusual transaction related to the warrants EIC issued in connection with the EIC IPO in September 2019. After discussion with EIC’s independent registered public accounting firm following the issuance of the SEC Staff Statement on April 12, 2021, EIC’s management and audit committee concluded that, in light of the SEC Staff Statement, it was appropriate to restate our previously issued and audited financial statements as of and for the years ended December 31, 2020. As a result of this material weakness, EIC management concluded that its internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of EIC’s warrant liabilities, change in fair value of warrant liabilities, additional paid-in capital, accumulated deficit and related financial disclosures as of and for the year ended December 31, 2020.
We have taken a number of measures to remediate these material weaknesses; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or Form S-4, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, there could result a material adverse effect on our business. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting.
If Blade is unable to assert that its internal control over financial reporting is effective, or if Blade’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of Blade’s internal control over financial reporting, when required, lenders and investors may lose confidence in the accuracy and completeness of Blade’s financial reports and Blade may face restricted access to various sources of financing in the future.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the applicable listing standards of the Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In particular, Section 404 of the Sarbanes-Oxley Act (“Section 404”) will require us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business, results of operations and financial condition and could cause a decline in the trading price of our Class A common stock.
If we fail to develop and maintain effective internal control over financial reporting and disclosure controls and procedures, we may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and hurt our reputation and could thereby impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for listing of our Class A common stock on the Nasdaq.
We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to develop, maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related and audit-related costs and significant management oversight.
Our Warrants are accounted for as derivative liabilities and are recorded at fair value with changes in fair value for each period reported in earnings, which may have an adverse effect on the market price of our common stock.
We are accounting for both the Public Warrants and the Private Placement Warrants as a warrant liability. At each reporting period (1) the accounting treatment of the Warrants will be re-evaluated for proper accounting treatment as a liability or equity and (2) the fair value of the liability of the public and private warrants will be remeasured and the change in the fair value of the liability will be recorded as other income (expense) in our income statement. Changes in the inputs and assumptions for the valuation model we use to determine the fair value of such liability may have a material impact on the estimated fair value of the embedded derivative liability. The share price of our common stock represents the primary underlying variable that impacts the value of the liability related to the Warrants, which are accounted for as derivative instruments. Additional factors that impact the value of the Warrants as derivative instruments include the volatility of our stock price, discount rates and stated interest rates. As a result, our consolidated financial statements and results of operations will fluctuate quarterly, based on various factors, such as the share price of our common stock, many of which are outside of our control. In addition, we may change the underlying assumptions used in our valuation model, which could in result in significant fluctuations in our results of operations. If our stock price is volatile, we expect that we will recognize non-cash gains or losses on our Warrants or any other similar derivative instruments each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock.
The price of the Company’s securities may change significantly and you could lose all or part of your investment as a result.
The trading price of the Class A common stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares or Warrants at an attractive price due to a number of factors such as those listed in “— Risks Related to Our Business and Growth Strategy”. Broad market and industry fluctuations may adversely affect the market price of the Class A common stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of Class A common stock is low.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.
There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.
The exercise price for our Warrants is $11.50 per share. There can be no assurance that the Warrants will be in the money prior to their expiration and, as such, they may expire worthless. The terms of our Warrants may be amended in a manner that may be adverse to the holders. The Warrant Agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment. Our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a Warrant.
We may redeem unexpired Warrants held by former EIC stockholders prior to their exercise at a time that is disadvantageous to those stockholders, thereby making such Warrants worthless.
We have the ability to redeem outstanding Warrants at any time prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to: (1) exercise your Warrants and pay the related exercise price at a time when it may be disadvantageous for you to do so; (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants will be redeemable by us for cash so long as they are held by the Sponsor or its permitted transferees.
In addition, we may redeem Warrants (including Private Placement Warrants) for a number of shares of Class A common stock determined based on the redemption date and the fair market value of the Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out-of-the-money”, in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your Warrants remained outstanding. See “Description of Securities —  Description of Warrants — Redemption of Public Warrants for Cash” and “— Redemption of Public Warrants for Shares of Class A common stock.”
We do not expect to declare any dividends in the foreseeable future.
The Company intends to retain future earnings, if any, for future operations and expansion and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Class A common stock will be at the sole discretion of the Company’s board of directors. The Company’s board of directors may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Company’s board of directors may deem relevant. As a result, you may not receive any return on an investment in the Company’s Class A common stock unless you sell the Company’s Class A common stock for a price greater than that which you paid for it.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may not be sustained.
We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our Class A common stock.
We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants under our 2021 Omnibus Incentive Plan without stockholder approval in a number of circumstances. Our issuance of additional common stock or other equity securities could have one or more of the following effects:
•
our existing stockholders’ proportionate ownership interest in us will decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease;

•
the relative voting strength of each previously outstanding share of common stock may be diminished; and

•
the market price of our Class A common stock may decline.

We will incur significant costs and obligations as a result of being a public company.
As a privately held company, Legacy Blade was not required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the past. These expenses will increase once we are no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including Dodd Frank, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.
For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company until September 8, 2025 or such earlier time that we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our Class A common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the last day of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.
As Legacy Blade was a privately held company, it was not required to adopt all of the financial reporting and disclosure procedures and controls required of a U.S. publicly traded company. We expect that the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase our operating costs of and require our management to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our Class A common stock on Nasdaq.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of our board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take corporate actions other than those you desire.
Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with the Company or our directors, officers or other employees.
Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer or other employee or stockholder of the Company; (iii) action asserting a claim against the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws; or (iv) action to interpret, apply, enforce, or determine the validity of any provisions in the certificate of incorporation of bylaws; or (v) action asserting a claim against the company or any director or officer of the Company governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. Subject to the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with the Company or our directors, officers or other employees or stockholders, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Stockholders may experience dilution in the future.
The percentage of shares of Class A common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees or exercise of the Warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of the Class A common stock.
If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding the Class A common stock or if our operating results do not meet their expectations, the Class A common stock price and trading volume could decline.
The trading market for the Class A common stock will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us, the trading price for the Class A common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about our businesses, or if our operating results do not meet analyst expectations, the trading price of the Class A common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the Class A common stock could decrease, which might cause the Class A common stock price and trading volume to decline.
Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for the common stock to decline.
The sale of shares of Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of May 26, 2021, we had a total of 69,213,195 shares of common stock outstanding. All shares held by former EIC public stockholders and all of the shares issued in the merger to Legacy Blade stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates.
In connection with the merger, certain Legacy Blade stockholders, including the Sponsor, agreed with us, subject to certain exceptions, not to dispose of or hedge any of their shares of Class A common stock or securities convertible into or exchangeable for shares of common stock during the period from the Closing Date continuing through the earliest of: (i) the date that is 180 days from the Closing Date or (ii) such date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. In addition, certain Legacy Blade stockholders have agreed with us, subject to certain exceptions, not to dispose of or hedge any of their shares of Class A common stock or securities convertible into or exchangeable for shares of common stock during the period from the Closing Date continuing through and including the date that is six months after Closing (the “Lockup Period”), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock of the Company, or any options or warrants to purchase any shares of the Class A common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock of the Company, or any interest in any of the foregoing. See “Certain Relationships and Related Party Transactions —  Lockup Agreements”.
Pursuant to an Investor Rights Agreement, certain stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of Class A common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of the Class A common stock to decline.
As restrictions on resale end or if these stockholders exercise their registration rights, the trading price of shares of the Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of Class A common stock or other securities.
In addition, the shares of Class A common stock reserved for future issuance under our 2021 Omnibus Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 10% of the fully diluted shares of common stock immediately following consummation of the merger have been reserved for future issuance under our 2021 Omnibus Incentive Plan. The compensation committee of our board of directors may determine the exact number of shares to be reserved for future issuance under our 2021 Omnibus Incentive Plan at its discretion. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock issued pursuant to our 2021 Omnibus Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover 10% of the fully diluted shares of Class A common stock immediately following consummation of the merger.

USE OF PROCEEDS
All of the Class A common stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $162.9 million from the exercise of the Warrants, if all of the Warrants are exercised in full for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
With respect to the registration of the shares of our Class A common stock and Warrants offered by the Selling Securityholders pursuant to this prospectus, the Selling Securityholders will pay any underwriting commissions and discounts and the reasonable fees and expenses of counsel to the holders. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Information and Holders
EIC’s Class A common stock, Public Warrants and units (consisting of one share of EIC Class A common stock and one-third of one Public Warrant) were historically quoted on The Nasdaq Capital Market under the symbols “EXPC”, “EXPCW” and “EXPCU”, respectively.
On May 10, 2021, the Class A common stock and Public Warrants of Blade began trading on Nasdaq under the new trading symbols “BLDE” and “BLDEW”, respectively. The closing price of the Class A common stock and Public Warrants on May 25, 2021, was $8.73 and $1.87, respectively. We currently do not intend to list the Private Placement Warrants offered hereby on any stock exchange or stock market.
Holders
As of May 10, 2021, there were 78 holders of record of our Class A common stock. Such numbers do not include beneficial owners holding our securities through nominee names.
Dividends
The Company has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings (if any), capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless otherwise indicated or the context otherwise requires, references to the “Combined Entity” refer to Blade Air Mobility, Inc. (f/k/a Experience Investment Corp.) and its consolidated subsidiaries after the Closing, “EIC” refers to Experience Investment Corp. prior to the Closing, and “Blade” refers to Blade Urban Air Mobility, Inc. prior to the Closing.
Introduction
The unaudited pro forma condensed combined balance sheet as of March 31, 2021, combines the historical unaudited condensed balance sheet of EIC as of March 31, 2021, with the historical unaudited consolidated balance sheet of Blade as of March 31, 2021, giving effect to the Transactions, as summarized below, as if they had been consummated on March 31, 2021.
EIC and Blade have different fiscal years. EIC’s fiscal year ends on December 31, whereas Blade’s fiscal year ends on September 30. As the fiscal year end of the Combined Entity will be September 30, the unaudited pro forma condensed combined financial information has been prepared using September 30 as the fiscal year end. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2021 combines the historical unaudited condensed statement of operations of EIC for the six months ended March 31, 2021 with the historical unaudited condensed consolidated statement of operations of Blade for the six months ended March 31, 2021. The historical unaudited condensed statement of operations of EIC for the six months ended March 31, 2021 was derived by subtracting the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020 from the historical audited statement of operations of EIC for the fiscal year ended December 31, 2020 and adding the historical unaudited condensed statement of operations of EIC for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2020 combines the unaudited condensed statement of operations of EIC for the twelve months ended September 30, 2020 with the historical audited consolidated statement of operations of Blade for the fiscal year ended September 30, 2020. The unaudited condensed statement of operations of EIC for the twelve months ended September 30, 2020 was derived by adding the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020, and the historical audited statement of operations for EIC for the period from May 24, 2019 (inception) through December 31, 2019, and subtracting the historical unaudited condensed statement of operations of EIC for the period from May 24, 2019 (inception) through September 30, 2019. The unaudited pro forma condensed combined statements of operations of the Combined Entity for the six months ended March 31, 2021 and twelve months ended September 30, 2020 are presented on a pro forma basis as if the Transactions, as summarized below, had been consummated on October 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. .
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements, the accompanying notes and other specified information:
•
The historical unaudited condensed financial statements and the related notes of EIC as of and for the three months ended March 31, 2021, the historical audited financial statements and the related notes of EIC as of and for the fiscal year ended December 31, 2020, the historical unaudited condensed financial statements and the related notes of EIC as of and for the three and nine months ended September 30, 2020 and for the three months ended September 30, 2019 and for the period from May 24, 2019 (inception) through September 30, 2019, and the historical audited financial statements of EIC as of December 31, 2019 and for the period from May 24, 2019 (inception) through December 31, 2019, included in this prospectus;

•
the historical unaudited condensed consolidated financial statements and the related notes of Blade as of and for the six months ended March 31, 2021, and the historical audited consolidated financial statements and the related notes of Blade as of and for the fiscal year ended September 30, 2020, included in this prospectus; and

•
other information relating to EIC and Blade included in the proxy statement/prospectus/consent solicitation statement, including the description of the merger, the terms of the Merger Agreement and the terms of the other agreements relating to the Transactions set forth under the sections titled “— Description of the Merger’’ and ‘‘Certain Relationships and Related-Party Transactions.’’
The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies been combined as of the dates presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had Blade and EIC been combined as of the dates presented or the future results that the Combined Entity will experience. EIC and Blade have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between Blade and EIC.
The unaudited pro forma condensed combined financial information should also be read together with the accompanying notes to the unaudited pro forma condensed combined financial statements, EIC’s and Blade’s unaudited and audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in this prospectus.
Description of the Merger
On December 14, 2020, EIC, entered into the Merger Agreement, providing for, among other things, and subject to the terms and conditions therein, a business combination between Blade and EIC pursuant to the proposed merger of Merger Sub with and into Blade, with Blade continuing as the surviving entity and wholly-owned subsidiary of EIC.
Pursuant to EIC’s current certificate of incorporation, EIC’s public stockholders may demand that EIC redeem all or a portion of their public shares of EIC Class A common stock for cash upon the completion of the merger at a per share price equal to a full pro rata portion of the funds held in the trust account calculated as of two business days prior to the consummation of the merger. The unaudited condensed combined pro forma financial statements reflect actual redemption of 3,596,979 shares of EIC’s Class A common stock at $10.07 per share.
The related Transactions that are given pro forma effect include:
(a)
each share of Legacy Blade Common Stock that is issued and outstanding as of immediately prior to the effective time of the merger (other than treasury stock) was cancelled and automatically converted into the right to receive a number of shares of EIC Class A common stock equal to the quotient of (i) (A) the sum of $356,250,000 plus the aggregate exercise prices of all in the money Blade Options outstanding as of immediately prior to the effective time of the merger divided by (B) the fully-diluted number of shares of Legacy Blade Common Stock (as calculated pursuant to the Merger Agreement and including the aggregate number of shares of Blade Common Stock issuable upon the conversion of Blade Preferred Stock and the aggregate number of Legacy Blade Common Stock issuable upon the exercise of the in the money Legacy Blade Options (the “Closing Per Share Exchange Amount”) divided by (ii) the reference price of $10.00 per share (rounded down to the nearest whole number of shares of EIC Class A common stock, with no cash being payable for any fractional share eliminated by such rounding) (the “Closing Per Share Stock Consideration”).

(b)
each share of Legacy Blade Preferred Stock that is outstanding as of immediately prior to the effective time of the merger was cancelled and automatically converted into the right to receive a number of shares of EIC Class A common stock equal to the Closing Per Share Stock Consideration multiplied by the number of shares of Legacy Blade Common Stock issuable upon the conversion of such share of Legacy Blade Preferred Stock; and

(c)
each Legacy Blade Option that is outstanding immediately prior to the effective time of the merger, whether vested or unvested, was assumed by EIC and automatically converted into an EIC Option to purchase a number of shares of EIC Class A common stock equal to the product of (1) the number of shares of Legacy Blade Common Stock that were issuable upon exercise of such Legacy Blade Option immediately prior to the effective time of the merger multiplied by (2) the Closing Per Share Stock Consideration (rounded down to the nearest whole number of shares of EIC Class A common stock, with no cash being payable for any fractional share eliminated by such rounding), at an exercise price per share of EIC Class A common stock equal to the quotient obtained by dividing the exercise price per share of Legacy Blade Common Stock under such Legacy Blade Option immediately prior to the effective time of the merger by the Closing Per Share Stock Consideration (rounded up to the nearest whole cent).

For purposes of the unaudited pro forma condensed combined financial information presented below, an aggregate of 35,815,294 shares of EIC Class A common stock were issued in connection with the closing of the merger, consisting of (a) 26,125,468 shares of EIC Class A common stock issued in exchange for outstanding shares of Legacy Blade Common Stock and Legacy Blade Preferred Stock and (b) 9,689,826 shares of EIC Class A common stock were issued upon the exercise of EIC Options at a weighted average exercise price of $0.19 per share (which EIC Options were issued pursuant to the adoption and conversion of Blade Options to purchase an aggregate of 13,310,087 shares of Legacy Blade Common Stock at a weighted average exercise price of $0.14 per share) and assuming that the payment of the exercise price for such EIC Options was net settled. Options granted under the Legacy Plan vest over a period of time determined by Blade’s board of directors, subject to the option holder’s continuous service through each applicable vesting date. Consummation of the merger will not automatically cause the vesting of options under the Legacy Plan but the Legacy Blade Board approved that vesting of all options outstanding under the Legacy Plan that were granted before December 14, 2020 and are held by current employees or other service providers will be accelerated upon the merger; provided that, to the extent (if at all) necessary to avoid an excise tax under Code Section 4999 or lost deductibility under Code Section 280G, certain vesting will be subject to approval of Blade’s stockholders. As a result, the shares of EIC Class A common stock underlying the EIC Options will be considered issued and outstanding as of the closing of the merger for purposes of the unaudited pro forma condensed combined financial information presented below.
Accounting for the Transactions
The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, EIC will be treated as the “acquired” company for financial reporting purposes. This determination was based primarily on Blade having the ability to appoint a majority of the initial Board of the Combined Entity, Blade’s senior management comprising the senior management of the Combined Entity, and Blade’s operations comprising the ongoing operations of the Combined Entity. Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of Blade with the Transactions treated as the equivalent of Blade issuing stock for the net assets of EIC, accompanied by a recapitalization. The net assets of EIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be presented as those of Blade in future reports of the Combined Entity.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the effect of the merger and has been prepared for informational purposes only. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described above and in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position of the post-combination company, and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the merger. The unaudited pro forma adjustments represent Blade management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.
The unaudited condensed combined pro forma financial statements reflect actual redemption of 3,596,979 shares of EIC’s Class A common stock at $10.07 per share.
The following summarizes the pro forma EIC Class A common stock issued and outstanding immediately after consummation of the Transactions:
	Shares Outstanding (millions)	Percentage(1)
EIC’s public stockholders (other than the PIPE Investors)	23.9	30.3%
PIPE Investors (other than the Sponsor and its affiliates)	10.5	13.3%
Sponsor (and its affiliates)	8.9	11.3%
Current holders of Legacy Blade Stock and Legacy Blade Options(2)	35.6	45.1%
Total EIC Class A common stock outstanding	78.9	100.0%

(1)
Reflects the shares of EIC Class A common stock underlying the EIC Options as issued and outstanding as of the closing of the merger. The number of shares issued assumes that the payment of the exercise price for such EIC Options is net settled.

(2)
Certain Blade stockholders purchased an aggregate of 210,000 shares of EIC Class A common stock in the PIPE Investment. Those shares are excluded from the ownership amounts for current holders of Legacy Blade Stock and Legacy Blade Options.

Other Events in connection with the Transactions
Other events that occurred in connection with the Transactions are summarized below:
•
the PIPE Investment was funded in full and 12,500,000 shares of EIC Class A common stock at a purchase price of $10.00 per share were issued, of which 2,005,000 shares was purchased purchased by Steele ExpCo;

•
the estimated transaction costs of approximately $32.2 million incurred with the Transactions are capitalized. These costs relate to $4.4 million of deferred recapitalization costs incurred by Blade and EIC, $9.6 million of deferred underwriting fees and offering costs previously incurred by EIC, and approximately $18.2 million of legal, PIPE Investment, and other fees which are direct and incremental to the Transactions and are adjusted against additional paid in capital;

•
no Working Capital Warrants were issued;

•
all 6,875,000 outstanding shares of EIC Class B common stock were converted to shares of EIC Class A common stock on a one for one basis; and

•
the repayment of Blade’s loan under the Paycheck Protection Program (the ‘‘PPP Loan’’) in the principal amount of $1.2 million.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
	Historical Blade	Historical EIC	Transaction Accounting Adjustments		Pro Forma Combined
	(a)	(b)
Assets
Current assets
Cash and cash equivalents	$7,511	$485	$240,725	(c)	$344,729
			125,000	(d)
			(27,827)	(e)
			(1,165)	(j)
Restricted cash	415		—		415
Prepaid expenses and other current assets	2,114	124	—		2,238
Accounts receivable	1,072	—	—		1,072
Total current assets	11,112	609	336,733		348,454
Non-current assets
Marketable securities held in Trust Account	—	276,947	(276,947)	(c)	—
Deferred recapitalization costs	3,173	1,200	(4,373)	(e)	—
Investment in joint venture	200	—	—		200
Other non-current assets	136	—	—		136
Intangible assets, net	942	—	—		942
Operating right-of-use asset	569	—	—		569
Property and equipment, net	1,674	—	—		1,674
Total assets	17,806	278,756	55,413		351,975
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,011	$1,307	$—		$5,318
Accrued offering costs	—	26	(26)	(e)	—
Income taxes payable	—	206	—		206
Deferred revenue	4,415	—	—		4,415
Operating lease liability, current	394	—	—		394
Note payable	1,165	—	(1,165)	(j)	—
Total current liabilities	9,985	1,539	(1,191)		10,333
Non-current liabilities
Deferred underwriting fee payable	—	9,625	(9,625)	(e)	—
Warrant liabilities	—	37,617	—		37,617
Operating lease liability, long-term	125	—	—		125
Total liabilities	10,110	48,781	(10,816)		48,075
Commitments and contingencies:
Class A common stock subject to possible redemption	—	224,976	(36,222)	(c)	—
			(188,755)	(f)
Stockholders’ Equity
Class A common stock, $0.0001 par value	—	—	4	(g)	8
			2	(f)
			1	(d)
			1	(i)
Class B common stock, $0.0001 par value	—	1	(1)	(i)	—
Preferred stock – Series Seed, $0.00001 par	—	—	—		—
Preferred stock – Series A, $0.00001 par value	—	—	—		—
Preferred stock – Series B, $0.00001 par value	—	—	—		—
Common stock, $0.00001 par value	—	—	—		—
Additional paid in capital	51,416	24,270	124,999	(d)	348,172
			(4)	(g)
			188,752	(f)
			(22,549)	(e)
			(19,272)	(h)
			559	(k)
Retained earnings (Accumulated deficit)	(43,720)	(19,272)	19,272	(h)	(44,279)
			(559)	(k)
Total stockholders’ equity	7,696	4,999	291,206		303,900
Total Liabilities and Stockholders’ Equity	$17,806	$278,756	$55,413		$351,975

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended March 31, 2021
	Historical Blade	Historical EIC	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
	(aa)	(bb)
Revenue	$17,259	$—	$—		$17,259
Operating expenses
Cost of revenue	13,995	—	—		13,995
Software development	342	—	—		342
General and administrative	8,214	492	—		8,706
Selling and marketing	1,301	—	—		1,301
Total operating expenses	23,852	492	—		24,344
Loss from operations	(6,593)	(492)	—		(7,085)
Other non-operating income (expense)
Interest income	11	9	(9)	(cc)	11
Change in fair value of warrant liabilities	—	(19,092)	—		(19,092)
Total other income (expense)	11	(19,083)	(9)		(19,081)
Income (loss) before income taxes	(6,582)	(19,575)	(9)	(cc)	(26,166)
Benefit (provision) for income taxes	—	(86)	2		(84)
Net income (loss)	$(6,582)	$(19,661)	$(7)		$(26,250)
Weighted average shares of EIC Class A Common Stock outstanding, basic and diluted		10,974,301			78,903,021
Net loss per share of EIC Class A Common Stock, basic and diluted		$(1.79)			$(0.33)
Weighted average shares of Legacy Blade Common Stock outstanding, basic and diluted	12,681,029
Net loss per share of Legacy Blade Common Stock, basic and diluted	$(0.52)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Twelve Months Ended September 30, 2020
	Historical Blade	Historical EIC	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
	(aaa)	(bbb)
Revenue	$23,434	$—	$—		$23,434
Operating expenses
Cost of revenue	21,107	—	—		21,107
Software development	861	—	—		861
General and administrative	9,292	646	559	(ddd)	10,497
Selling and marketing	2,533	—	—		2,533
Total operating expenses	33,793	646	559		34,998
Loss from operations	(10,359)	(646)	(559)		(11,564)
Other non-operating income (expense)
Interest income	200	2,104	(2,104)	(ccc)	200
Change in fair value of warrant liabilities	—	(558)	—		(558)
Interest expense	(1)	—	—		(1)
Total other income (expense)	199	1,546	(2,104)		(359)
Income (loss) before income taxes	(10,160)	901	(2,663)		(11,923)
Benefit (provision) for income taxes	—	(306)	559	(eee)	253
Net income (loss)	$(10,160)	$594	$(2,104)		$(11,670)
Weighted average shares of EIC Class A Common Stock outstanding, basic and diluted		8,208,043			78,903,021
Net gain per share of EIC Class A Common Stock, basic and diluted		$0.07			$(0.15)
Weighted average shares of Legacy Blade Common Stock outstanding, basic and diluted	12,512,567
Net loss per share of Legacy Blade Common Stock, basic and diluted	$(0.81)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Introduction

The pro forma adjustments have been prepared as if the Transactions had been consummated on March 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Transactions had been consummated on October 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.
Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, EIC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of Blade with the Transactions treated as the equivalent of Blade issuing stock for the net assets of EIC, accompanied by a recapitalization. The net assets of EIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be presented as those of Blade in future reports of the Combined Entity.
As the fiscal year end of the Combined Entity will be September 30, the unaudited pro forma condensed combined financial information has been prepared using September 30 as the fiscal year end. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2021 combines the historical unaudited condensed statement of operations of EIC for the six months ended March 31, 2021 with the historical unaudited condensed consolidated statement of operations of Blade for the six months ended March 31, 2021. The historical unaudited condensed statement of operations of EIC for the six months ended March 31, 2021 was derived by subtracting the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020 from the historical audited statement of operations of EIC for the fiscal year ended December 31, 2020 and adding the historical unaudited condensed statement of operations of EIC for the three months ended March 31, 2021. The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2020 combines the unaudited condensed statement of operations of EIC for the twelve months ended September 30, 2020 with the historical audited consolidated statement of operations of Blade for the fiscal year ended September 30, 2020. The unaudited condensed statement of operations of EIC for the twelve months ended September 30, 2020 was derived by adding the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020, and the historical audited statement of operations for EIC for the period from May 24, 2019 (inception) through December 31, 2019, and subtracting the historical unaudited condensed statement of operations of EIC for the period from May 24, 2019 (inception) through September 30, 2019.
The pro forma adjustments represent management’s estimates based on information available as of the date of this prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.
One-time direct and incremental transaction costs incurred prior to, or concurrent with, the closing of the Transactions are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the proceeds from the recapitalization transaction, which are reflected in the Combined Entity’s additional paid-in capital and are assumed to be cash settled.
2.
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 reflects the following adjustments:
(a)
Represents the Blade historical unaudited condensed consolidated balance sheet as of March 31, 2021.

(b)
Represents the EIC historical audited balance sheet as of March 31, 2021.

(c)
Represents the reclassification of $240.7 million of marketable securities held in the trust account of EIC that becomes available for transaction consideration, transaction expenses, and the operating activities in conjunction with the Transactions. Furthermore, $36.2 million in cash was paid to redeeming shareholders for the 3,596,979 shares of EIC Class A common stock with a par value of $0.0001 per share that were redeemed at a per share redemption price of $10.07.

(d)
Represents the proceeds of $125.0 million from the issuance of 12,500,000 shares of EIC Class A common stock with a par value of $0.0001 from the PIPE Investment.

(e)
Represents the pro forma adjustment to record estimated transaction costs of $32.2 million incurred with the Transactions. These costs relate to $4.4 million of deferred recapitalization costs incurred by Blade and EIC, $9.6 million of deferred underwriting fees and offering costs incurred by EIC, and approximately $18.2 million of legal, PIPE Investment, and other fees which are direct and incremental to the Transactions and are adjusted against additional paid in capital.

(f)
Represents the pro forma adjustments to reclassify $225.0 million of EIC Class A common stock subject to possible redemption to EIC Class A common stock with a par value of $0.0001 and to additional paid in capital. In connection with the Transactions, EIC’s public stockholders were issued 23,903,021 shares of EIC Class A common stock with a par value of $0.0001.

(g)
Represents the pro forma adjustments to issue 35,815,294 shares of EIC Class A common stock with a par value of $0.0001 per share to Blade’s stockholders in connection with the Transactions. The Legacy Blade Board approved that vesting of all options outstanding under the Legacy Plan that were granted before December 14, 2020 and are held by current employees or other service providers will be accelerated upon the merger; provided that, to the extent (if at all) necessary to avoid an excise tax under Code Section 4999 or lost deductibility under Code Section 280G, certain vesting will be subject to approval of Blade’s stockholders. As a result, the shares of EIC Class A common stock underlying the EIC Options will be considered issued and outstanding as of the closing of the merger. The number of shares issued assumes that the payment of the exercise price for such EIC Options is net settled.

(h)
Represents the pro forma adjustment to reclassify the retained earnings of EIC to additional paid in capital.

(i)
Represents the pro forma adjustment to reclassify EIC Class B common stock with a par value of $0.0001 per share to EIC Class A common stock with a par value of $0.0001. In connection with the Transactions, the Sponsor was issued 6,875,000 shares of EIC Class A common stock with a par value of $0.0001 per share.

(j)
Represents the pro forma adjustment to record the repayment of Blade’s PPP Loan prior to the closing of the merger.

(k)
Represents the pro forma adjustment to retained earnings and additional paid in capital related to the accelerated vesting of Legacy Blade Options subject to triggering excise tax under Code Section 4999 and loss of deduction under Code Section 280G, as approved by the Legacy Blade Board upon the consummation of the merger. This is a nonrecurring event.

3.
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended March 31, 2021

The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2021 reflects the following adjustments:
(aa)
Represents the Blade historical unaudited condensed consolidated statement of operations for the six months ended March 31, 2021.

(bb)
Represents the EIC historical unaudited condensed statement of operations for the six month period ended March 31, 2021 derived by subtracting the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020 from the historical audited statement of operations of EIC for the fiscal year ended December 31, 2020 and adding the historical unaudited condensed statement of operations of EIC for the three months ended March 31, 2021. See reconciliation of EIC’s historical unaudited condensed statement of operations at Note 5.
(cc)
Reflects the pro forma adjustment to eliminate the interest income and the related tax provision, calculated at the estimated statutory federal income tax rate of approximately 21%, on the marketable securities held in the trust account of EIC.

4.
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months Ended September 30, 2020

The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2020 reflects the following adjustments:
(aaa)
Represents the Blade historical audited consolidated statement of operations for the fiscal year ended September 30, 2020.

(bbb)
Represents the EIC historical unaudited condensed statement of operations for the twelve month period ended September 30, 2020 derived by adding the historical unaudited condensed statement of operations of EIC for the nine months ended September 30, 2020, and the historical audited statement of operations for EIC for the for the period from May 24, 2019 (inception) through December 31, 2019, and subtracting the historical unaudited condensed statement of operations of EIC for the for the period from May 24, 2019 (inception) through September 30, 2019. See reconciliation of EIC’s historical unaudited condensed statement of operations at Note 5.

(ccc)
Reflects the pro forma adjustment to eliminate the interest income on the marketable securities held in the trust account of EIC.

(ddd)
Represents the pro forma adjustment to record the remaining unrecognized stock-based compensation expense related to the accelerated vesting of Legacy Blade Options subject to triggering excise tax under Code Section 4999 and loss of deduction under Code Section 280G, as approved by the Legacy Blade Board upon the consummation of the merger. This is a nonrecurring event.

(ccc)
Reflects the pro forma adjustment to record the related tax provision, calculated at the estimated statutory federal income tax rate of approximately 21%.

5.
Reconciliation of EIC’s Historical Unaudited Condensed Statement of Operations

A reconciliation of EIC’s historical unaudited condensed statement of operations for the six months ended March 31, 2021 is as follows:
CONDENSED STATEMENT OF OPERATIONS
	Year Ended December 31, 2020	Nine Months Ended September 30, 2020	Three Months Ended March 31, 2021	Six Months Ended March 31, 2021
Operating and formation costs	$678	$421	$235	$492
Loss from operations	(678)	(421)	(235)	(492)
Other income:
Interest income on marketable securities held in Trust Account	1,016	1,011	4	9
Change in fair value of warrant liabilities	(20,650)	(2,408)	(850)	(19,092)
Loss before income taxes	(20,312)	(1,818)	(1,081)	(19,575)
Provision for income taxes	(210)	(124)	—	(86)
Net loss	$(20,522)	$(1,942)	$(1,081)	$(19,661)

A reconciliation of EIC’s historical unaudited condensed statement of operations for the twelve months ended September 30, 2020 is as follows:
CONDENSED STATEMENT OF OPERATIONS
(in thousands)	Nine Months Ended September 30, 2020	For the Period from May 24, 2019 (inception) through December 31, 2019	For the Period from May 24, 2019 (inception) through September 30, 2019	Twelve Months Ended September 30, 2020
Formation and operating costs. .	$421	$268	$44	$646
Transaction costs	—	637	637	—
Loss from operations	(421)	(905)	(681)	(646)
Other income:
Interest income on marketable securities held in Trust Account	1,011	1,262	168	2,104
Change in fair value of warrant liabilities	(2,408)	2,183	333	(558)
(Loss) income before income taxes	(1,819)	2,540	(179)	901
Provision for income taxes	(124)	(209)	(26)	(306)
Net (loss) income	$(1,942)	$2,331	$(205)	$594

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of financial condition and operating results for Blade (as used in this section, “Blade” or the “Company”) has been prepared by Blade’s management. You should read the following discussion and analysis together with our consolidated financial statements and related notes elsewhere in this prospectus. Any references in this section to “we,” “our” or “us” shall mean Blade. Our disclosure and analysis in this prospectus contains forward-looking statements. Forward-looking statements give management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. All statements other than statements of historical fact are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does not expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur, or be achieved. Although the forward-looking statements contained herein reflect management’s current beliefs based on information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements.
Overview
Blade is a technology-powered, global air mobility platform. We provide consumers with a cost-effective and time-efficient alternative to ground transportation for congested routes, predominantly within the Northeast United States, through our helicopter, amphibious seaplane and fixed-wing transportation services. Our platform utilizes a technology-powered, asset-light business model, which was developed to be scalable and profitable using conventional helicopters today while enabling a seamless transition to Electric Vertical Aircraft (“EVA”), once they are certified for public use. Blade currently operates in three key lines of business:
•
Short Distance — Consisting primarily of flights: (i) between 60 and 100 miles in distance, largely servicing commuters for prices between $595 and $795 per seat; and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795).

•
MediMobility Organ Transport and Jet — We believe Blade is one of the largest air transporters of human organs for transplant in the Northeast United States, in most cases reducing the costs and transport time for hospitals versus legacy competitors. Organ movements are expected to be one of the first uses of EVA, given light payloads, short distances involved in “last mile” transfers between airports and hospital helipads, and missions that can be flown without passengers. This business line also includes non-medical jet charter and limited, by-the-seat jet flights between New York and both Miami and Aspen.

•
Other — Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

Blade’s first international joint venture launched helicopter services in late 2019 in India, flying between Mumbai, Pune and Shirdi.
Our Business Model
Blade leverages an asset-light business model: we neither own nor operate aircraft. Pilots, maintenance, hangar, insurance and fuel are all costs borne by our network of operators, which provide aircraft to Blade at fixed hourly rates. This enables our operator partners to focus on training pilots, maintaining aircraft and flying, while we schedule flights based on demand analysis and maintain the relationship with the flier from booking through flight arrival. Blade takes the economic risk of aggregating fliers to optimize flight profitability, providing predictable margins for our operators.
We typically pre-negotiate fixed hourly rates and flight times with our aircraft operators, paying only for flights actually flown, creating a predictable and flexible cost structure. Our costs are variable based on how many flights we offer, so if demand recedes, we are able to adjust our supply requirements accordingly by using fewer operators and reducing our by-the-seat flights. Depending on the maturity of the routes an operator is servicing, Blade will sometimes provide an annual guaranteed number of flight hours to the aircraft operators.
Our asset-light business model was developed to be scalable and profitable using conventional helicopters today while enabling a seamless transition to EVA, once they are certified for public use. We intend to leverage the lower operating costs of EVA versus helicopters to reduce the consumer’s price for our flights. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new vertical landing infrastructure (“vertiports”) in our existing and new markets.
Key Business Metric
We collect, measure, and evaluate operating and financial data of our business to evaluate our performance, measure our progress, and make strategic decisions. The following table reflects the key operating metric we use to evaluate our business:
	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Seats flown – all flights	2,936	4,988	5,882	12,278
We define “Seats flown — all flights” as the total number of seats occupied by paying passengers on all flights, whether sold by-the-seat or within a charter arrangement. Our long-term strategy is primarily focused on growth in by-the-seat products and we believe that “Seats flown — all flights” is an important indicator of our progress in executing on this growth strategy. This metric is not always directly correlated with revenue given the significant variability in the price we charge per seat flown across our various products and routes. For products and routes sold by-the-seat, we fly significantly more passengers at a low price per seat; growth in these areas is captured by “Seats flown — all flights,” but not necessarily in revenue, which is heavily influenced by our organ transplant and jet product line where we typically fly fewer or sometimes no passengers over long distances at a high price. We believe the “Seats flown — all flights” metric is useful to investors in understanding the overall scale of our business and trends in the number of passengers paying to use our service.
Recent Developments
Completion of Merger
On May 7, 2021, we completed our previously announced business combination with Experience Investment Corp. We received approximately $365 million in gross proceeds at the time of the merger with EIC, which includes $125 million in gross proceeds from a fully committed PIPE Investment that closed concurrently with the Closing. After payment of fees and expenses associated with the merger, we had approximately $345 million of cash on hand.
Impact of COVID-19
COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders, and business closures. We experienced a substantial decline in the demand for some of our passenger services due to travel restrictions that significantly reduced the number of commercial airline passengers and office closures that required many people to work from home, lowering commuter demand.
As a result of this decline, we paused our New York airport service beginning in March 2020 and significantly reduced the number of Northeast commuter flights we offered in the typically high-demand summer season. Despite the reduction in volume, our cost of revenue on a per flight basis remained generally consistent with 2019 for our by-the-seat routes. In addition, we did not renew agreements with certain of our operators for charter services, although we continue to do business with some of them. Despite the decline in our Short distance business, we saw an increase in demand for our MediMobility organ transport and jet services during the pandemic. We also launched BLADE Essential Ground Connect, our ground transportation service, during the pandemic and we implemented new measures to focus on the personal safety of our air and ground passengers.
With the reduction in commercial flight volumes, and the persistence of city-wide lockdowns in our core markets, we implemented cost savings initiatives, such as delaying non-essential projects and reducing or suspending other discretionary spending. Many of our landlords allowed us to defer rent for up to three months. On April 8, 2020, we received a loan in the principal amount of approximately $1.2 million through the Paycheck Protection Program under the CARES Act, which we used to help sustain our employee payroll costs and rent. We repaid the loan in full on May 7, 2021.
As travel restrictions begin to ease, we expect an increase in demand for our short-distance routes. We anticipate relaunching our New York Airport service starting June 1, 2021, providing air connectivity between Manhattan and John F. Kennedy Airport (“JFK”). Our Northeast commuter services began daily operations in April and May, driven by hybrid remote/office work patterns resulting in broader distribution of demand versus typical end-of-week surges. However, the ultimate impact of the current COVID-19 pandemic, or a similar health crisis, is highly uncertain and subject to change. Despite the expected distribution of vaccines against the virus in 2021, adverse developments related to the pandemic, such as delays in vaccine distribution and administration, the emergence of new viral strains that are not responsive to the vaccine, or a continued lack of demand for travel from the public, could postpone our ability to resume more frequent services.
Key Factors Affecting our Performance
Ability to attract and retain fliers
Our success depends in part on our ability to cost-effectively attract new fliers, retain existing fliers and increase utilization of our services by current fliers. Historically, we have made, and expect that we will need to continue to make, significant investments and implement strategic initiatives in order to attract new fliers, such as flier acquisition campaigns and the launching of new scheduled routes. These investments and initiatives may not be effective in generating sales growth or profits. Moreover, if fliers do not perceive our urban air mobility services to be reliable, safe and cost-effective, or if we fail to offer new and relevant services and features on our platform, we may not be able to attract or retain fliers or increase their utilization of our platform.
Expansion into New Geographic Markets
Our growth plan is focused on dense urban areas, primarily those with existing air transportation infrastructure in the Northeast and on the West Coast, that are facing increasing ground congestion. In these areas, Blade’s urban air mobility services can provide the most time savings for our fliers and, given the short distances involved, costs for our services can be comparable to luxury private car services. In addition, EVA may be commercially viable sooner in these markets given that battery technology constraints may limit the range of early models. Large urban markets with existing heliport infrastructure should be able to accommodate EVA while other cities may need several years to permit and build such infrastructure. In addition to these domestic target markets, we will continue to explore international markets through joint ventures, as in India. The number of potential fliers using our urban air mobility services in any of these markets cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our current or targeted future markets.
Growth of our business will require significant investments in our infrastructure, technology and marketing and sales efforts. Historically, cash flow from operations has not been sufficient to support these needs. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of our operations will also require us to enhance our operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.

Development, approval and acceptance of EVA for passenger travel
We intend to leverage the expected lower operating costs of EVA versus helicopters to reduce the consumer’s price for our flights. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new vertical landing infrastructure (“vertiports”) in our existing and new markets. However, manufacturers, individual operators that will purchase EVA, and pilots must receive requisite approvals from federal transportation authorities before EVA can fly passengers. No EVA aircraft are currently certified by the FAA for commercial operations in the United States, and there is no assurance that research and development will result in government certified aircraft that are market-viable or commercially successful in a timely manner or at all.
We believe that Blade is well positioned to introduce EVA into commercial service, once available, for a number of reasons. We believe our existing short-distance routes are compatible with EVA, which are expected initially to have a limited range, and our existing terminal space will accommodate EVA. Blade’s unit economics are designed to be profitable using either helicopters or EVA, even if early EVA does not deliver significant cost savings relative to helicopters. Moreover, Blade’s asset-light business model and technology platform are operator and aircraft agnostic, enabling a seamless transition to EVA.
Seasonality
Historically, we experienced seasonality with flight volume peaking during the third and fourth fiscal quarters of each fiscal year due to the busy summer travel season, with lower volume during the first and second fiscal quarters. In calendar year 2020, we experienced less seasonality as a result of the COVID-19 pandemic and related restrictions, which altered typical travel patterns. Blade’s expansion strategy is focused on routes with significantly less seasonality, such as intercity transfers, airport, and year-round commuter routes. Thus, we expect that seasonality in revenue will decrease as our business grows and our revenue mix shifts to these new year-round routes.
Components of Results of Operations
Revenue
Blade generates revenue through the sale of air travel services. Our fliers primarily purchase and manage reservations using our self-service mobile and web applications, but some choose to call, email or text our dedicated team of Flier Relations professionals. Fliers pay via credit card transactions, wire, check, customer credits and gift cards, and generally we collect payments in advance of performing the related services. We also collect fees from add-ons, such as trip insurance and ground transportation services, and changes to non-refundable seats sold. Our MediMobility organ transport customers receive terms and make payments to us after we perform the related service. Most of our accounts receivable consist of amounts due from MediMobility customers. The rest of our revenue streams are paid by our customers prior to the service rendered. Additionally, our joint venture agreement for operations in India entitles us to receive quarterly royalty payments.
Cost of Revenue
Cost of revenue consists principally of flight costs paid to operators of aircraft and landing fees.
Software Development
Costs incurred for the development of the Company’s internal use software are expensed as incurred.
General and Administrative
General and administrative expenses include principally personnel costs, including stock-based compensation, facility fees, credit card processing fees and professional fees. We expect that general and administrative expenses will increase for the foreseeable future as we expand our service offerings to additional cities and increase flight volumes on existing routes. We expect to incur additional expenses as a result of operating as a public company, including expenses related to compliance with reporting obligations under the rules and regulations of the SEC, rules and regulations applicable to companies listed on a national securities exchange, and higher expenses for director and officer insurance, investor relations, and professional services.
Selling and Marketing
Selling and marketing expenses consist primarily of advertising costs, marketing expenses, and promotion costs. We expect that selling and marketing expenses will increase for the foreseeable future as it represents a key component of our initiatives to expand into new markets. The trend and timing of our brand marketing expenses will depend in part on the timing of our expansion into new markets and other marketing campaigns.
Results of Operations
Comparison of the Three Months Ended March 31, 2021 and 2020
The following table presents our consolidated statements of operations for the periods indicated:
	Three Months Ended March 31,
($ in thousands)	2021		2020
	$	% of Revenue	$	% of Revenue
Revenue	9,273	100	6,454	100
Operating expenses
Cost of revenue	7,673	83	5,831	90
Software development	156	2	241	4
General and administrative	4,803	52	2,807	43
Selling and marketing	866	9	923	14
Total operating expenses	13,498	146	9,802	152
Loss from operations	(4,225)		(3,348)
Other non-operating income (expense)
Interest income (expense)	4		(61)
Total other non-operating income (expense)	4		(61)
Net loss	(4,221)		(3,409)
Revenue
Disaggregated revenue by product line was as follows:
	For the Three Months Ended March 31,
Product Line	2021	2020
Short distance	$1,049	$1,787
MediMobility organ transport and jet	7,729	4,588
Other	495	79
Total Revenue	$9,273	$6,454
For the three months ended March 31, 2021 and 2020, revenue increased by $2.8 million or 44%, from $6.5 million in 2020 to $9.3 million in 2021. The increase in revenue was driven principally by increases in MediMobility organ transport and jet of $3.1 million in 2021, from $4.6 million in 2020 to $7.7 million in 2021, an increase of 68%. The revenue increase in MediMobility organ transport and jet was partially offset by a 41% decrease in short distance aviation services, from $1.8 million in 2020 to $1.0 million in 2021. Short distance revenues were negatively impacted by a significant reduction in demand for commercial airline travel and, thus, our New York airport transfer services.

Our MediMobility and jet charter businesses were not adversely impacted by the pandemic and continued to show strong growth. In MediMobility, growth was driven by our successful effort to add additional hospital customers and the continued need for organ transplants during the pandemic. In jet charter, growth was driven by the successful acquisition of additional fliers and more frequent trips from fliers who preferred to avoid commercial airline travel during the pandemic.
Other revenue increased 527% from $0.1 million to $0.5 million driven primarily by the introduction of our Essential Ground Connect car service.
Cost of Revenue
For the three months ended March 31, 2021 and 2020, cost of revenue increased by $1.9 million or 32%, from $5.8 million during 2020 to $7.7 million in 2021. The increase in cost of revenue was driven by an increase in flight operator costs in support of the increase in revenues. Cost of revenue decreased as a percentage of revenues driven by higher passenger utilization on our short-distance flight services.
Software Development
For the three months ended March 31, 2021 and 2020, software development costs decreased by $0.1 million, or 35%, from $0.2 million in 2020 to $0.1 million in 2021, principally due to management’s decision to reduce development efforts in response to the COVID-19 pandemic’s impact on operations.
General and Administrative
For the three months ended March 31, 2021 and 2020, general and administrative expense increased by $2.0 million, or 71%, from $2.8 million during 2020 to $4.8 million in 2021, principally based upon an increase in stock-based compensation of $1.8 million and an increase in professional fees of $0.4 million as we prepared for our merger with EIC.
Selling and Marketing
For the three months ended March 31, 2021 and 2020, selling and marketing expense decreased by $0.1 million, or 6%, from $0.9 million during 2020 to $0.8 million in 2021. The decrease in selling and marketing expense was attributed primarily to reductions in marketing and advertising related to scaling down our short distance flight services in response to COVID-19 restrictions on travel and workplace closures.
Other non-operating income (expense)
For the three months ended March 31, 2021 and 2020, other non-operating income consists of interest income net of interest expense. We earn interest income on our money market investments. Interest income was $4,000 during 2021, as opposed to interest expense in 2020 of $61,000.
Comparison of the Six Months Ended March 31, 2021 and 2020
The following table presents our consolidated statements of operations for the periods indicated:
	Six Months Ended March 31,
($ in thousands)	2021		2020
	$	% of Revenue	$	% of Revenue
Revenue	17,259	100	11,677	100
Operating expenses
Cost of revenue	13,995	81	11,588	99
Software development	342	2	471	4
General and administrative	8,214	48	5,815	50
Selling and marketing	1,301	8	1,955	17

	Six Months Ended March 31,
($ in thousands)	2021		2020
	$	% of Revenue	$	% of Revenue
Total operating expenses	23,852	138	19,829	170
Loss from operations	(6,593)		(8,152)
Other non-operating income
Interest income	11		30
Total other non-operating income	11		30
Net loss	(6,582)		(8,122)

Revenue
Disaggregated revenue by product lines was as follows:
	For the Six Months Ended March 31,
Product Line	2021	2020
Short distance	$3,179	$5,138
MediMobility organ transport and jet	13,253	6,453
Other	827	86
Total Revenue	$17,259	$11,677
For the six months ended March 31, 2021 and 2020, revenue increased by $5.6 million or 48%, from $11.7 million in 2020 to $17.3 million in 2021. The increase in revenue was driven principally by increases in MediMobility organ transport and jet of $6.8 million in 2021, from $6.5 million in 2020 to $13.3 million in 2021, an increase of 105%. The revenue increase in MediMobility organ transport and jet was partially offset by a decrease in short distance aviation services, from $5.1 million in 2020 to $3.2 million in 2021. Short distance revenues were negatively impacted by a significant reduction in demand for commercial airline travel and, thus, our New York airport transfer services, but this was partially offset by increased demand for our Northeast commuter services as fliers continued to utilize suburban homes well beyond the typical summer peak season.
Our MediMobility organ transport and jet businesses were not adversely impacted by the pandemic and continued to show strong growth. In MediMobility organ transport, growth was driven by our successful effort to add additional hospital customers and the continued need for organ transplants during the pandemic. In jet charter, growth was driven by the successful acquisition of additional fliers and more frequent trips from fliers who preferred to avoid commercial airline travel during the pandemic.
Other revenue increased 862% from $0.1 million to $0.8 million driven primarily by the introduction of our Essential Ground Connect car service.
Cost of Revenue
For the six months ended March 31, 2021 and 2020, cost of revenue increased by $2.4 million or 21%, from $11.6 million during 2020 to $14.0 million in 2021. The increase in cost of revenue was driven by increased volume in flight revenues in the period. Cost of revenue decreased as a percentage of revenues driven by higher passenger utilization on our short-distance flight services.
Software Development
For the six months ended March 31, 2021 and 2020, development costs decreased by $0.2 million, or 27%, from $0.5 million in 2020 to $0.3 million in 2021, principally due to management’s decision to reduce development costs in response to the COVID-19 pandemic’s impact on operations.

General and Administrative
For the six months ended March 31, 2021 and 2020, general and administrative expense increased by $2.4 million, or 41%, from $5.8 million during 2020 to $8.2 million in 2021, principally on a $3.0 million increase in stock-based compensation (from $0.2 million in 2020 to $3.2 million in 2021), partially offset by cost savings implemented in response to COVID-19.
Selling and Marketing
For the six months ended March 31, 2021 and 2020, selling and marketing expense decreased by $0.7 million, or 33%, from $2.0 million during 2020 to $1.3 million in 2021. The decrease in selling and marketing expense was attributed primarily to reductions in marketing and advertising related to scaling down our short distance flight services in response to COVID-19 restrictions on travel and workplace closures.
Other non-operating income (expense)
For the six months ended March 31, 2021 and 2020, other non-operating income consists of interest income and interest expense. We earn interest income on our money market investments held with JP Morgan Chase Bank. Interest income remained stable at less than $0.1 million in 2021.
Comparison of the Years Ended September 30, 2020 and 2019
The following table presents our consolidated statements of operations for the years indicated:
	Years Ended September 30,
	2020		2019
($ in thousands)	$	% of 2020 Revenue	$	% of 2019 Revenue
Revenue	23,434	100	31,196	100
Operating expenses
Cost of revenue	21,107	90	26,497	85
Development costs	861	4	751	2
General and administrative	9,292	40	10,476	34
Selling and marketing	2,533	11	5,013	16
Total operating expenses	33,793	144	42,737	137
Loss from operations	(10,359)		(11,541)
Other non-operating income (expense)
Interest income	200		718
Interest expense	(1)		(15)
Total other income	199		703
Net loss	(10,160)		(10,838)
Revenue
Revenue decreased by $7.8 million, or 25%, from $31.2 million in 2019 to $23.4 million in 2020. The decline in revenue was driven principally by lower revenues from short distance aviation services, from $26.0 million in 2019 to $9.9 million in 2020, a reduction of $16.1 million or 62%. The revenue decline in short distance was partially offset by significant increases in MediMobility (organ transport) and jet charter revenues. MediMobility and jet charter revenues were $12.8 million in 2020 as compared to $5.0 million in 2019, an increase of $7.8 million or 156%. Short distance revenues were negatively impacted by a significant reduction in demand for commercial airline travel, driven by the COVID-19 pandemic, which resulted in our decision to pause our New York airport transfer services. In addition, the closure of offices in New York City led to a reduction in demand for our commuter services in the typically high-demand summer season.

Our MediMobility and jet charter businesses were not adversely impacted by the pandemic and continued to show strong growth. In MediMobility, growth was driven by our successful effort to add additional hospital customers, the continued need for organ transplants during the pandemic and the limited operating results for MediMobility in 2019, given our Q4 2019 service launch. In jet charter, growth was driven by the successful acquisition of additional fliers and more frequent trips from fliers who preferred to avoid commercial airline travel during the pandemic.
Other revenue increased from $0.2 million to $0.7 million driven primarily by the introduction of our Essential Ground Connect ground transportation service and increased sales of commuter passes.
Cost of Revenue
Cost of revenue decreased by $5.4 million, or 20%, from $26.5 million during 2019 to $21.1 million in 2020. The decrease in cost of revenue was attributed primarily to the decline in short distance flight volume, which was driven by the COVID-19 pandemic. Generally, our direct costs payable to operators on a per flight per route basis remained consistent with 2019 for our by-the-seat routes. From 2019 to 2020, we had a shift in revenue mix as the number of short distance flights decreased and flights for MediMobility and jet charter increased. Our direct operator costs for MediMobility and jet charter are generally higher than the direct operator costs for our short distance flights. Thus, the shift in revenue mix led to an overall increase in our cost of revenue as a percentage of total revenues.
Software Development
Development costs increased by $0.1 million, or 13%, from $0.8 million in 2019 to $0.9 million in 2020, principally due to hiring additional software development engineers and consultants in the period.
General and Administrative
General and administrative expense decreased by $1.2 million, or 11%, from $10.5 million during 2019 to $9.3 million in 2020, principally on account of headcount reductions implemented in the spring of 2020 to reduce fixed costs in response to the COVID-19 pandemic’s impact on operations.
Selling and Marketing
Selling and marketing expense decreased by $2.5 million, or 49%, from $5.0 million during 2019 to $2.5 million in 2020. The decrease in selling and marketing expense was attributed primarily to significant reductions in marketing and advertising related to scaling down our short distance flight services in response to COVID-19 restrictions on travel and workplace closures.
Other Non-Operating Income (Expense)
Other non-operating income consists of interest income and interest expense. We earn interest income on our money market investments. Interest income decreased by $0.5 million, or 72%, from $0.7 million during 2019 to $0.2 million during 2020.
Liquidity and Capital Resources
Sources of liquidity
Since our inception, we have financed our operations primarily from sales of our convertible preferred stock. As of March 31, 2021 and September 30, 2020, we had cash and cash equivalents of $7.5 million and $12.2 million, respectively, and restricted cash of $0.4 million and $0.1 million at March 31, 2021 and September 30, 2020, respectively. We anticipate that our available cash and cash equivalents will be sufficient to meet our current operational needs for at least the next 12 months. Our future capital requirements, however, will depend on many factors, including the pace of our expansion into new markets, our ability to attract and retain fliers, capital expenditures, acquisitions, as well as the timing of regulatory approval and market adoption of EVAs for urban air mobility. We will need to raise additional capital in order to fully realize our plans for growth and expansion.

On April 8, 2020, we entered into an unsecured note evidencing our PPP Loan in the principal amount of $1.2 million. Proceeds of our PPP Loan may be used for payroll costs, costs related to certain group health care benefits, rent payments, utility payments, mortgage interest payments, interest payments on other debt obligations that were incurred in the 24 weeks following the disbursement of the loan. We repaid the loan on May 7, 2021.
Liquidity Requirements
Blade’s principal uses of cash since inception have been funding its operations and investing in technology development. To a limited extent, we have acquired or invested in complementary businesses, products and technologies. Our short-term (less than 12 months) cash requirements include personnel costs, lease payments, and receivables for our MediMobility business. Our long-term cash requirements will depend on many factors, including our revenue growth rate, expansion of sales and marketing activities, the addition of new domestic routes, international expansion, the availability of EVA in the urban air mobility market, and identification of acquisition or investment targets.
Blade has contractual relationships with various aircraft operators to provide aircraft service. Under these Capacity Purchase Agreements (“CPAs”), we pay the operator contractually agreed fees for operating these flights. The fees are generally based on fixed hourly rates by aircraft type multiplied by pre-negotiated time-distance multiples (i.e., flight hours). Under these CPAs, the Company is also responsible for landing fees and other costs, which are either passed through by the operator to the Company without any markup or directly incurred by the Company. As of March 31, 2021, the Company was obligated under agreements with operators to purchase flights with an aggregate value of approximately $2.3 million for the years ended September 30, 2021 and 2022.
As a consequence of our business combination with EIC, Blade became a Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Blade expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued innovation, Blade may not be able to compete successfully, which would harm its business, results of operations and financial condition. If adequate funds are not available, we may need to reconsider our growth plans, which could have a material adverse impact on our business prospects and results of operations.
Cash Flows
Comparison on the Six Months Ended March 31, 2021 and 2020
The following table summarizes our cash flows for the periods indicated:
	Six Months Ended March 31,		Change
	2021	2020	$	%
Net cash used in operating activities	$(607)	$(9,344)	$8,737	(94)
Net cash used in investing activities	(589)	(368)	(221)	60
Net cash (used in) provided by financing activities	(3,154)	5	(3,159)	(63,180)
Net decrease in cash, cash equivalents and restricted cash	$(4,350)	$(9,707)	$5,357	(55)
Cash Used in Operating Activities
For the six months ended March 31, 2021, net cash used in operating activities was $0.6 million, primarily driven by a net loss of $6.6 million adjusted for non-cash depreciation and amortization and stock-based compensation. Non-cash adjustments consisted of $0.3 million depreciation and amortization and

$3.2 million stock-based compensation. The changes in operating assets and liabilities are primarily driven by an increase of $1.2 million in prepaid expenses and other current assets, offset by an increase of $3.2 million in accounts payable and accrued expenses and $0.4 million deferred revenue.
For the six months ended March 31, 2020, net cash used in operating activities was $9.3 million, primarily driven by a net loss of $8.1 million adjusted for non-cash depreciation and amortization and stock-based compensation. Non-cash adjustments consisted of $0.3 million of depreciation and amortization and $0.2 million of stock-based compensation. The changes in operating assets and liabilities included are primarily driven by an increase of $0.4 million in prepaid expenses and other current assets, $0.2 million increase in accounts receivable, and a $1.5 million decrease in accounts payable and accrued expenses, offset by an increase of $0.4 million in deferred revenue.
Cash Used in Investing Activities
For the six months ended March 31, 2021, net cash used in investing activities was $0.6 million, driven by $0.5 million of purchase of domain name, and $0.1 million of purchases of property and equipment.
For the six months ended March 31, 2020, net cash used in investing activities was $0.4 million, driven by $0.4 million of purchases of property and equipment.
Cash (Used in) Provided by Financing Activities
For the six months ended March 31, 2021, net cash used in financing activities was $3.2 million, reflecting primarily deferred recapitalization costs related to the merger of $3.2 million.
For the six months ended March 31, 2020, net cash provided by financing activities was $0.01 million, reflecting proceeds of $0.01 million from the exercise of common stock options.
Comparison on the Years Ended September 30, 2020 and 2019
The following table summarizes our cash flows for the periods indicated:
	Years Ended September 30
($ in thousands)	2020	2019	$ Change	% Change
Net cash used in operating activities	$(10,818)	$(10,302)	(516)	5.0
Net cash used in investing activities	(377)	(1,054)	677	(64.2)
Net cash provided by financing activities	1,180	116	1,064	917.2
Net increase (decrease) in cash, cash equivalents and restricted cash	$(10,015)	$(11,240)	1,225	(10.9)
Cash Used in Operating Activities
For the year ended September 30, 2020, net cash used in operating activities was $10.8 million, primarily driven by a net loss of $10.2 million, adjusted for non-cash items consisting of $0.5 million of depreciation and amortization and $0.5 million of stock-based compensation. The changes in operating assets and liabilities consist principally of increases of $0.3 million in prepaid expenses and other current assets, $0.6 million in accounts receivable, and a decrease of $1.4 million in accounts payable and accrued expenses, offset by an increase of $0.6 million in deferred revenue.
For the year ended September 30, 2019, net cash used in operating activities was $10.3 million, primarily driven by a net loss of $10.8 million, adjusted for non-cash items consisting of $0.5 million of depreciation and amortization and $0.3 million of stock-based compensation. The changes in operating assets and liabilities consist principally of increases of $0.3 million in prepaid expenses and other current assets, $0.2 million in accounts receivable and a decrease of $0.4 million in accounts payable and accrued expenses, offset by an increase of $0.7 million in deferred revenue.

Cash Used in Investing Activities
For the year ended September 30, 2020, net cash used in investing activities was $0.4 million, driven by the purchases of property and equipment.
For the year ended September 30, 2019, net cash used in investing activities was $1.0 million, primarily driven by $0.6 million of purchases of property and equipment, $0.2 million for the investment in joint venture, and $0.3 million for the purchase of a customer list.
Cash Provided by Financing Activities
For the year ended September 30, 2020, net cash provided by financing activities was $1.2 million, reflecting proceeds of $1.2 million from notes payable.
For the year ended September 30, 2019, net cash provided by financing activities was $0.1 million, reflecting proceeds from the exercise of common stock options.
Off-Balance Sheet Arrangements
As of March 31, 2021, we were not a party to any off-balance sheet arrangements, as defined in Regulation S-K, that have or are reasonably likely to have a current or future material effect on our financial condition, results of operations, or cash flows.
Critical Accounting Policies and Estimates
Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, and expenses and related disclosure in the notes to financial statements. We evaluate our accounting policies, estimates and judgments on an on-going basis. Management bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances. Our actual results may differ from these estimates under different assumptions or conditions.
For further information about our critical accounting policies and use of estimates, see Note 2 of the notes to our condensed consolidated financial statements included elsewhere in this prospectus.

BUSINESS
Our Business
Blade is a technology-powered, global air mobility platform. Founded in 2014, we provide consumers with a cost effective and time efficient alternative to ground transportation for congested routes, predominantly within the Northeast United States and India, through our helicopter, amphibious seaplane and fixed-wing transportation services. Blade’s platform utilizes a technology-powered, asset-light business model with substantial brand recognition. We believe that the combination of Blade’s strong brand recognition, growing user base, network of exclusive terminals and our proprietary technology stack provides a competitive advantage in the markets we serve.
Our asset-light business model means that Blade neither owns nor operates any aircraft. Instead, our network of operator partners provide aircraft, pilots, maintenance, insurance and fuel, while we focus on what we do best: booking and aggregating fliers through our mobile app, website and Flier Relations team and providing cost-effective air transportation alternatives to some of the most congested ground routes in the United States and India. Blade’s proprietary “customer-to-cockpit” technology stack enables us to manage hundreds of fliers across numerous simultaneous flights, coordinating multiple operators flying between terminals across our route network. We believe that this technology, which provides us with enhanced logistics capabilities and information from our fliers signaling their interest in new routes, will enable us to continue to scale our business. This technology stack was built with future growth in mind and is designed to allow our platform to be easily scaled to accommodate, among other things, rapid increases in flier volume, new routes, new operators, broader flight schedules, next-generation verticraft and ancillary services (e.g., last/first-mile ground connections, trip cancellation insurance, baggage delivery) through our mobile apps, website and cloud-based tools. Our technology stack incorporates data collection and analysis technology to help us better understand how fliers use our platform and predict potential growth opportunities.
Blade operates exclusive passenger terminal infrastructure in key markets, positioning us for competitive advantage in locations that are constrained by geography or regulation from adding new heliports. Beyond providing an enjoyable and seamless pre-boarding experience, operating our own network of terminals allows us to streamline the departure and arrival process to improve the flier experience and increase our aircraft utilization rates. For example, we can check-in passengers as they arrive and manage boarding to allow multiple flights to depart from the same terminal within minutes of each other, while also enabling baggage handling and real-time recovery logistics in the event of flight delays or cancellations.
Our fliers are a mix of business and leisure travelers to whom we sell by-the-seat and charter air transportation services on a per-flight or multi-purchase basis. We also offer corporate clients the opportunity to enter into bulk purchase agreements to provide their employees with access to our services.
We operate as a carbon neutral business by purchasing offsets to counteract the carbon emissions generated by our urban air mobility services. Blade endeavors to fund projects and/or purchase offsets generated by projects in our primary service areas. For example, through the purchase of certain offsets, we have recently supported a project to capture methane gases from one of the largest landfills in New York, generating clean electrical power while reducing greenhouse gas emissions.
Our asset-light business model was developed to be scalable and profitable on a per unit basis using conventional helicopters while enabling a seamless transition to EVA. We estimate that we could introduce EVA aircraft into our services for some of our shortest routes by 2025, although government approvals, availability of EVA, and public acceptance could cause delays beyond that date. We intend to leverage the expected lower operating costs of EVA versus conventional helicopters to reduce the consumer’s price for our flights and make our urban air mobility services accessible to an even larger number of fliers. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for and encourage the development of new vertical landing infrastructure (“vertiports”) in our existing and new markets.

We believe that Blade is well positioned to introduce EVA into commercial service, once available, given that:
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EVA are initially expected to have limited range. Many of Blade’s existing and planned routes are very short (e.g., Manhattan to NYC Airports) potentially making them suitable for EVA service.

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Landing sites for EVA may be limited initially to existing heliports and airports. Blade has already secured leases for terminal space in locations where such space is scarce, including in Manhattan.

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Early EVA may not initially deliver significant cost savings relative to helicopters. Blade’s unit economics are designed to be profitable using either helicopters or EVA.

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EVA represents a significant change in aviation technology and some fliers may initially be reluctant to embrace it as a new mode of transportation. As such, we believe that fliers will be more likely to turn to established, trusted companies like Blade to provide them with this new service.

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Blade’s asset-light business model and technology platform are operator and aircraft agnostic, enabling a seamless transition to EVA.

Blade’s disaggregated revenues are presented within the three following categories:
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Short Distance  —  Consisting primarily of helicopter and amphibious seaplane flights: (i) between 60 and 100 miles in distance, largely servicing commuters for prices between $595 and $795 per seat; and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795). Our short distance offerings are generally available for purchase both on a per seat basis (one-way and round-trip) and at discounted rates through monthly and annual subscription models.

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MediMobility Organ Transport and Jet  —  We believe Blade is one of the largest air transporters of human organs for transplant in the Northeast United States, in most cases reducing the costs and transport time for hospitals versus legacy competitors. Organ movements are expected to be one of the first uses of EVA, given light payloads, short distances involved in “last mile” transfers between airports and hospital helipads, and missions that can be flown without passengers. This business line also includes non-medical jet charter and limited scheduled jet flights from New York to Miami and Aspen.

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Other  —  Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

Blade’s first international joint venture launched helicopter services in late 2019 in India, flying between Mumbai, Pune and Shirdi. We have a minority, non-controlling interest in this joint venture and receive licensing fees from the joint venture equal to a percentage of its revenues. As part of our international expansion strategy, we will seek to form additional joint ventures with local partners in key markets with Blade providing the technology, flier experience, infrastructure design, marketing templates and employee training that enables a scalable and consistent Blade experience. In selecting local partners for joint ventures, we seek well-capitalized, experienced and reputable in the applicable market. The form of structure of our future joint ventures may vary based on, among other things, the particular circumstances and future growth prospects for such joint venture.
Impact of the COVID-19 Pandemic
COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders and business closures. Consequently, we have experienced a decline in the demand for our passenger services due to travel restrictions significantly reducing the number of commercial airline passengers and office closures that required many people to work from home. As a result of this decline, we paused our New York by-the-seat airport service beginning in March 2020 and significantly reduced the number of our Northeast commuter flights. However, we saw increased demand for our Northeast commuter service beyond the typical summer season, as some fliers remained in summer homes throughout the winter. We also experienced an increase in non-seasonal demand in our MediMobility and jet businesses. In addition, we did not renew agreements with certain of our third-party aircraft operators for charter services, although we continue to do business with some of them. We believe that our flights on jet aircraft, operating from private terminals with no more than 16 passengers, appealed to our fliers.
Additionally, the Company implemented measures to focus on the personal safety of our fliers. These measures include, but are not limited to, the following: (i) enhanced aircraft cleaning procedures, including electrostatic decontamination of aircraft between flights; (ii) checking temperature and blood oxygen saturation levels upon check in for all passengers at Blade terminals; (iii) requiring proof of a negative COVID-19 test result from a test that was administered within 48 hours prior to departure for all shared jet flights; and (iv) requiring onsite COVID-19 testing or proof of a negative COVID-19 test result from a test that was administered within 48 hours prior to departure for all by-the-seat long-distance flights.
We also launched BLADE Essential Ground Connect, our ground transportation service in New York, during the pandemic. This service is important to enable last mile/first mile connectivity for our fliers. We believe we differentiate ourselves from other ground transportation providers in New York by enforcing enhanced health and safety protocols among the fleet of vehicles we use for this service, including equipping all vehicles with partitions between the passengers and driver, conducting temperature and blood oxygen saturation level checks on the drivers, and decontamination of the vehicles before and after each trip.
With the reduction in revenue, and the persistence of city-wide lockdowns in our core markets, we have implemented cost savings initiatives, such as delaying non-essential projects and reducing or suspending other discretionary spending. On April 8, 2020, we received a loan in the principal amount of approximately $1,200,000 through the Paycheck Protection Program under the CARES Act. We used the proceeds of the PPP Loan to help sustain our employee payroll costs and rent due to the impact of the COVID-19 pandemic. We repaid the loan on May 7, 2021.
While the ultimate impact of the current COVID-19 pandemic is highly uncertain and subject to change, we are encouraged by the recent developments with the administration of vaccines, and expect to resume our New York by-the-seat airport flights on June 1, 2021, beginning with service between Manhattan and JFK Airport. However, adverse developments related to the pandemic, such as delays in vaccine distribution and administration, the emergence of new viral strains that are not responsive to the vaccine, or a continued lack of demand for air travel from the public, could postpone our ability to resume services.
Industry and Market Opportunity
We define urban air mobility as a system, inclusive of booking and flight management technology, ground infrastructure, fliers, and access to aircraft, for shared passenger or cargo flights within and between urban areas. We believe that, at present, Blade is one of the largest companies to provide year-round by-the-seat helicopter transportation in the United States. Historically, helicopters have been the primary equipment used to provide urban air mobility services to consumers, alongside amphibious seaplanes in markets with the appropriate infrastructure, such as in Blade’s New York City business.
Urban air mobility services are designed to provide shorter travel times on routes where congestion makes ground transportation slow, expensive and inefficient.
Absent an urban air mobility system that allows by-the-seat booking, helicopters have been used historically on a full aircraft charter basis but at a higher price point. For example, a charter flight between Manhattan and JFK Airport may cost thousands of dollars versus Blade’s $195 per seat urban air mobility service (or $95 with the purchase of an annual airport pass). The cost per passenger for helicopter charter services is likely to be higher than seats purchased on urban air mobility platforms for a number of reasons, including lower average passenger utilization (i.e., seats filled on each flight) on charter flights resulting in the flight cost being divided among fewer passengers. In addition, aircraft repositioning (i.e., flying to/from base before and after each flight) that occurs before and after the occupied passenger leg of a charter flight increases the flight time and cost of the charter flight, as opposed to urban air mobility platforms that reduce aircraft repositioning and flight time by scheduling and selling back-to-back occupied passenger legs.

By offering by-the-seat flights as part of an urban air mobility system, reduced per passenger costs are driven by a number of factors, including:
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use of mobile technology, data analysis and digital marketing to set schedules and aggregate fliers onto flights that optimize utilization;

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reduction of repositioning costs by flying the same aircraft between the same two points on a route throughout the day, repositioning at the beginning and end of each day, versus before and after each individual flight as is typical for helicopter charter; and

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reduction of hourly flight costs as our third-party aircraft operator arrangements allow aircraft operators to amortize their fixed costs over more flight hours per year thereby enabling them to lower the rates they charge to Blade.

EVA are currently being developed and tested by a wide variety of aerospace companies, including Boeing, Airbus and others. Regulatory agencies in the United States, Europe and elsewhere have begun the process of certifying certain models, but the timeline for approving EVA for passenger travel is unknown. Like electric cars, EVA could provide the benefits of zero carbon emissions and also quieter operation. According to the companies that are building these aircraft, the use of EVA for urban air mobility could provide several important benefits over helicopters or airplanes, including:
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lower cost to manufacture and operate;

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reduced maintenance costs and downtime;

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additional mechanical redundancy; and

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potential to deploy software solutions that have been developed to reduce pilot error and increase automation.

Our Strengths
We believe the following competitive strengths have been instrumental to our success and position us for future growth.
Well-Known and Respected Brand
Our “Blade” brand is one of our most valuable assets. We have invested significantly in promoting our brand, which we believe will continue to enable us to acquire fliers and increase utilization on new and existing routes.
We believe in creating an emotional connection with our fliers. We accomplish this through the experience we provide in our terminals and by the relentless pursuit of flier satisfaction by our on-site Flier Experience team and Flier Relations representatives. In surveys sent after each flight, we ask our fliers, on a scale of 1-10, how likely they are to recommend Blade to a friend. The average response since we began the surveys in July 2018 has been 9.5 out of 10.
Our marketing, advertising, and communications efforts have helped us acquire and retain our fliers. It also sets the tone for our brand as aspirational, but also within reach  —  flights on certain routes cost as little as $195 per seat, or $95 with the purchase of an annual pass.
Our flier acquisition campaigns primarily consist of: (i) digital marketing channels, which we optimize for search engine results; (ii) local print and television ads in our target markets; (iii) marketing partnerships with other businesses that share a similar customer base (e.g., hotels and airlines); and (iv) events, product placements and “activations” that integrate our urban air mobility services with our partners’ products.
We believe that the strength and recognition of our brand and our focus on locally-targeted advertising has enabled us to be cost efficient in our marketing and advertising. For example, for the years ended September 30, 2020 and 2019, flier acquisition campaigns represented only 11% and 16% of our revenues, respectively, which is consistent with the typical cost of our flyer acquisition campaigns.
We measure the success of our marketing campaigns by looking at the revenue growth for a particular route or geography compared to the cost of targeted marketing for that route or geography and the relative cost of the targeted marketing compared to our overall marketing spend. For digital advertising, our vendors are able to track fliers who view or click our advertisements and directly attribute revenues to specific campaigns, or even specific pieces of creative content, which we compare to the cost to determine effectiveness.
Over the past six years, we have produced over 20 television commercials for a variety of services across our markets. These commercials are produced in-house and often utilize notable actors and celebrities who are Blade fliers. We pay for airtime on a cost-effective basis by targeting key zip codes and negotiating directly with operators of multiple cable television systems. While digital advertising remains an important flier acquisition tool, we believe highly targeted television and print advertising has helped define and build our brand.
Blade has also been featured in recent Hollywood feature films, numerous network television shows, and a top-10 artist music video. Producers of such third-party content seek to use the Blade brand in their storylines because of its perceived strength and recognition, and they do not charge us product placement fees. Leading brands partner with Blade to provide visibility of their products and services to our fliers, underscoring the power of our brand and its value to our fliers. Additionally, our presence at major sporting events, music festivals and arts exhibitions not only generates flight revenue but also helps raise brand awareness. Given that traffic and congestion are common issues for major events, our ability to create landing zones near venues or on-site provides significant time savings for fliers.
Flexible Cost Structure /Asset Light Model
Blade leverages an asset-light business model: we neither own nor operate aircraft. Aircraft, pilots, maintenance, hangar, insurance and fuel are all costs typically borne by our network of third-party operators, which provide aircraft at fixed hourly rates. This enables our third-party operators to focus on training pilots, maintaining aircraft and flying, while we schedule flights based on demand analysis and maintain the relationship with the flier from booking through flight arrival.
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Blade takes the economic risk of aggregating fliers to optimize flight profitability, providing predictable margins for our operators. We are responsible for:

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Arrangement of flights operated by our network of third-party operators.

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Booking and aggregating fliers through our mobile app, website and Flier Relations team (via email, phone, text, in-app messaging, and social media).

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Pre-flight communications and booking management in-app or via email, web, text, mobile push notifications, or over the phone with our 24/7 Flier Relations team.

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Check-in, baggage assessment, and administration of health and safety protocols led by our Flier Experience representatives in our dedicated passenger terminals, where available.

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Pre-boarding flier experience in our terminals, which enables recovery logistics in the event a flight is delayed or cancelled and flier exposure to our brand partners.

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Arrival management by our Flier Experience representatives who facilitate ancillary services booked through Blade, such as ground transport connections and luggage delivery.

We pre-negotiate fixed hourly rates and flight times with our third-party aircraft operators, paying only for flights actually flown, creating a predictable and flexible cost structure. Our costs are variable based on how many flights we offer, so if demand recedes, we are able to adjust our supply requirements accordingly by using fewer operators and reducing our by-the-seat flights. Blade uses three different models with our operators:
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Dedicated Availability  —  Blade branded aircraft must be made available to Blade but may otherwise be utilized by the operator for other purposes.

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Dedicated Aircraft  —  Blade branded aircraft may only be used by Blade and may not be utilized by the operator for any other purpose.

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On Demand Aircraft  —  Aircraft may be utilized by Blade on an “as available” basis. These aircraft are sometimes Blade branded.

Depending on the maturity of the routes an operator is servicing, Blade will sometimes provide an annual guarantee for Dedicated Availability or Dedicated Aircraft. Our current obligation to purchase flights from operators in fiscal 2021 was $2.34 million, approximately 10% of revenues generated in fiscal 2020.
Proprietary Technology
Blade’s proprietary “customer-to-cockpit” technology stack supports all aspects of our sales to fliers and arranging flights with our operators. Fliers can explore routes, book, change, and cancel flights using our mobile app and website. The app and website collect information to analyze passenger usage and travel patterns and provide us with real-time insights that inform, among other things, areas of potential route demand, pricing and flier preferences.
Employees and third-party operators communicate using our cloud-based reservations platform, which enables high volume passenger and flight operations and provides real-time passenger manifests and weight totals on in-cockpit devices for pilots. The platform can orchestrate multiple flights, passengers, and operators in real-time across multiple bases, routes, and time zones. Our platform combines an order management system, operator dispatch dashboard, pilot dashboard (including pilot tipping), flight processing workflows, automated regulatory compliance tools, and a vendor accounting system to move aircraft and passengers successfully. Operators can provide information on their accessible fleet and pilot rosters. They can accept, reject, and send invoices for on-demand flight dispatch requests. The platform sends alerts on potential weight issues based on real-time passenger manifest analysis, invoice cost variances, and other critical information in order to anticipate and eliminate issues before they arise.
Existing Flier Base and Core Operational Footprint
We benefit from our existing, engaged flier base, which we believe will reduce the time required to launch new routes within the regions we currently operate, given our ability to market new services directly to existing Blade fliers in the region. Further, with approximately 37,000 fliers in calendar-year 2019 (our peak full-year passenger volume prior to the COVID-19 pandemic), primarily in the Northeast United States, we have stress-tested our technology, passenger infrastructure and internal processes to handle current and future passenger capacity. We believe this experience is critical to operating a successful urban air mobility service at global scale and will be a key advantage against any future competitors in our current and future markets.
Experienced Management Team
We are led by an experienced management team with a depth of knowledge in business operations, aviation, technology, mergers and acquisitions, and corporate development. Our management team has successfully grown our business through a combination of focused network and product expansions, cost initiatives, and strategic acquisitions. In addition, our management team has significant prior experience acquiring and integrating businesses.
Strategic Infrastructure
Blade leases and licenses exclusive passenger terminal infrastructure from airport and heliport operators in key markets, providing a competitive advantage in locations that are constrained by geography or regulation from adding additional heliports. These leases, licenses and permits vary in term, ranging from six month seasonal permits to multi-year use and occupancy agreements that are coterminous with the airport or heliport operator’s underlying lease with the municipality that owns the premises. While our experience with these multi-year use and occupancy agreements have led to long-term uninterrupted usage thus far, certain municipalities, including New York, retain the authority to terminate a heliport operator’s lease upon as short as 30 days’ notice. If a municipality exercised its termination rights, under certain conditions our agreements with the airport or heliport operator would concurrently terminate.
Beyond providing an enjoyable and seamless pre-boarding experience, Blade’s network of terminals allows us to check-in fliers and manage boarding across multiple flights, often departing within minutes of each other, while enabling baggage handling and real-time recovery logistics in the event of flight delays or cancellations. Based on our experience during the pandemic, we believe that passengers have greater comfort when utilizing private terminals where health protocols are enforced, as compared to larger public airports.
Sales and Marketing
Our fliers primarily purchase and manage reservations using our self-service mobile and web applications, but some choose to call, email or text our dedicated team of Flier Relations professionals. Our Flier Relations team is also responsible for growing revenue through expanded use of services and selling new products and ancillary services, such as ground transport connections, baggage delivery, cancellation insurance, and annual and monthly passes. Sales efforts are supported by our marketing team, which generates leads and builds brand awareness.
Our current marketing strategy focuses on targeted advertising in the geographic locations where we have established routes. When we enter a new market, we develop a locally-focused advertising plan to build our brand recognition and awareness. We primarily utilize: (i) digital marketing channels, which we optimize for search engine results; (ii) highly focused local print and television ads; (iii) marketing partnerships with other businesses that share a similar customer base (e.g., hotels and airlines); (iv) events, product placements and “activations” that integrate our urban air mobility services with our partners’ products; and (v) public relations. As our presence in new markets grows, we believe that referrals from satisfied fliers will drive significant growth.
Our Strategy
Our business model was developed to be scalable and profitable using conventional helicopters, while poised to transition to EVA as soon as those aircraft are ready for public use. We believe that our strengths today position us well to deploy EVA on routes where they can be profitable and, ultimately, expand the total addressable market for Blade given their expected lower costs, reduced noise and zero carbon emissions.
Deploy Asset-Light Business Model Across Key Markets Using Helicopters, Prior to EVA Introduction
Our asset-light model provides us the flexibility to utilize aircraft best suited for our routes today and will allow us to do the same with a variety of EVA models following their commercial adoption.
We intend to leverage the expected lower operating costs of EVA versus helicopters to reduce the price we charge to our fliers. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to facilitate the development of new vertiports in our existing and new markets.
Focus on Short Routes in Dense Urban Areas with Large Addressable Markets
Our growth plan is focused on dense urban areas with existing air transportation infrastructure that are facing increasing ground congestion. In these areas, Blade’s urban air mobility services can provide significant time savings for our fliers. Given the short distances involved, costs for our services can be comparable to luxury private car services. In addition, EVA may be commercially viable sooner in these markets given that battery technology constraints may limit the range of early models. Large urban markets with existing heliport infrastructure should be able to accommodate EVA while other cities may need several years to permit and build such infrastructure. Moreover, costs for EVA transportation may initially be comparable to conventional rotorcraft. Blade’s existing routes and infrastructure are designed to be profitable using either helicopters or EVA.
U.S. cities with this profile tend to have large, affluent populations that place significant value on their time. We believe there are large addressable markets for our services in the areas where we have historically operated, which are the primary areas we have targeted for near-term expansion. Our estimates of total addressable markets are based on third-party research that considered publicly available transportation data for historical passenger trips using any form of transportation, public or private. These estimates reflect substantial demand for short-distance travel services in our target markets. Based on these estimates, as well as income data and potential customer survey responses, we believe there is a significant market opportunity for urban air mobility to satisfy a portion of this demand.
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New York City Airport  —  Total addressable market of 27 million annual passenger trips between Manhattan and New York City’s three commercial airports (LGA, JFK, EWR) (includes only passengers traveling to or from the airport for a flight).

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New York City Commuter  —  Total addressable market of 43 million annual passenger trips between Westchester/Connecticut and New York City.

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Northeast Corridor  —  Total addressable market of 39 million annual relevant passenger trips between New York City and Philadelphia, Boston, and Washington, D.C. and between Philadelphia and Washington, D.C.

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West Coast  —  Total addressable market of 247 million annual relevant passenger trips on key commuter routes in Los Angeles and San Francisco.

In addition to these domestic target markets, we will continue to explore international markets through joint ventures, as in India. We seek well-capitalized, experienced and reputable local partners in international markets. In selecting local partners for future joint ventures, we consider, among other things, their knowledge and familiarity with local regulations and applicable permitting, access to passenger terminal infrastructure and third-party aircraft operators, existing relationships with consumers who are likely to be interested in urban air mobility solutions and other strengths that would be difficult for a foreign business to replicate.
Acquisition of Key Infrastructure, Operator Alliances
Blade currently leases and licenses exclusive passenger terminal infrastructure from airport and heliport operators in key markets, providing us with dedicated terminal spaces today that enable us to process significant numbers of passengers for our urban air mobility services.
To prepare for the introduction of EVA, we may seek to acquire certain of the underlying operators of strategic vertiport infrastructure, or build dedicated vertiports, including charging infrastructure, at new and existing terminal sites. We believe that such investments will allow us to reduce our costs, primarily by capturing additional margin on landing fees and fuel costs, and upgrade the physical plant to support additional passenger throughput so new affordable services and routes can be launched. Control of vertiport infrastructure would also allow us to adjust operating policies, procedures and terminal design to minimize any impact on the communities where these assets reside (e.g., noise mitigation barriers, safety protocols, and security) and further improve service reliability.
The following graphic depicts the locations of our existing passenger terminals, as well as locations we have targeted for future infrastructure investments. We have not yet entered into any leases, licenses, purchase agreements or similar agreements with airport or heliport operators in our targeted locations.

STRATEGIC INFRASTRUCTURE – CURRENT AND FUTURE

San Francisco
Baltimore MD
Washington DC
Long Island NY
Nantucket MA
Manhattan (4 locations)
Westchester NY
Southeast NJ
Philadelphia PA
Wilmington DE
Los Angeles CA
Miami FL
West 30th St.
East 34th St.
East 23rd St. Seaplane Base
Wall St.
Existing Infrastructure
Potential Future Investments & Infrastructure

Actionable Future International Expansion

Vancouver Canada
Jakarta Indonesia
Tokyo Japan

Present International Infrastructure

Mumbai India (2 locations)
Shirdi India
Pune India

(1) Indian infrastructure controlled by BLADE India joint venture in which BLADE holds a minority stake (with the ability to increase ownership through additional investment) and receives a percentage of revenues and profits as a royalty.

Separately, we may find opportunities to expand into new routes and markets through integrated alliances with short-distance aviation businesses. In these scenarios, Blade would seek to purchase the customer information and infrastructure rights associated with a by-the-seat service in a new geographic area, but we would not acquire aircraft, flight operations or maintenance. Instead, we would maintain our asset-light model and rely on these businesses to service our flights, pursuant to an agreement not to compete with our by-the-seat services.
Leverage Our Brand to Acquire Fliers, Improve Utilization, and Drive Ancillary Revenues
By investing more in brand awareness while adding new routes ahead of the introduction of EVA and before new competitors enter the market, we believe Blade’s growth trajectory will be difficult for others to replicate. We believe our fliers have a close connection with our brand, which we believe will become even more important as we transition from rotorcraft to EVA.
While air travel has been utilized for nearly a century, EVA represents a significant shift in aviation technology and some fliers may be reluctant initially to embrace it as a new mode of transportation. As such, we believe that fliers will turn to already established and trusted companies to provide them with this new service. We continually work at building that trust with our new and existing fliers and believe that their connection to our brand will enable us to successfully launch EVA services in scale ahead of potential new market entrants.
Government Regulation
Transportation and Aviation
As an arranger of air travel and an indirect air carrier, we are subject to United States Department of Transportation (“DOT”) regulations governing our advertising and sale of by-the-seat air transportation as well as the advertising and sale of aircraft charter. We are also subject to DOT regulations relating to consumer protection matters such as unfair or deceptive practices, flier complaints and ticket refunding policies and practices.
Our operators are subject to the laws and regulations relating to the operation and maintenance of aircraft promulgated by the Federal Aviation Administration (“FAA”). Because Blade does not operate aircraft, our business operations are not regulated by the FAA.
Our subsidiary, Blade Urban Ground Mobility, LLC, holds a for hire vehicle dispatch base license issued by the New York City Taxi and Limousine Commission, which regulates our ground mobility missions.
Privacy and Data Protection
There are many requirements regarding the collection, use, transfer, security, storage, destruction, and other processing of personally identifiable information and other data relating to individuals. Because our technology platform is an integral aspect of our business, compliance with laws governing the use, collection, and processing of personal data is necessary for us to achieve our objective of continuously enhancing the user experience of our mobile application and marketing site.
We receive collect, store, process, transmit, share and use personal information, and other customer data, including health information, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to receive, collect, store, process, transmit, share, and use such personal information, including payment information. A variety of federal, state, local, municipal, and foreign laws and regulations, as well as industry standards (such as the payment card industry standards) govern the collection, storage, processing, sharing, use, retention and security of this information.
We believe that the personal information we collect from California residents that use our app, the air transportation services we have offered in California in the past and direct marketing to California residents for those services, as well as our plans to offer future services in California, have made and in the future will make Blade subject to compliance with California’s privacy laws. The California Consumer Privacy Act (“CCPA”) establishes a privacy framework for covered businesses regarding data privacy rights for California residents. Covered businesses must provide certain disclosures to California residents, respond to certain requests by California residents for disclosures regarding their personal information, as well as offer California residents the right to opt out of sales of personal information. The CCPA contains a severe statutory damages framework of up to $2,500 per violation, or up to $7,500 per each intentional violation, and provides for private rights of action for certain breaches of personal information resulting from a covered business’s failure to implement reasonable security procedures and practices. Moreover, the California Privacy Rights Act, which takes effect on January 1, 2023, will expand California residents’ rights under the CCPA.
Although we do not currently offer or advertise our services in the European Union, and all of our services are charged in U.S. dollars, in the past we have offered services in the EU and may do so again in the future.
The GDPR imposes obligations on data controllers and data processors that have an establishment in the EU or are offering goods or services to, or monitoring the behavior of, individuals within the EU. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that collect and further process personal data, including requirements relating to processing health and other sensitive data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the European Union, including the United States and the United Kingdom post-Brexit, and stipulates a regime of accountability for processors and controllers. Organizations may be required to appoint a data protection officer who reports to the highest level of management within the business. The GDPR permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues of the undertaking, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for material and immaterial damages resulting from violations of the GDPR.

The CCPA, GDPR, and other similar regulations require companies to give specific types of notice and, in some cases, permit users to opt out of or obtain informed consent for the placement of a cookie or similar technologies on a user’s device for online tracking for behavioral advertising and other purposes and for direct electronic marketing, and the GDPR also imposes additional conditions in order to satisfy such consent, such as a prohibition on pre-checked tick boxes and bundled consents, thereby requiring users to affirmatively consent for a given purpose through separate tick boxes or other affirmative action.
Environmental
Our operators are subject to various federal, state and local laws relating to the protection of the environment, including the discharge or disposal of materials and chemicals and the regulation of aircraft noise, which laws are administered by numerous state and federal agencies. We seek representations of compliance with environmental laws from our operators.
Ground Safety and Industry Hazards
The safety of our fliers and the establishment of a safe working environment for our employees is our highest priority. We have implemented a tarmac training safety program for our personnel who work at airports and heliports in proximity to aircraft, and our employees follow all airport and heliport safety protocols.
Competition
The urban air mobility market is in its infancy; however, we believe that eventually it will be highly competitive. We do not believe we currently have any direct urban air mobility competitors in the United States. We believe our indirect competitors include:
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Ground vehicle transportation, including personal vehicles and asset-light businesses such as Uber and Lyft. We compete against this segment on the basis that it is the predominant method of cost-effective intra-city and short-distance inter-city transportation. In certain instances, such as in competition with higher-end offerings from Uber car services and limousine services, we believe we are able to offer fliers significant time-savings at a comparable price point.

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Traditional aircraft charter services, including services that own and operate their own aircraft. Our competitors in this sector offer fliers significant time savings compared to ground transportation. We believe we can offer similar time savings but at significantly lower prices given our ability to effectively market and sell individual seats on similar aircraft. Additionally, many competitors lack the advantages of passenger terminal infrastructure, technology for passenger aggregation, and well-recognized brands. For certain lines of business, MediMobility and jet charter in particular, traditional aircraft charter services are directly competitive and we compete primarily on the basis of our service and our breadth of aircraft availability, enabled by our asset-light model.

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Inter-city trains and airline shuttles. This sector is the predominant method of medium-distance inter-city transportation and we compete against it on select longer routes. We believe we are able to offer fliers significant time-savings compared to this sector at a comparable price point, given more conveniently located departure points versus commercial airports.

Seasonality
Historically, we experienced seasonality with flight volume peaking during the third and fourth fiscal quarters (which, due to our September 30 fiscal year, are the quarters ended June 30 and September 30) of each year due to the busy summer travel season, with lower volume during the first and second fiscal quarters. In calendar year 2020, we experienced less seasonality as a result of the COVID-19 pandemic due to a number of factors. We experienced a decline in demand for our Long Island commuter flights during the summer season due to office closures and many people working from home. However, we saw increased demand for our Long Island commuter service beyond the typical summer season, as some fliers remained in summer homes throughout the winter. We also experienced an increase in non-seasonal demand in our MediMobility and jet businesses.

Blade’s expansion strategy is focused on routes with significantly less seasonality, such as intercity transfers, airport, and year-round commuter routes. Thus, we expect that seasonality in revenue will decrease as our business grows and our revenue mix shifts to these new year-round routes.
Intellectual Property
The protection of our technology and other intellectual property is an important aspect of our business. We seek to protect our intellectual property (including our technology and confidential information) through a combination of trademarks and trade secret protections, as well as contractual commitments and security procedures. We generally require our employees and consultants to enter into confidentiality and assignment of inventions agreements and certain third parties to enter into nondisclosure agreements. We regularly review our technology development efforts and branding strategy to identify and assess the protection of new intellectual property. We own certain trademarks important to our business, such as the “Blade” word and design marks.
We currently own the “Blade.com” and “Flyblade.com” Internet domain names. The regulation of domain names in the United States is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain all domain names that use the name “Blade” or are otherwise relevant to or descriptive of our business.
While software can be protected under copyright law, we have chosen to rely primarily on trade secret law in order to protect our proprietary software and have chosen not to register any copyrights in these works. In the United States, copyrights must be registered in order to bring a claim for infringement and to obtain certain types of remedies. Even if we decide to register a copyright in our software to bring an infringement action, the remedies and damages available to us for unauthorized use of our software may be limited.
Intellectual property laws, contractual commitments and security procedures provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. Further, trade secrets, know-how and other proprietary materials may be independently developed by our competitors or revealed to the public or our competitors and no longer provide protection for the related intellectual property. In addition, intellectual property laws vary from country to country, and we have not sought trademark registrations outside of the United States. We may therefore be unable to protect certain of our proprietary technology, brands or other intellectual property in other jurisdictions.
Insurance
We maintain insurance policies to cover aviation premises, non-owned aircraft, commercial property, workers’ compensation, and general liability insurance in each of the states where we have operations. Our insurance provides coverage for incidents at our facilities unrelated to aircraft operation. Incidents related to aircraft operation are covered by our third-party operators’ insurance, and our third-party operators indemnify us for any liability arising from those incidents.
All of our insurance policies are with third-party carriers with financial ratings of A- or better. We and our insurance broker regularly review our insurance policies and believe the premiums, deductibles, coverage limits and scope of coverage under such policies are reasonable and appropriate for our business and the overall business climate.
Human Capital
As of May 26, 2021, we had 67 employees, 33 of which were full-time employees and 34 of which were part-time employees. None of our employees are represented by a labor union. We believe we have good relationships with our employees and have not experienced any interruptions of operations due to labor disagreements.

Locations
Our corporate headquarters is located in New York, New York. We use this facility for finance and accounting, legal, talent management, technology, marketing, sales and other administrative functions. We also maintain branded terminals for the use of Blade passengers and customer experience personnel pursuant to leases, licenses or permits with operators of various heliports and airports in New York, New York, White Plains, New York, Opa-Locka, Florida, Nantucket, Massachusetts and Los Angeles, California.
Legal Proceedings
From time to time, we are subject to various claims, charges and litigation matters that arise in the ordinary course of business. We believe these actions are a normal incident of the nature and kind of business in which we are engaged. While it is not feasible to predict the outcome of these matters with certainty, we do not believe that any asserted or unasserted legal claims or proceedings, individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations or prospects.
On February 5 and 9, 2021, a putative class action complaint and an individual complaint captioned, respectively, Castillo v. Experience Investment Corp., et al. (No. 020521-110) and Digennaro v. Experience Investment Corp., et al. (No. 020921-104) were filed in New York state court. On March 25, 2021, an amended complaint was filed in the Castillo action. The operative complaints in both actions name Experience Investment Corp.; its Chief Executive Officer, Mr. Eric Affeldt; and its directors Mr. Martin J. Newburger, Mr. Brian C. Witherow, Mr. Rafael Pastor, and Mr. Edward Philip. Additionally, the Digennaro complaint names Experience Merger Sub, Inc. and BLADE Urban Air Mobility, Inc. The complaints asserted claims for breach of fiduciary duty against Experience’s officer and directors and aiding and abetting breach of fiduciary duty against the entities in connection with alleged material misstatements and omissions made in the Company’s Form S-4, filed January 29, 2021. The complaints sought, inter alia, injunctive relief enjoining or rescinding the Transaction, injunctive relief directing the filing of an amended registration statement, and damages. On April 20 and May 18, 2021, Plaintiff Castillo and Plaintiff Digennaro voluntarily discontinued their actions, respectively.
On April 1, 2021, Shoreline Aviation, Inc. (SAI) filed an Amended Complaint naming Blade Urban Air Mobility, Inc., Robert Wiesenthal and Melissa Tomkiel (collectively, the “Blade Defendants”) as parties in the above-referenced suit and alleging claims of misappropriation, violation of the Defend Trade Secrets Act, unfair competition, tortious interference with business relations, constructive trust, tortious interference with contract, and aiding and abetting breach of fiduciary against the Blade Defendants. The Blade Defendants were electronically served with the Amended Complaint on April 9, 2021.
On May 24, 2021, the Blade Defendants filed a letter with the Court requesting permission to file a motion to dismiss the Amended Complaint. Plaintiff is required to respond to the Blade Defendant's pre-motion letter no later than June 1, 2021. The Blade Defendants intend to vigorously defend this matter.

MANAGEMENT
Executive Officers and Directors
Name	Age	Title
Robert S. Wiesenthal	54	Chief Executive Officer and Director
William A. Heyburn	32	Chief Financial Officer and Head of Corporate Development
Melissa M. Tomkiel	41	President and General Counsel
Brandon Keene	35	Chief Technology Officer
Amir Cohen	45	Chief Accounting Officer
Eric Affeldt	63	Chairman of the Board
Jane Garvey	77	Director
Kenneth Lerer	69	Director
Susan Lyne	71	Director
Edward Philip	56	Director
David Zaslav	61	Director
Information about Executive Officers and Directors
Robert S. Wiesenthal has served as our Chief Executive Officer since July 2015. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal currently serves on the board of directors of TripAdvisor and previously served on the board of directors of Starz. Mr. Wiesenthal has a B.A. from the University of Rochester.
William A. Heyburn has served as our Chief Financial Officer since December 2020 and our Head of Corporate Development since May 2018. Prior to Blade, Mr. Heyburn served in various capacities at Redbird Capital Partners, most recently as Vice President, from 2015 to 2018. Prior to RedBird, Mr. Heyburn was a member of the U.S. Credit Investment Team at Oak Hill Advisors, L.P., from 2013 to 2015. Prior to Oak Hill, Mr. Heyburn was a member of the investment banking group at Moelis and Company, focused on restructuring transactions, from 2011 to 2013. Mr. Heyburn has an A.B. from Harvard University.
Melissa M. Tomkiel has served as our President since January 2021 and our General Counsel since February 2015. She was Blade’s President, Fixed Wing from 2015 to 2020. From 2010 to 2015, Ms. Tomkiel was President of LIMA NY Corp., a commuter air carrier operating amphibious seaplanes and rotorcraft. From 2006 to 2010, Ms. Tomkiel was an attorney at Pryor Cashman. Ms. Tomkiel has a J.D. from St. John’s University School of Law and a B.A. from the University of Notre Dame.
Brandon Keene has served as our Chief Technology Officer since November 2015. Prior to joining Blade, Mr. Keene was a Principal Development Manager at Microsoft from 2012 to 2015 in its Skype division. From 2010 to 2012, Mr. Keene served as the Director of Engineering of GroupMe, a popular group messaging service. Mr. Keene holds a B.A. from the University of California, Davis.
Amir Cohen has served as our Chief Accounting Officer since May 2021. Prior to Blade, Mr. Cohen served in various capacities at WPP plc, a multinational communications and advertising company, most recently as Senior Vice President of Finance for its Wunderman Thompson network. Prior to WPP, Mr. Cohen was a Manager at PricewaterhouseCoopers in New York. Mr. Cohen is a Certified Public Accountant, holds an M.B.A. from New York University, and a B.A. in Economics and Accounting from The Hebrew University in Jerusalem.
Eric Affeldt was appointed as one of our directors in connection with the Closing. From 2006 to 2017, Mr. Affeldt served as the President and Chief Executive Officer of ClubCorp, a privately held owner and operator of golf, dining and fitness clubs. In 2017, he assisted with the take private transaction of ClubCorp, which was previously listed on the NYSE, to an affiliate of Apollo Global Management. Prior to joining ClubCorp, he served as a principal of KSL Capital Partners from 2005 to 2007. In addition, Mr. Affeldt was president of General Aviation Holdings, Inc., an aviation holding company, from 2000 to 2005. Prior to this, Mr. Affeldt also served as President and Chief Executive Officer of KSL Fairways; vice president and general manager of Doral Golf Resort and Spa in Miami and the PGA West and La Quinta Resort and Club in California. He also serves on the board of directors of the Vail Health System, a private healthcare system in Colorado, since 2017. Mr. Affeldt served as a director for Cedar Fair Entertainment Company, an owner and operator of amusement parks, from 2010 to 2018, and was chairman of the board of directors from 2012 to 2018. He holds a B.A. in Political Science and Religion from Claremont McKenna College.
Jane Garvey was appointed as one of our directors in connection with the Closing. She was previously a member of the board of directors at United Airlines from 2009 to 2018, and served as Chairman from May 2018 to May 2020. Ms. Garvey had numerous roles in public service, including serving as FAA Administrator from 1997 to 2002, Deputy Administrator of the Federal Highway Administration from 1993 to 1997, director of Boston’s Logan International Airport from 1991 to 1993, and as the Massachusetts Department of Public Works commissioner from 1988 to 1991. After leaving public service, Ms. Garvey became Executive Vice President and chairman of the transportation practice at APCO Worldwide from 2002 to 2006, and was an advisor to J.P. Morgan’s infrastructure practice from 2005 to 2008. She has served on several boards including Shanska, Bombardier and MITRe Corporation. Ms. Garvey currently serves as Chair of Meridiam Infrastructure, North America and as Chair of the Meridiam Infrastructure Global Advisory Board. She holds degrees from Mount Saint Mary College and Mount Holyoke College.
Kenneth Lerer was appointed as one of our directors in connection with the Closing. He has served as the chairman of Blade’s board of directors since July 2016 and will serve as one of our directors. Mr. Lerer is a managing partner at Lerer Hippeau Ventures, which he founded in January 2010. He was a co-founder of The Huffington Post (acquired by AOL), from 2005 to 2011 and previously served as Executive Vice President of AOL Time Warner from 2000 to 2002. Mr. Lerer currently sits on the board of Group Nine Media, since 2016. He was formerly the Chairman of BuzzFeed from 2008 to 2019 and previously served on the board of Viacom (NASDAQ: VIAC) from 2016 to 2018.
Susan Lyne was appointed as one of our directors in connection with the Closing. Since September 2014, Ms. Lyne has been President and Managing Partner of BBG Ventures, an investment fund focused on women-led tech startups. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company, including TechCrunch, Engadget, StyleList, Moviefone and MapQuest. From September 2008 to February 2013, she was Chief Executive Officer and then Chair of Gilt Groupe, Inc., the innovative ecommerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment. Ms. Lyne is currently a director of and GoPro, Inc., where she is Chair of the Compensation Committee, and has previously served as a director of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC and CIT Group, Inc.
Edward Philip was appointed as one of our directors in connection with the Closing. Mr. Philip was the Chief Operating Officer of Partners in Health, a global non-profit healthcare organization, responsible for overseeing the operations of the Partners in Health projects globally including in countries such as Liberia, Sierra Leone, Rwanda and Haiti, from 2013 to 2017. Previously he served as Special Partner of Highland Consumer Fund, a consumer-oriented investment fund which he founded, from 2013 to 2017 and as Managing General Partner from 2006 to 2013. Mr. Philip was one of the founding members of the internet search company Lycos, Inc. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for The Walt Disney Company and also previously spent a number of years in investment banking. He currently serves on the board of directors of United Airlines Holdings Inc. (NASDAQ:UAL), an airline, since 2016, Hasbro, Inc. (NASDAQ: HAS), a toy and entertainment company, since 2002 and BRP Inc. (NASDAQ: DOOO), a Canadian recreational vehicle manufacturer, since 2005. Mr. Philip received a B.S. in Economics and Mathematics from Vanderbilt University and an M.B.A. from Harvard Business School.
David Zaslav was appointed as one of our directors in connection with the Closing. Mr. Zaslav has served as President and Chief Executive Officer of Discovery, Inc., since January 2007 and as a common stock director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc. (“NBC”), a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC, and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav serves on the Board of Directors of The Cable Center, Grupo Televisa, S.A.B., Lionsgate Entertainment, the National Cable & Telecommunications Association, Partnership for New York City, SiriusXM Holdings Inc. and the USC Shoah Foundation. He also is a member of the Board of Trustees for the Paley Center for Media and the Mount Sinai Medical Center. He was previously an attorney with LeBeoeuf, Lamb, Leiby & MacRae. Mr. Zaslav holds a B.S. from Binghamton University and a J.D. from Boston University School of Law.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that each of Eric Affeldt, Jane Garvey, Kenneth Lerer, Susan Lyne, Edward Philip and David Zaslav is an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board will consider the current and prior relationships that each non-employee director has and will have with Blade and all other facts and circumstances that the Board deems relevant in determining independence, including the beneficial ownership of Blade’s common stock by each non-employee director (and related entities) and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.
Composition of the Board
Our business and affairs is managed under the direction of the Board. We have a classified Board, with two directors in Class I, Messrs. Philip and Zaslav, two directors in Class II, Messrs. Affeldt and Lerer and three directors in Class III, Ms. Garvey, Mr. Wiesenthal and Ms. Lyne.
Board Committees
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may from time to time establish other committees.
Our President and Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
The audit committee consists of Mr. Philip, who serves as chairperson, Ms. Garvey and Ms. Lyne. Each member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our board of directors has determined Edward Philip qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
Our Board has adopted a written charter for the audit committee, which is available on our website.
Compensation Committee
Our compensation committee consists of Ms. Lyne, who serves as the chairperson, Mr. Philip, Mr. Lerer and Mr. Affeldt.
The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Our Board has adopted a written charter for the compensation committee, which is available on our website.
Nominating and Corporate Governance Committee
We have a nominating and corporate governance committee, consisting of Ms. Garvey, who serves as chairperson, Mr. Zaslav and Mr. Affeldt. The purpose of our nominating and corporate governance committee is to assist our Board in discharging its responsibilities relating to (1) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (3) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to us, (5) overseeing the evaluation of the Board and management and (6) handling such other matters that are specifically delegated to the committee by the Board from time to time.
Our Board has adopted a written charter for the nominating and corporate governance committee, which is available on our website.
Code of Business Conduct
We have adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of the executive compensation program for our named executive officers, as defined in Item 402 of Regulation S-K. We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies. These scaled disclosure requirements require compensation disclosure for the Company’s principal executive officer and its two most highly compensated executive officers other than the principal financial officer whose total compensation for fiscal 2020 exceeded $100,000 and who were serving as executive officers as of September 30, 2020. We refer to these individuals as “named executive officers.”
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for Blade’s fiscal year ended September 30, 2020, were:
•
Robert S. Wiesenthal, Chief Executive Officer;

•
Melissa M. Tomkiel, President and General Counsel; and

•
William A. Heyburn, Chief Financial Officer and Head of Corporate Development.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
The compensation committee of the Board (the “Compensation Committee”) sets our executive compensation philosophy and oversees compensation and benefits programs. The Compensation Committee oversees and determines the compensation of the Chief Executive Officer and other executive officers. With respect to base salaries, annual incentive compensation and long-term incentives, the Compensation Committee will establish compensation mix, performance measures, goals, targets and business objectives based on our competitive marketplace. The Compensation Committee will determine benefits and severance arrangements, if any, that we will make available to executive officers. The Compensation Committee has retained Compensia, an independent executive compensation consultant, to help advise on the Company’s executive compensation program.
Summary Compensation Table
The following table provides summary information concerning compensation earned by our named executive officers for the years ended September 30, 2020 and 2019, for services rendered during the years ended September 30, 2020 and 2019, respectively.
Name and Principal Position	Year	Salary	Option awards(1)	All other compensation(2)	Total compensation
Robert S. Wiesenthal	2020	350,000	202,021	3,137	555,157
Chief Executive Officer	2019	350,000	853,673	—	1,203,673
Melissa M. Tomkiel	2020	275,000	86,107	—	361,107
President and General Counsel	2019	256,251	55,939	—	312,190
William A. Heyburn	2020	200,000	57,756	60	257,815
Chief Financial Officer and Head of Corporate	2019	153,125	101,096	—	254,221
Development

(1)
Amounts shown reflect the grant date fair value of options awarded, determined in accordance with the Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation — Stock Compensation. These amounts exclude the value of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options. For additional information in the stock-based compensation assumptions used, please refer to Note 9 in the accompanying notes to the consolidated financial statements of Blade Urban Air Mobility, Inc. for the years ended September 30, 2020 and 2019, included within this prospectus.
Option awards for the year ended September 30, 2020, include for each named executed officer the aggregate of the grant date fair value of awards granted during such period plus the incremental fair value of reducing on July 28, 2020, the exercise price of then-outstanding awards to $0.13 per share. Specifically, for the year ending September 30, 2020, the grant date fair value of awards granted during the period and the fair value of the exercise price reductions were $0 and $202,021 for Mr. Wiesenthal, $60,327 and $25,780 for Ms. Tomkiel, $43,091 and $14,665 for Mr. Heyburn.
(2)
Amounts shown represent the value of air and car transportation on Blade services.

Narrative Disclosure to Summary Compensation Table
Agreements with Named Executive Officers
Mr. Wiesenthal’s offer letter from the Company, dated September 1, 2015, generally provides for at-will employment, an initial annual base salary of $34,125 (subject to periodic review by our board of directors) (Mr. Wiesenthal’s current annual base salary is $350,000), a one-time grant of 388,005 stock options under the Fly Blade, Inc. 2015 Equity Incentive Plan (the “Legacy Plan”) (granted on September 1, 2015), reimbursement of reasonable business expenses in accordance with Company policies, and a gross-up for any qualified business expense reimbursement that is deemed includable in Mr. Wiesenthal’s taxable income.
Ms. Tomkiel’s letter agreement with the Company, dated July 1, 2019, generally provides for at-will employment, an annual base salary of $275,000, effective as of July 1, 2019, and a one-time grant of 55,000 stock options under the Legacy Plan (granted on July 11, 2019).
Additionally, as a condition of employment, each of our named executive officers has entered into our standard at will employment, confidential information, invention assignment and arbitration agreement, which includes the following restrictive covenants: (i) perpetual confidentiality and non-disclosure; (ii) 12-month non-competition; (iii) 12-month no-solicitation of customers and non-interference with franchisees, joint ventures, suppliers, vendors or contractors; and (iv) 12-month non-solicitation and no-hire of employees.
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each named executive officer commenced employment with us and are reviewed annually. The Compensation Committee, in setting future salary determinations, will take into account a range of factors, which may include some or all of the following: the named executive officer’s position, responsibilities associated with that position, length of service, experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the named executive officer’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy.
Annual Bonus
We expect that our Compensation Committee will establish an annual incentive program for our named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each fiscal year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements, if any. Following the end of each fiscal year, we expect that the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Equity Awards
Prior to the merger, Legacy Blade maintained the Legacy Plan, which authorized the grant of incentive stock options, within the meaning of Section 422 of the Code, to Legacy Blade’s employees and employees of any parent or subsidiary corporations, and for the grant of nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units to our employees, directors and consultants and employees of Legacy Blade’s parent and subsidiary corporations. Legacy Blade has previously granted options, including incentive stock options and nonqualified stock options, and restricted stock awards, to each of our named executive officers under the Legacy Plan. In connection with the merger, we assumed the Legacy Plan and the awards outstanding under the Legacy Plan were converted into awards with respect to Class A common stock in accordance with the terms and conditions of the Merger Agreement, as described in more detail below. No awards were granted under the Legacy Plan following the Closing, and we do not expect to grant any awards under the Legacy Plan in the future. The Legacy Plan is administered by our Compensation Committee.
Upon consummation of the merger, all outstanding Legacy Blade Options under the Legacy Plan were assumed and automatically converted into Blade Options. The Blade Options have an exercise price and cover a number of shares of Class A common stock that results in the Blade Options having the same (subject to rounding) intrinsic value immediately following the merger as the outstanding Legacy Blade Options had immediately prior to the merger. The Blade Options generally have the same terms and conditions as the Legacy Blade Options granted under the Legacy Plan. The Blade Options will be administered by the Compensation Committee or a subcommittee of the Compensation Committee to which it has properly delegated authority. Legacy Blade Options granted under the Legacy Plan vest over a period of time that was determined by the board of directors of Legacy Blade at the time of grant, subject to the option-holder’s continuous service through each applicable vesting date. Pursuant to resolutions of the board of directors of Legacy Blade, the consummation of the merger caused the vesting of all Legacy Blade Options under the Legacy Plan that were granted before December 14, 2020.
In connection with the merger, we adopted the 2021 Omnibus Incentive Plan in order to facilitate the grant of cash and equity incentives to directors, employees, including our named executive officers, and consultants to help us attract and retain services of these individuals, which is essential to our long-term success. As of as of May 28, 2021, no grants of awards have been made under the 2021 Omnibus Incentive Plan. On May 10, 2021, the Compensation Committee approved grants of an aggregate of 319,300 restricted stock units under the 2021 Omnibus Incentive Plan to 31 Company employees (in each case, contingent on the recipient remaining employed with the Company through the grant date), which grants will be made on the 5th business day following the effectiveness of Form S-8 registering shares under the 2021 Omnibus Incentive Plan (“May Equity Grant”). None of the recipients of the May Equity Grant are our named executive officers.
Stock Option Repricing
Effective as of July 28, 2020, the board of directors of Legacy Blade approved a stock option repricing in which the exercise price of outstanding Legacy Blade Options under the Legacy Plan was changed to the per-share value determined by a third party valuation as of April 15, 2020. In connection with the repricing, the exercise price for each then-outstanding Legacy Blade Options held by employees of Legacy Blade who were actively employed at such time, including each Legacy Blade Options held by our named executive officers, was changed. No other changes were made to the terms and conditions of outstanding options in connection with the repricing.
Outstanding Equity Awards at September 30, 2020
The following table provides information regarding outstanding equity awards made to our named executive officers as of September 30, 2020. Because such date was before the merger, the numbers do not reflect the conversion of Legacy Blade Options into Blade Options; nor does the table reflect the acceleration of vesting of certain Legacy Blade Options in connection with the merger. The conversion and the accelerated vesting are described above in the section titled “Narrative Disclosure to Summary Compensation Table — Equity Awards.”

		Option Awards(11)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert S. Wiesenthal	4/10/2015	3,400,000	0	0.13	4/10/2025
	9/1/2015	388,005	0	0.13	9/1/2025
	11/16/2018	1,529,044	1,807,051(1)	0.13	11/16/2028
Melissa M. Tomkiel	4/10/2015	430,171	0	0.13	4/10/2025
	6/27/2017	218,656	37,331(2)	0.13	6/27/2027
	11/16/2018	102,223	57,777(3)	0.13	11/16/2028
	7/11/2019	17,188	37,812(4)	0.13	7/11/2029
	7/28/2020	0	208,842(5)	0.13	7/28/2030
	7/28/2020	0	640,000(6)	0.13	7/28/2030
William A. Heyburn	11/16/2018	77,752	50,940(7)	0.13	11/16/2028
	7/11/2019	83,334	166,666(8)	0.13	7/11/2029
	7/28/2020	0	46,308(9)	0.13	7/28/2030
	7/28/2020	0	560,000(10)	0.13	7/28/2030

(1)
25% of these options vest on the first anniversary of the grant date, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 16th of each month through November 16, 2022), subject to Mr. Wiesenthal’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Mr. Wiesenthal’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(2)
25% of these options vest on April 1, 2018, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 1st of each month through April 1, 2021), subject to Ms. Tomkiel’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(3)
These options vest in equal installments over 36 months commencing on October 31, 2018 (with each tranche vesting on the last day of each month through October 31, 2021), subject to Ms. Tomkiel’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(4)
25% of these options vest on June 28, 2020, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 28th of each month through June 28, 2023), subject to Ms. Tomkiel’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(5)
25% of these options vest on December 16, 2020, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 16th of each month through December 16, 2023), subject to Ms. Tomkiel’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.
(6)
25% of these options vest on May 1, 2021, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 1st of each month through May 1, 2024), subject to Ms. Tomkiel’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(7)
25% of these options vest on April 23, 2019, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 23rd of each month through April 23, 2022), subject to Mr. Heyburn’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Mr. Heyburn’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(8)
25% of these options vest on May 1, 2020, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 1st of each month through May 1, 2023), subject to Mr. Heyburn’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Mr. Heyburn’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(9)
25% of these options vest on December 16, 2020, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 16th of each month through December 16, 2023), subject to Mr. Heyburn’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Mr. Heyburn’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(10)
25% of these options vest on May 1, 2021, with the remaining options vesting in equal installments over the subsequent 36 months (with each tranche vesting on the 1st of each month through May 1, 2024), subject to Mr. Heyburn’s continued employment with us on each such vesting date. The award agreement provided for accelerated vesting if Mr. Heyburn’s employment is terminated by the Company involuntarily and without “cause” (including resignation for “good reason”) within two months prior to, or twelve months following, a “change in control,” as such terms are defined in the applicable award agreement.

(11)
Pursuant to resolutions of the board of directors of Legacy Blade, all of the options listed on this table vested upon consummation of the merger.

Fiscal 2021 Compensation Decisions
In December 2020, the board of directors of Legacy Blade approved awards of restricted stock of Legacy Blade under the Legacy Plan to certain employees, including our named executive officers (the “December Approval”). Pursuant to the December Approval, Mr. Wiesenthal was granted a total of 88,500 shares of restricted stock, Mr. Heyburn was granted a total of 300,000 shares of restricted stock, and Ms. Tomkiel was granted 88,500 shares of restricted stock. These awards of restricted stock will generally vest on the first anniversary of the date of grant, subject to and conditioned on the consummation of the Transaction and the recipient’s continued employment with the Company through the vesting date. Vesting of our named executive officers’ shares of restricted stock will be accelerated if the recipient’s employment is terminated by the Company involuntarily and without “cause” (including, for this purpose, resignation for “good reason”), as such terms are defined in the applicable award agreements. In addition, pursuant to the December Approval, Ms. Tomkiel was granted an additional 216,340 shares of restricted stock. These shares of restricted stock will generally vest on the first anniversary of the date of grant, subject to and conditioned on Ms. Tomkiel’s continued employment with the Company through the vesting date, subject to accelerated vesting if Ms. Tomkiel’s employment is terminated by the Company involuntarily and without “cause” (including, for this purpose, resignation for “good reason”). Upon the consummation of the merger, each outstanding share of restricted stock of Legacy Blade granted under the Legacy Plan was cancelled and converted into the right to receive a number of restricted shares of Class A common stock, subject in each case to the same terms and conditions as restricted stock of Legacy Blade granted under the Legacy Plan outstanding immediately prior to the merger.
Vesting of restricted stock awards granted under the Legacy Plan did not accelerate in connection with the merger (but, as noted above, vesting of shares will be accelerated in the event of involuntary termination without “cause,” including resignation for “good reason”).
Director Compensation
For the year ended September 30, 2020 we did not pay compensation or grant equity awards to our non-employee directors for their service on our board of directors. Our directors are reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings.
In December 2020, Mr. Lerer was granted a total of 70,000 shares of restricted stock of Legacy Blade under the Legacy Plan. This award of restricted stock will generally vest on the first anniversary of the date of grant, subject to and conditioned on the consummation of the merger and Mr. Lerer’s continued service with the Company on the vesting date. The restricted stock awards granted to Mr. Lerer did not accelerate in connection with the merger. Upon the consummation of the merger, each outstanding share of restricted stock granted under the Legacy Plan was cancelled and converted into the right to receive a number of restricted shares of Class A common stock, which shares of restricted stock generally have the same terms and conditions as restricted stock of Legacy Blade granted under the Legacy Plan outstanding immediately prior to the merger.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EIC Related Party Transactions
In May 2019, the Sponsor purchased 7,187,500 Founder Shares for an aggregate purchase price of $25,000. Prior to the initial investment in the company of $25,000 by the Sponsor, EIC had no assets, tangible or intangible. On September 17, 2019, the underwriters in the EIC IPO partially exercised their over-allotment option for 2,500,000 of the total possible 3,750,000 additional units. Because the underwriters’ exercised the over-allotment option in part, the Sponsor forfeited 312,500 Founder Shares.
Prior to the consummation of the initial public offering, the Sponsor loaned EIC an aggregate of $0.2 million under an unsecured promissory note, which funds were used for a portion of the expenses of the EIC IPO. The loans were fully repaid upon the closing of the EIC IPO.
Eric Affeldt holds economic interests in the Sponsor equivalent to 605,250 shares of EIC Class A common stock and 350,000 Private Placement Warrants. In addition, Rafael Pastor, Edward Philip and Brian Witherow hold economic interests in the Sponsor equivalent to 50,000 shares of EIC Class A common stock that are subject to forfeiture in the event their status as a director of EIC terminates for any reason prior to the date of consummation of the initial business combination. Charlie Martin, Michael Mohapp and Martin Newburger are employed by an affiliate of KSL Capital Partners but did not receive any compensation for their services as an officer or director, as applicable, of EIC. After the merger, members of EIC’s management team who remain with the Company may be paid consulting, management or other fees from the combined company.
Private Placement Warrants
In September 2019, the Sponsor purchased an aggregate of 5,000,000 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $7,500,000 in a private placement that closed simultaneously with the closing of the EIC IPO. Each Private Placement Warrant entitled the holder upon exercise to purchase one share of EIC Class A common stock at a price of $11.50 per share, subject to adjustment. The Private Placement Warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the Closing; provided, however, that the Sponsor has agreed to certain additional transfer restrictions in the Investor Rights Agreement as described below.
Investor Rights Agreement
In connection with the execution of the Merger Agreement, the Company entered into the Investor Rights Agreement with the Sponsor and certain stockholders of Legacy Blade, including Robert Wiesenthal and other executive officers of Blade. The Investor Rights Agreement became effective upon the closing of the Transactions.
Pursuant to the Investor Rights Agreement, certain parties agreed, subject to certain exceptions, not to sell, transfer, pledge or otherwise dispose of shares of Class A common stock or certain warrants to purchase shares of Class A common stock or warrants to purchase shares of Class A common stock they received in connection with the Transactions or otherwise beneficially own as of the closing of the merger for the following time periods after the closing date of the merger: (a) in the case of ColPE Blade Investor, LLC and Just Blade, LLC, one year, and (b) in the case of all other Legacy Blade stockholders party to the Investor Rights Agreement, 180 days. Additionally, following certain underwritten offerings of Blade’s equity securities, such parties will also agree to a customary market stand off period not to exceed 90 days.
Pursuant to the Investor Rights Agreement, the Company agreed to provide to each of the Sponsor and Robert Wiesenthal “demand” registration rights and to provide to certain other parties customary “piggyback” registration rights on registered offerings of equity securities of Blade and certain other registration rights, subject to customary cut-back provisions. The Investor Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Pursuant to the Investor Rights Agreement, the Company will file a shelf registration statement within 45 days following the closing of the merger in respect of the equity securities held by certain parties to the Investor Rights Agreement and will use reasonable best efforts to maintain or, in the event it ceases to be effective, replace such shelf registration statement until such parties have sold all eligible equity securities of the Company beneficially owned by such parties as of the closing of the merger.
PIPE Investment
Concurrently with the execution and delivery of the Merger Agreement, EIC entered into the PIPE Subscription Agreements with respect to the PIPE Investment. Pursuant to the PIPE Subscription Agreements, certain accredited investors, including an affiliate of the Sponsor, purchased 12,500,000 shares of Class A common stock at a purchase price per share of $10.00 and an aggregate purchase price of $125,000,000. The PIPE Investment closed concurrently with the Closing of the merger. As part of the PIPE Investment, Steele ExpCo purchased 2,005,000 shares of Class A common stock for $20,050,000. Based on the closing price per share of Class A common stock on April 1, 2021, the shares of Class A common stock to be purchased by Steele ExpCo as part of the PIPE Investment had an aggregate market value of approximately $21.1 million.
Lockup Agreements
Pursuant to certain Lockup Agreements (the “Lockup Agreements”), certain stockholders have agreed that they will not, during the period beginning on the closing date and continuing to and including the date that is six months after the closing date (the “Lockup Period”) (unless terminated earlier by mutual consent of the parties), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the post-combination company, or any options or warrants to purchase any shares of the common stock of the post-combination company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the post-combination company, or any interest in any of the foregoing (in each case, subject to certain exceptions set forth in the Lockup Agreements). The Lockup Agreements became effective upon the consummation of the merger.
Blade’s Related Party Transactions
Ross Aviation
In January 2021, Legacy Blade entered into an agreement with Ross Aviation, which is an affiliate of KSL Capital Partners, to launch air commuter service between the Westchester/Connecticut area and New York City. Blade and Ross Aviation also agreed to work together to mutually develop plans for a vertiport in Westchester and to offer Blade services at Ross Aviation locations in Massachusetts and California.
Amended and Restated Investor Rights Agreement
On January 30, 2018, Legacy Blade entered into an investor rights agreement which grants registration rights, right of first refusal and information rights, among other things, to certain holders of its capital stock, including (i) Robert S. Wiesenthal, Blade’s Chief Executive Officer, (ii) ColPE Blade Investor, LLC and Just Blade, LLC (the “Colony Investors”), holders of 20% of Blade Stock, (iii) Snickers Holdings LLC (“Snickers”), which is affiliated with director David Zaslav and (iv) Lerer Hippeau Ventures V, LP, Lerer Hippeau Ventures Select Fund, LP and Lerer Investments II LLC (the “Lerer Entities”), each of which is affiliated with director Kenneth Lerer. This agreement terminated in conncetion with the Closing of the Transactions.
Amended and Restated Right of First Refusal Co-Sale Agreement
On January 30, 2018, Legacy Blade entered into an amended and restated right of first refusal and co-sale agreement (the “ROFR Agreement”) whereby it has the right to purchase shares of Blade capital stock which certain stockholders propose to sell to other parties. Certain holders of Blade capital stock, including (i) Robert S. Wiesenthal, Blade’s Chief Executive Officer, (ii) the Colony Investors, holders of 20% of Blade Stock, (iii) Snickers, which is affiliated with director David Zaslav and (iv) the Lerer Entities, each of which is affiliated with director Kenneth Lerer, have rights of first refusal and co-sale under the ROFR Agreement. The ROFR Agreement terminated in connection with the Closing of the Transactions.
Amended and Restated Voting Agreement
On January 30, 2018, Legacy Blade entered into the Blade Voting Agreement, pursuant to which certain holders of its capital stock, including Robert S. Wiesenthal, Blade’s Chief Executive Officer, (ii) the Colony Investors, holders of 20% of Blade Stock, (iii) Snickers, which is affiliated with director David Zaslav and (iv) the Lerer Entities, each of which is affiliated with director Kenneth Lerer, have agreed to vote their shares of our capital stock on certain matters, and including with respect to the election of directors. This agreement will terminated in connection with the Closing of the Transactions.
Non-Competition Agreement
On March 8, 2019, Legacy Blade entered into an non-competition agreement and contract for certain air charter services with Underhill Holdings, LLC (“Underhill”), an entity in which with Ms. Tomkiel, the President and General Counsel of Blade, held a 20% interest. The rates charged by Underhill for these air charter services are comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. In connection with these air charter services, Blade paid Underhill approximately $2.4 million and $5.4 million in fiscal years 2020 and 2019, respectively. On January 21, 2021, Ms. Tomkiel and Underhill entered into an agreement under which one half of Ms. Tomkiel’s interest was immediately transferred back to Underhill and under which pursuant to the satisfaction of certain conditions by Underhill, Ms. Tomkiel’s interest will be fully transferred to Underhill. On April 8, 2021, those conditions were satisfied and Ms. Tomkiel’s remaining interest was transferred to Underhill.

PRINCIPAL SECURITYHOLDERS
The following table sets forth information known to Blade regarding the beneficial ownership of Class A common stock as of May 26, 2021, after giving effect to the Closing and the PIPE Investment, by:
•
each person who is known by Blade to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of Class A common stock;

•
each current executive officer and director of Blade; and

•
all current executive officers and directors of Blade, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 69,213,195 shares of Class A common stock issued and outstanding as of May 26, 2021 (after giving effect to the Closing and the PIPE Investment). Except as specified below, the table below excludes an aggregate of 23,856,493 shares of Class A common stock issuable upon the exercise of any vested Blade Options or the exercise of Warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock.
Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned(2)	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Experience Sponsor LLC(3)	13,880,000	18.7%
Robert S. Wiesenthal(4)	10,108,983	13.6%
HG Vora Capital Management, LLC(5)	7,876,453	11.4%
Colony Capital, Inc.(6)	5,153,835	7.4%
Executive Officers and Directors:
Eric Affeldt(7)	—	—
Jane Garvey	—	—
Kenneth Lerer(8)	1,235,349	1.8%
Susan Lyne	—	—
Edward Philip(7)	—	—
David Zaslav(9)	3,082,262	4.5%
Robert S. Wiesenthal(4)	10,108,983	13.6%
William A. Heyburn(10)	935,489	1.3%
Melissa M. Tomkiel(11)	1,495,937	2.1%
Amir Cohen	—	—
Brandon Keene(12)	520,524	*%
All directors and executive officers as a group (11 individuals)(13)	17,378,544	22.6%

*
Indicates less than 1 percent.

(1)
Unless otherwise noted, the business address for each executive officer and director of Blade is 499 East 34th Street, New York, NY 10016.

(2)
The beneficial ownership of Blade as of May 26, 2021 is based on shares of Class A common stock outstanding as of such date.

(3)
Includes 8,880,000 shares of Class A common stock and Private Placement Warrants exercisable for 5,000,000 shares of Class A common stock. Steele ExpCo Holdings, LLC, a Delaware limited liability company, is the managing member and 100% owner of Experience Sponsor LLC. KSL Capital Partners V GP, LLC, a Delaware limited liability company, is the managing member of Steele ExpCo Holdings, LLC. Eric Charles Resnick is the managing member of KSL Capital Partners V GP, LLC. As such, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Steele ExpCo Holdings LLC. In addition, Steele ExpCo Holdings, LLC, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the stock held directly by Experience Sponsor LLC. Steele ExpCo Holdings, LLC beneficially owns 2,005,000 shares of Class A common stock through the consummation of the PIPE Investment. Mr. Resnick disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares, directly or indirectly. The address for each entity is c/o KSL Capital Partners, 100 St. Paul Street, Suite 800, Denver, Colorado 80206.

(4)
Interests shown consist of 4,922,588 shares of Class A common stock and vested Blade Options exercisable for an aggregate of 5,186,395 shares of Class A common stock.

(5)
Includes 2,500,000 shares of Class A common stock, and also includes 5,376,453 shares of Class A common stock purchased in the PIPE Investment or received in exchange for shares of Blade Preferred Stock by HG Vora Capital Management, LLC. Panag Vora is the managing member of HG Vora Capital Management, LLC, and as such may be deemed to have voting and dispositive power of the Class A common stock held by HG Vora Capital Management, LLC. The business address for this investor is 330 Madison Avenue, 20th floor, New York, NY 10017.

(6)
Interests shown consist of 5,153,835 shares of Class A common stock held by ColPE Blade Investor, LLC, an indirect wholly-owned subsidiary of Colony Capital Operating Company, LLC. Colony Capital Operating Company, LLC is the beneficial owner of shares held by ColPE Blade Investor, LLC. Colony Capital, Inc. is the managing member and 90% owner of Colony Capital Operating Company, LLC, and as such may be deemed to share voting and dispositive power of the Class A common stock held by ColPE Blade Investor, LLC. The business address for Colony Capital, Inc. is 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487.

(7)
Messrs. Affeldt, Witherow, Pastor and Philip each have an economic interest (or deemed economic interest) in shares of Class A common stock and/or Private Placement Warrants through their respective ownership of membership interests in Experience Sponsor LLC, but do not beneficially own any shares of Class A common stock or Private Placement Warrants. The indirect ownership interest via Experience Sponsor LLC is reflected solely under the rows for Experience Sponsor LLC. The economic interests (or deemed economic interests) of these individuals in the Class A common stock and/or Private Placement Warrants held by Experience Sponsor LLC are as shown below:

	Class A Common Stock	Private Placement Warrants
Eric Affeldt	605,250	350,000
Brian C. Witherow	50,000	—
Rafael Pastor	50,000	—
Edward Philip	50,000	—

(8)
Interests shown consist of: 50,960 shares of Class A common stock held by Mr. Lerer, 111,500 shares of Class A common stock held by Lerer Investments II LLC, 373,988 shares of Class A common stock held by Lerer Hippeau Ventures Select Fund, LP and 698,901 shares of Class A common stock held by Lerer Hippeau Ventures V, LP. Mr. Lerer, who is a member of the Board, is the Managing Member of each of the investors, and may be deemed to beneficially own all of the shares of Class A common stock held by Lerer Investments II LLC, Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP. The business address for Mr. Lerer and Lerer Investments II is c/o Andersen Tax,

1177 6th Ave, 18th Floor, New York, NY 10036, and the business address for Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP is 100 Crosby Street, Suite 201, New York, NY 10012.
(9)
Interests shown consist of 3,082,262 shares of Class A common stock, which includes 100,000 shares purchased in the PIPE Investment, held by Snickers Holdings LLC. Mr. Zaslav, one of the members of the Board, is the managing member of Snickers Holdings LLC. The business address for this investor is 115 Central Park West #17C, New York, NY 10023.

(10)
Interests shown consist of 218,402 shares of Class A common stock held and 717,087 shares of Class A common stock issuable upon the exercise of vested Blade Options.

(11)
Interests shown consist of 221,925 shares of Class A common stock held and 1,274,012 shares of Class A common stock issuable upon the exercise of vested Blade Options.

(12)
Interests shown consist of 10,920 shares of Class A common stock held and 509,604 shares of Class A common stock issuable upon the exercise of vested Blade Options.

(13)
Interests shown consist of 9,691,446 shares of Class A common stock held and 7,687,098 shares of Class A common stock issuable upon the exercise of vested Blade Options.

SELLING SECURITYHOLDERS
The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Class A common stock or Warrants being offered for resale by this prospectus which consists of:
•
up to 6,875,000 shares of Class A common stock issued upon conversion of an equal number of Founder Shares issued in a private placement to the Sponsor;

•
up to 12,500,000 PIPE Shares;

•
up to 5,000,000 Private Placement Warrants to purchase shares of Class A common stock and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants issued in a private placement to the Sponsor; and

•
up to 33,914,055 shares of Class A common stock held by other Selling Securityholders of the Company (including 7,687,098 shares of Class A common stock issuable upon the exercise of stock options).

The term Selling Securityholders includes the securityholders listed in the table below and their permitted transferees.
The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Class A common stock and Warrants of each Selling Securityholder, the number of shares of Class A common stock and Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering, assuming all registered shares all sold. We have based percentage ownership on 69,213,195 shares of Class A common stock outstanding as of May 26, 2021. The amount of common stock issued and outstanding excludes an aggregate of 23,856,493 shares of Class A common stock issuable upon the exercise of any vested Blade Options or the exercise of Warrants.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering, none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.
	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Selling Securityholder	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)%		Private Placement Warrants	%
Alyeska Master Fund L.P.(3)	500,000	—	500,000	—	—	—	—	—
Arrow 1999 Trust(4)	491,616	—	100,000	—	391,616	*	—	—

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Selling Securityholder	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)%		Private Placement Warrants	%
BEMAP Master Fund Ltd(5)	152,969	—	152,969	—	—	—	—	—
Bespoke Alpha MAC MIM LP(5)	18,633	—	18,633	—	—	—	—	—
Broadfin Advisors Privates LLC(6)	100,000	—	100,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(7)	250,000	—	250,000	—	—	—	—	—
Dave Portnoy(8)	200,000	—	200,000	—	—	—	—	—
DG Value Partners, LP(9)	38,040	—	38,040	—	—	—	—	—
DG Value Partners II Master Fund LP(9)	211,960	—	211,960	—	—	—	—	—
DS Liquid Div RVA MON LLC(5)	124,140	—	124,140	—	—	—	—	—
HBK Master Fund L.P.(10)	500,000	—	500,000	—	—	—	—	—
Hedosophia Public Investments Limited(11)	2,000,000	—	2,000,000	—	—	—	—	—
HG Vora Opportunistic Capital Master Fund LP(12)	1,899,993	—	1,484,245	—	415,748	*	—	—
HG Vora Special Opportunities Master Fund, Ltd(12)	5,976,460	—	2,715,755	—	3,260,705	4.7%	—	—
Ithaka Trust(13)	200,000	—	200,000	—	—	—	—	—
Legacy Worldwide Investments II Ltd.(14)	200,000	—	200,000	—	—	—	—	—
Maven III, LLC(15)	100,000	—	100,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP(5)	85,589	—	85,589	—	—	—	—	—
Monashee Solitario Fund LP(5)	93,812	—	93,812	—	—	—	—	—
MYDA Advantage, LP(16)	125,000	—	125,000	—	—	—	—	—
MYDA SPAC Select, LP(16)	125,000	—	125,000	—	—	—	—	—
RB Lift LLC(17)	800,000	—	800,000	—	—	—	—	—
Richard Sherman Trust(18)	10,000	—	10,000	—	—	—	—	—
Robert W. Pittman(19)	130,203	—	10,000	—	120,203	*	—	—
SFL SPV I LLC(5)	24,857	—	24,857	—	—	—	—	—
Steele ExpCo Holdings, LLC(20)	2,005,000	—	2,005,000	—	—	—	—	—
Tech Opportunities LLC(21)	200,000	—	200,000	—	—	—	—	—
The David B. Fischer Revocable Trust(22)	25,000	—	25,000	—	—	—	—	—

	Securities Beneficially Owned Prior to this Offering		Securities to be Sold in this Offering(1)		Securities Beneficially Owned After this Offering
Selling Securityholder	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)	Private Placement Warrants	Shares of Class A Common Stock(2)%		Private Placement Warrants	%
Experience Sponsor LLC(20)	11,875,000	5,000,000	11,875,000	5,000,000	—	—	—	—
Rob Wiesenthal(23)	10,108,983	—	10,108,983	—	—	—	—	—
ColPE Blade Investor, LLC(24)	5,153,835	—	5,153,835	—	—	—	—	—
JustBlade, LLC(25)	463,844	—	463,844	—	—	—	—	—
Lerer Investments II LLC(26)	111,500	—	111,500	—	—	—	—	—
Lerer Hippeau Ventures Select Fund LP(26)	373,988	—	373,988	—	—	—	—	—
Lerer Hippeau Ventures V, L.P.(26)	698,901	—	698,901	—	—	—	—	—
Kenneth Lerer(27)	50,960	—	50,960	—	—	—	—	—
Brandon Keene(28)	520,524	—	520,524	—	—	—	—	—
Melissa M. Tomkiel(29)	1,495,937	—	1,495,937	—	—	—	—	—
William A. Heyburn(30)	935,489	—	935,489	—	—	—	—	—
Snickers Holdings LLC(31)	3,092,262	—	3,092,262	—	—	—	—	—
Eric Affeldt(32)	10,000	—	10,000	—	—	—	—	—

*
Indicates less than 1%.

(1)
The amounts set forth in this column are the number of shares of Class A common stock and Warrants that may be offered for sale from time to time by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Class A common stock or Warrants that the Selling Securityholder may own beneficially or otherwise.

(2)
Represents shares of Class A common stock, including the shares of Class A common stock underlying the Private Placement Warrants and options.

(3)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Master Fund”), has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The address for Alyeska Master Fund, L.P. is 77 W. Wacker, Suite 700, Chicago, IL 60601.

(4)
Arrow 1999 Trust, of which Mr. Barry Diller is Trustee, has a business address of 555 West 18th Street, New York, NY 10011.

(5)
Monashee Investment Management, LLC serves as the investment manager of BEMAP Master Fund Ltd., Bespoke Alpha MAC MIM LP, DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I LP, Monashee Solitario Fund LP and SFL SPV I LLC. Jeff Muller, as Chief Compliance Officer of Monashee Investment Management LLC, has the power to direct the vote and disposition of the securities held by such entities and may be deemed to beneficially own such securities. The address of each of the entities discussed in this footnote is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, Massachusetts 02116.

(6)
Broadfin Advisors Privates LLC is controlled by Kevin Kolter, its managing member. The business address for this investor is 200 Broadhollow Road, Suite 207, Melville, NY 11747.

(7)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel

Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer and the sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the securities through their control of CAL and/or certain other affiliated entities. The address for each of the entities and individual discussed in this footnote is 131 S. Dearborn Street, Chicago, IL 60603.
(8)
The address for this investor is 333 West 14th Street, New York, NY 10014.

(9)
DG Capital Partners, LLC is the general partner to DG Value Partners, LP. DG Capital Partners II, LLC is the general partner to DG Value Partners II Master Fund, LP. Mr. Dov Gertzulin is the managing member of DG Capital Partners, LLC and DG Capital Partners II, LLC and has sole voting and investment power over the securities held by DG Value Partners, LP and DG Capital Partners II Master Fund, LP. The address for each of the entities and individual discussed in this footnote is 460 Park Avenue, 22nd Floor, New York, NY 10022.

(10)
HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and the selling securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC, a Delaware limited liability company. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew Luth. The address of each of these entities and individuals discussed in this footnote is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(11)
Ian Osborne indirectly controls Hedosophia Public Investments Limited. The address for Hedosophia Public Investments Limited is P.O. Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL.

(12)
HG Vora Capital Management, LLC is the investment adviser to and may be deemed to have voting and dispositive power of the securities held by HG Vora Opportunistic Capital Master Fund LP and HG Vora Special Opportunities Master Fund, Ltd. Parag Vora is the manager of HG Vora Capital Management, LLC. The mailing address for each of these entities and the individual discussed in this footnote is 330 Madison Avenue, 20th Floor, New York, NY 10017.

(13)
Ithaka Trust, a revocable trust, is controlled by David Geffen, who may be deemed to exercise control over the securities held. The address for the entity and individual discussed in this footnote is 12011 San Vicente Blvd. #606, Los Angeles, CA 90049.

(14)
Suna Said Maslin, Hussein Badrawi and Kirk Kazazian are directors and may be deemed to have control over the securities held by Legacy Worldwide Investments II Ltd. The registered address of Worldwide Investments II Ltd. is Jayla Place, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

(15)
Maven III, LLC is controlled by Gregory B. Maffei, who may be deemed to beneficially own the shares held. The business address for the entity and individual discussed in this footnote is 90 Benchmark Road, Suite 201, Avon, CO 81620.

(16)
MYDA Capital GP, LLC is the general partner of MYDA Advantage, LP. MYDA SPAC Select GP, LLC is the general partner of MYDA SPAC Select, LP. Jason Lieber is the Managing Member of MYDA Capital GP, LLC and the Manager of MYDA SPAC Select GP, LLC, and as such may be deemed to beneficially own the securities held. However, Mr. Lieber disclaims beneficial ownership of these securities. The business address for each of the entities and individual discussed in this footnote is 45 Bayview Avenue, Inwood, NY 11096.

(17)
RB Lift LLC is wholly-owned by (i) RB KP Gazelle Co-Invest PA, LLC, (ii) RB KP Gazelle Co-Invest, LLC, and (iii) RB Gazelle Aviation LLC (collectively, the “RedBird Vehicles”). The RedBird Vehicles are managed indirectly by RedBird Capital Partners LLC, in the case of RB Gazelle Aviation LLC, and RedBird Capital Partners Management, LLC, as investment manager for each of RB KP Gazelle Co-Invest, LLC and RB KP Gazelle Co-Invest PA, LLC. Therefore, RedBird Capital Partners Management, LLC and RedBird Capital Partners LLC share voting and dispositive power over the securities held by RB Lift LLC. The business address of the entities discussed in this footnote is 667 Madison Avenue, 16th Floor, New York, NY 10065.

(18)
Richard Sherman Trust, a revocable trust, is controlled by Richard Sherman, who may be deemed to exercise control over the securities held. The address for the entity and individual discussed in this footnote is 12011 San Vicente Blvd. #606, Los Angeles, CA 90049.
(19)
The address for this investor is 4701 N. Meridian Ave., Unit #106, Miami Beach, FL 33140.

(20)
Steele ExpCo Holdings, LLC, a Delaware limited liability company, is the managing member and 100% owner of Experience Sponsor LLC. KSL Capital Partners V GP, LLC, a Delaware limited liability company, is the managing member of Steele ExpCo Holdings, LLC. Eric Charles Resnick is the managing member of KSL Capital Partners V GP, LLC. As such, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Steele ExpCo Holdings LLC. In addition, Steele ExpCo Holdings, LLC, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Experience Sponsor LLC. Mr. Resnick disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares, directly or indirectly. Experience Sponsor LLC is a party to the Investor Rights Agreement. The address for each entity is c/o KSL Capital Partners, 100 St. Paul Street, Suite 800, Denver, Colorado 80206.

(21)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of Tech Opportunities LLC is c/o Hudson Bay Capital Management 777 Third Avenue, 30th Floor, New York, NY 10017.

(22)
The David B. Fischer Revocable Trust is controlled by David B. Fischer, who may be deemed to beneficially own the shares held. The business address for the entity and individual discussed in this footnote is 90 Benchmark Road, Suite 201, Avon, CO 81620.

(23)
Robert S. Wiesenthal is a party to the Investor Rights Agreement. Interests shown consist of 4,922,588 shares of Class A common stock, of which 64,429 are restricted shares, and vested Blade Options exercisable for an aggregate of 5,186,395 shares of Class A common stock. The address for this investor is 499 East 34th Street, New York, NY 10016.

(24)
ColPE Blade Investor, LLC is an indirect wholly-owned subsidiary of Colony Capital Operating Company, LLC. Colony Capital Operating Company, LLC is the beneficial owner of shares held by ColPE Blade Investor, LLC. Colony Capital, Inc. is the managing member and 90% owner of Colony Capital Operating Company, LLC, and as such may be deemed to share voting and dispositive power of the securities held by ColPE Blade Investor, LLC. ColPE Blade Investor, LLC is a party to the Investor Rights Agreement. The business address for Colony Capital, Inc. is 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487.

(25)
Interests shown consist of 463,844 shares of Class A common stock held by Just Blade, LLC (“Just Blade”). Just Blade is controlled by its managing member, ColCap PE Manager, LLC (“PE Manager”). PE Manager is controlled by its managing member, Colony Capital, LLC, a Delaware limited liability company managed by Thomas J. Barrack, Jr. Just Blade, PE Manager, Colony Capital, LLC and Mr. Barrack may be deemed to share voting and dispositive power of the Class A common stock held by Just Blade. Mr. Barrack disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares. Just Blade, LLC is a party to the Investor Rights Agreement. The business address for this investor is 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487.

(26)
Kenneth Lerer is Managing Member of: (i) Lerer Investments II, LLC; (ii) Lerer Hippeau Ventures Select Fund GP, LLC, the general partner of Lerer Hippeau Ventures Select Fund, L.P.; and (iii) Lerer Hippeau Ventures V GP, LLC, the general partner of Lerer Hippeau Ventures V, L.P. Mr. Lerer disclaims beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. The business address for Mr. Lerer and Lerer Investments II is c/o Andersen Tax, 1177 6th Ave, 18th Floor, New York, NY 10036, and the business address for Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP is 100 Crosby Street, Suite 201, New York, NY 10012.

(27)
Interests shown consist of 50,960 shares of Class A common stock, all of which are restricted. The business address for this investor is 100 Crosby Street, Suite 201, New York, NY 10012.

(28)
Interests shown consist of 10,920 shares of Class A common stock held, all of which are restricted stock, and 509,604 shares of Class A common stock issuable upon the exercise of vested Blade Options. The address for this investor is 499 East 34th Street, New York, NY 10016.
(29)
Interests shown consist of 221,925 shares of Class A common stock held, all of which are restricted stock, and 1,274,012 shares of Class A common stock issuable upon the exercise of vested Blade Options. Melissa Tomkiel is a party to the Investor Rights Agreement. The address for this investor is 499 East 34th Street, New York, NY 10016.

(30)
Interests shown consist of 218,402 shares of Class A common stock held, all of which are restricted stock, and 717,087 shares of Class A common stock issuable upon the exercise of vested Blade Options. William Heyburn is a party to the Investor Rights Agreement. The address for this investor is 499 East 34th Street, New York, NY 10016.

(31)
David Zaslav is the managing member of Snickers Holdings LLC. Snickers Holdings LLC is a party to the Investor Rights Agreement. Mr Zaslav disclaims beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. The address for Mr. Zaslav and Snickers Holdings LLC is 115 Central Park West #17C, New York, NY 10023.

(32)
The Eric L. Affeldt Living Trust is controlled by Eric Affeldt, who may be deemed to beneficially own the shares held. The business address for the entity and individual discussed in this footnote is PO Box 2923, Edwards, CO 81632.

DESCRIPTION OF SECURITIES
The following is a summary of the rights of Blade’s securities and certain provisions of the Blade’s certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of Blade’s certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.
Pursuant to our second amended and restated certificate of incorporation, Blade’s authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.0001 per share, and 2,000,000 shares of preferred stock, par value $0.0001 per share. The following description summarizes the material terms of Blade’s capital stock. Because it is a summary, it may not contain all the information that is important to you. We urge to you reach each of the Second Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein, which are filed as exhibits to the registration statement of which this prospectus is a part, in their entirety for a complete description of the rights and preferences of our securities.
Common Stock
Voting Rights: Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of common stock do not have cumulative voting rights in the election of directors.
Liquidation: Upon Blade’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata Blade’s remaining assets available for distribution.
Rights and Preferences: Holders of common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by Blade. There are no redemption or sinking fund provisions applicable to the common stock.
Fully Paid and Non-assessable: All outstanding shares of common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock that we may authorize and issue in the future.
Outstanding Shares: As of May 26, 2021, 69,213,195 shares of our Class A common stock were issued and outstanding.
Preferred Stock
Our current certificate of incorporation authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
The Company has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings (if any), capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. Our ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing.
Annual Stockholder Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of the Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Blade. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Blade by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by our stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares.
However, the listing requirements of Nasdaq require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of Blade or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Blade by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of Blade. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Blade.

Classified Board of Directors
Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors.
Delaware Anti-Takeover Statute
Blade is subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to a transaction not approved in advance by our board of directors, such as discouraging takeover attempts that might result in payment of a premium over the market price of the common stock.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by stockholders only for cause. Our certificate of incorporation provides that directors may be removed at any time with or without cause upon the affirmative vote of a majority of the holders of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
In addition, our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on our board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more series, as the case may be), even if less than a quorum, by a sole remaining director or by stockholders.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of stock entitled to vote generally in the election of directors will be able to elect all Blade directors.
Stockholder Action; Special Stockholder Meetings
Our certificate of incorporation provides that stockholders are not be able to take any action by written consent for any matter and may only take action at an annual meeting or special meeting of stockholders. As a result, a holder of a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of stockholders called in accordance with our bylaws, unless previously approved by our board of directors. Our certificate of incorporation provides that special meetings of stockholders may be called at any time only by or at the direction of our board of directors or the chairperson of our board of directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notification Requirements for Stockholder Proposals and Director Nominations
Our bylaws establish advance notice procedures with respect to stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Blade.
Consent of Stockholders in Lieu of Meeting
Our certificate of incorporation precludes stockholder action by any consent in lieu of a meeting at any time.
Amendment of Certain Provisions of Our Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the amendment of any of the foregoing provisions in our certificate of incorporation would require the affirmative vote of the holders of at least 66 2∕3% of the voting power of all the then outstanding shares of stock entitled to vote on such amendment, voting together as a single class.
Our certificate of incorporation and bylaws provide that our board of directors is expressly authorized to adopt, make, alter, amend or repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware. Furthermore, any adoption, alteration, amendment or repeal of our bylaws by stockholders will require the affirmative vote of the holders of at least 662∕3% of the voting power of all the then outstanding shares of stock entitled to vote on such matter, voting together as a single class.
The provisions of the DGCL, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to consummate transactions that stockholders may otherwise deem to be in their best interests.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, stockholders will have appraisal rights in connection with a merger or consolidation of Blade. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any stockholder may bring an action in Blade’s name to procure a judgment in Blade’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our certificate of incorporation requires that, unless we consent to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative actions brought on behalf of Blade (2) any action asserting a claim of breach of a fiduciary duty owed by any directors, officers, other employees or stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (4) any action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery in the State of Delaware (or, if such court does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction or (D) any action arising under the federal securities laws, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. In addition, the provisions described above will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, our certificate of incorporation will provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Blade and our stockholders, through stockholders’ derivative suits on Blade’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit Blade and our stockholders. In addition, your investment may be adversely affected to the extent Blade pays the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any director, officer or employee for which indemnification is sought.
Description of Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A common stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole Public Warrant. The Public Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a Public Warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
Redemption of Public Warrants for Cash.
We may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Public Warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30)-trading day period ending three (3) business days before we send the notice of redemption to the Public Warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.
Redemption of Public Warrants for Shares of Class A common stock
Commencing ninety days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•
in whole and not in part;

•
at $0.10 per Public Warrant upon a minimum of thirty (30) days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption and receive that number of shares of Class A common stock]to be determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the Public Warrant holders;

•
if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating thereto available throughout the thirty (30)-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A common stock that a Public Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

	Fair Market Value of Class A common stock
Redemption Date (Period to Expiration of Public Warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third (3rd) trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 shares of Class A common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third (3rd) trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 shares of Class A common stock for each whole Public Warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.365 shares of Class A common stock per Public Warrant. Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants (other than the Private Placement Warrants) to be redeemed when the Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of the Class A common stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Warrants for Cash.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing “fair market value” for their Public Warrants based on a Black-Scholes option pricing model with a fixed volatility input as of the date of the EIC IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to Public Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the Public Warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the shares of Class A common stock are trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their Public Warrants for Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than Class A common stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the Public Warrants may be exercised for such security.
Redemption Procedures and Cashless Exercise.
If we call the Public Warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants after our initial business combination. If we call our Public Warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Public Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for EIC Class A common stock, in determining the price payable for the Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders Class A common, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of the Class A common stock if we do not complete our initial business combination within the timeframe set forth in our amended and restated certificate of incorporation, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The Public Warrants were issued in registered form under a Warrant Agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
In addition, if we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a newly issued price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the $18.00 redemption trigger price will be adjusted to 180% of the newly issued price.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their Public Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the Public Warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until thirty (30) days after the completion of our initial business combination (except to our officers, directors and other persons or entities affiliated with or related to our Sponsor, each of which will be subject to the same transfer restrictions) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees (except for a number of shares of Class A common stock as described under “Description of Securities  —  Warrants  —  Public Warrants  —  Redemption of Public Warrants for Shares of Class A common stock”). Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. Following an initial business combination, we expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of EIC Class A common stock issuable upon exercise of the Public Warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

PLAN OF DISTRIBUTION
We are registering the primary offering of up to 14,166,667 shares of our Class A common stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. We are also registering the resale of securities by the Selling Securityholders or their permitted transferees from time to time. The securities we are registering for resale will permit the Selling Securityholders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the securities offered by this prospectus. We will receive up to an aggregate of approximately $162.9 million from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The securities offered by this prospectus may be sold from time to time to purchasers:
•
directly by the Selling Securityholders; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
The securities may be sold in one or more transactions at:
•
fixed prices;

•
prevailing market prices at the time of sale;

•
prices related to such prevailing market prices;

•
varying prices determined at the time of sale; or

•
negotiated prices.

These sales may be effected in one or more of the following transactions:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

•
in the over-the-counter market;

•
in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
any other method permitted by applicable law; or

•
through any combination of the foregoing.

At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC. Note: To address SEC position that the names of the managing underwriters cannot be added via prospectus supplement/must be added via post-effective amendment. The obligations of the underwriters to purchase the securities will be subject to certain conditions.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
The Selling Securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.
The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have agreed to indemnify or provide contribution to certain Selling Securityholders and their officers, directors and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Those Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
Exercise of Warrants
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, American Stock Transfer & Trust Company, LLC, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
For additional information regarding the exercise of terms of the Warrants, see the section titled “Description of Securities.”
Lockup Restrictions
Of the shares of common stock that may be offered or sold by Selling Securityholders identified in this prospectus, 34,720,263 of those shares are subject to certain lockup restrictions as identified in the sections titled “Certain Relationships and Related Party Transactions — Lockup Agreements.”

LEGAL MATTERS
The legality of the shares of Class A common stock offered pursuant to this prospectus will be passed upon for Blade by Proskauer Rose LLP, New York, NY.
EXPERTS
The financial statements of Blade (f/k/a Experience Investment Corp.) as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from May 24, 2019 (inception) to December 31, 2019, included in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Blade to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Legacy Blade as of September 30, 2020 and 2019, and for each of the two years in the period ended September 30, 2020 and 2019, included in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our Class A common stock and Warrants to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statements and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.blade.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
EXPERIENCE INVESTMENT CORP.
BLADE AIR MOBILITY, INC. (SUCCESSOR TO EXPERIENCE INVESTMENT CORP.)
BLADE URBAN AIR MOBILITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Experience Investment Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Experience Investment Corp. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from May 24, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from May 24, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Restatement of the 2020 and 2019 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from May 24, 2019 (inception) through December 31, 2019, have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2019.
Houston, TX
March 10, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is May 6, 2021.

EXPERIENCE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
	December 31,
	2020	2019
	(As Restated)	(As Restated)
ASSETS
Current Assets
Cash	$846,068	$1,305,608
Prepaid expenses	50,000	125,000
Total Current Assets	896,068	1,430,608
Marketable securities held in Trust Account	276,943,339	276,261,596
TOTAL ASSETS	$277,839,407	$277,692,204
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$158,947	$136,694
Accrued offering costs	26,000	26,000
Income taxes payable	205,844	208,612
Total Current Liabilities	390,791	371,306
Deferred underwriting fee payable	9,625,000	9,625,000
Warrant Liabilities	36,766,667	16,116,667
Total Liabilities	46,782,458	26,112,973
Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption 22,480,341 and 24,574,700 shares at redemption value as of December 31, 2020 and 2019, respectively	226,056,939	246,579,223
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,019,659 and 2,925,300 shares issued and outstanding (excluding 22,480,341 and 24,574,700 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	502	293
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,875,000 shares issued and outstanding as of December 31, 2020 and 2019	688	688
Additional paid-in capital	23,189,660	2,667,585
Retained Earnings (Accumulated Deficit)	(18,190,840)	2,331,442
Total Stockholders’ Equity	5,000,010	5,000,008
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$277,839,407	$277,692,204
The accompanying notes are an integral part of these consolidated financial statements.

EXPERIENCE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended December 31,	For the Period from May 24, 2019 (Inception) through December 31,
	2020	2019
	(As Restated)	(As Restated)
Operating costs	$678,487	$904,875
Loss from operations	(678,487)	(904,875)
Other income:
Interest income on marketable securities held in Trust Account	1,016,670	1,261,596
Change in fair value of warrant liabilities	(20,650,000)	2,183,333
Income (loss) before income taxes	(20,311,817)	2,540,054
Provision for income taxes	(210,465)	(208,612)
Net income (loss)	$(20,522,282)	$2,331,442
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	24,689,816	24,387,850
Basic and diluted net income per share, Common stock subject to possible redemption	$0.02	$0.03
Basic and diluted weighted average shares outstanding, Common stock	9,685,184	8,025,569
Basic and diluted net loss per common share, common stock	$(2.17)	$0.19
The accompanying notes are an integral part of these consolidated financial statements.

EXPERIENCE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – May 24, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Founder Shares to Sponsor	—	—	7,187,500	719	24,281	—	25,000
Forfeiture of Founder Shares	—	—	(312,500)	(31)	31	—	—
Sale of 27,500,000 Units, net of underwriting discount and offering expenses	27,500,000	2,750	—	—	241,720,039	—	241,722,789
Sale of 5,000,000 Private Placement Warrants	—	—	—	—	7,500,000	—	7,500,000
Class A common stock subject to possible redemption	(24,574,700)	(2,457)	—	—	(246,576,766)	—	(246,579,223)
Net income	—	—	—	—	—	2,331,442	2,332,442
Balance – December 31, 2019	2,925,300	293	6,875,000	688	2,667,585	2,331,442	5,000,008
Change in value of Class A common stock subject to possible redemption	2,094,359	209	—	—	20,522,075	—	20,522,284
Net income	—	—	—	—	—	(20,522,282)	(20,522,282)
Balance – December 31, 2020	5,019,659	$502	6,875,500	$688	$23,189,660	$(18,190,840)	$5,000,010
The accompanying notes are an integral part of these consolidated financial statements.

EXPERIENCE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,	For the Period from May 24, 2019 (Inception) Through December 31,
	2020	2019
	(As Restated)	(As Restated)
Cash Flows from Operating Activities:
Net income	$(20,522,282)	$2,331,442
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,016,670)	(1,261,596)
Change in fair value of warrant liabilities	20,650,000	(2,183,333)
Transaction costs allocable to warrant liabilities	—	636,669
Changes in operating assets and liabilities:
Prepaid expenses	75,000	(125,000)
Accounts payable and accrued expenses	22,253	136,694
Income taxes payable	(2,768)	208,612
Net cash used in operating activities	(794,467)	(256,512)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(275,000,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	334,927	—
Net cash provided by (used in) investing activities	334,927	(275,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	269,500,000
Proceeds from sale of Private Placement Warrants	—	7,500,000
Proceeds from promissory notes – related party	—	231,366
Repayment of promissory notes – related party	—	(231,366)
Payment of offering costs	—	(437,880)
Net cash provided by financing activities	—	276,562,120
Net Change in Cash	(459,540)	1,305,608
Cash – Beginning	1,305,608	—
Cash – Ending	$846,068	$1,305,608
Supplemental cash flow information:
Cash paid for income taxes	$213,233	$—
Non-cash investing and financing activities:
Initial classification of Class A common stock subject to redemption	$—	$243,609,820
Change in value of Class A common stock subject to possible redemption	$(20,522,284)	$2,969,403
Initial classification of warrant liabilities	$—	18,300,000
Deferred underwriting fee payable	$—	$9,625,000
Offering costs paid directly by Sponsor in exchange for the issuance of Class B common stock to Sponsor	$—	$25,000
The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Experience Investment Corp. (the “Company”) was incorporated in Delaware on May 24, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the travel and leisure industry. The Company has one subsidiary, Experience Merger Sub, Inc., direct wholly-owned subsidiary of the Company incorporated in Delaware on December 8, 2020 (“Merger Sub”).
As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of BLADE Urban Air Mobility, Inc., a Delaware corporation (“Blade”) (see Note 6). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 12, 2019. On September 17, 2019, the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes a partial exercise by the underwriter of the over-allotment option to purchase an additional 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $275,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,000,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Experience Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $7,500,000, which is described in Note 4.
Transaction costs amounted to $15,613,880 consisting of $5,500,000 of underwriting fees, $9,625,000 of deferred underwriting fees and $488,880 of other offering costs.
Following the closing of the Initial Public Offering on September 17, 2019, an amount of $275,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on interest income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business

Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest income earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company has until September 17, 2021 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders or any of their respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Going Concern
As of December 31, 2020, the Company had $846,068 in its operating bank accounts, $276,943,339 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of $915,185. As of December 31, 2020, $409,908 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, shareholders, officers, directors, or third parties to complete a business combination. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
On April 12, 2021, the SEC released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. Following the SEC Staff Statement, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management and after discussion with the Company’s independent registered public accounting firm, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.
Balance Sheet as of September 17, 2019	As Reported	Period Adjustment	As Adjusted
Warrant Liability	$—	$18,300,000	$18,300,000
Class A common stock subject to possible redemption	261,909,820	(18,300,000)	243,609,820
Class A common stock	131	183	314
Additional paid-in capital	$5,000,481	$636,486	$5,636,967
Accumulated deficit	$(1,297)	$(636,669)	$(637,966)
Total Stockholders’ Equity	$5,000,003	$0	$5,000,003
Number of shares subject to possible redemption	26,190,982	(1,830,000)	24,360,982

Balance Sheet as of September 30, 2019
Warrant Liability	$—	$17,966,667	$17,966,667
Class A common stock subject to possible redemption	262,009,255	(17,966,667)	244,042,588
Class A common stock	131	180	311
Additional paid-in capital	$4,901,046	$303,156	$5,204,202
Retained earnings (Accumulated deficit)	98,139	(303,336)	(205,197)
Total Stockholders’ Equity	$5,000,004	$—	$5,000,004
Number of shares subject to possible redemption	26,187,385	(1,795,738)	24,391,647
Balance Sheet as of December 31, 2019
Warrant Liability	$—	$16,116,667	$16,116,667
Class A common stock subject to possible redemption	262,695,890	(16,116,667)	246,579,223
Class A common stock	132	161	293
Additional paid-in capital	$4,214,410	$(1,546,825)	$2,667,585
Retained earnings	$784,778	$1,546,664	$2,331,442
Total Stockholders’ Equity	$5,000,008	$—	$5,000,008
Number of shares subject to possible redemption	26,180,927	(1,606,227)	24,574,700
Statement of Operations for the period from May 24, 2019 (Inception) through September 30, 2019
Transaction costs allocable to warrant liabilities	—	(636,669)	(636,669)
Change in fair value of warrant liabilities	—	333,333	333,333
Net income (loss)	$98,139	$(303,336)	$(205,197)
Basic and diluted weighted average shares outstanding, common stock	6,444,901	—	6,444,901
Basic and diluted net loss per common share, common stock	$0.01	$(0.05)	$(0.05)
Statement of Operations for the year ended December 31, 2019
Transaction costs allocable to warrant liabilities	—	(636,669)	(636,669)
Change in fair value of warrant liabilities	—	2,218,333	2,218,333
Net income	$784,778	$1,546,664	$2,331,442
Basic and diluted weighted average shares outstanding, common stock	7,170,375	855,194	8,025,569
Basic and diluted net income (loss) per common share, common stock	$(0.01)	$0.20	$0.19
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemptio	26,187,830	(1,799,980)	24,387,850

SUMMARY FINANCIAL STATEMENT IMPACT
(Preliminary, unaudited)
Balance Sheet as of March 31, 2020	As Reported	Period Adjustment	As Restated
Warrant Liability	$—	$10,991,667	$10,991,667
Class A common stock subject to possible redemption	263,267,961	(10,991,667)	252,276,294
Class A common stock	134	110	244
Additional paid-in capital	$3,642,337	$(6,671,774)	$(3,029,437)
Retained earnings	$1,356,849	$6,671,664	$8,028,513
Total Stockholders’ Equity	$5,000,008	$—	$5,000,008
Number of shares subject to possible redemption	26,163,140	(1,092,334)	25,070,806
Balance Sheet as of June 30, 2020
Warrant Liability	$—	$13,500,000	$13,500,000
Class A common stock subject to possible redemption	263,261,986	(13,500,000)	249,761,986
Class A common stock	134	135	269
Additional paid-in capital	$3,648,312	$(4,163,466)	$(515,154)
Retained earnings	$1,350,867	$4,163,331	$5,514,198
Total Stockholders’ Equity	$5,000,001	$—	$5,000,001
Number of shares subject to possible redemption	26,156,915	(1,341,319)	24,815,596
Balance Sheet as of September 30, 2020
Warrant Liability	$—	$18,525,000	$18,525,000
Class A common stock subject to possible redemption	263,161,825	(18,525,000)	244,636,825
Class A common stock	136	185	321
Additional paid-in capital	$3,748,471	$861,484	$4,609,955
Retained earnings	$1,250,712	$(861,669)	$389,043
Total Stockholders’ Equity	$5,000,007	$—	$5,000,007
Number of shares subject to possible redemption	26,141,235	(1,840,185)	24,301,050
Balance Sheet as of December 31, 2020
Warrant Liability	$—	$36,766,667	$36,766,667
Class A common stock subject to possible redemption	262,823,607	(36,766,668)	226,056,939
Class A common stock	136	366	502
Additional paid-in capital	$4,086,689	$19,102,971	$23,189,660
Retained earnings (Accumulated deficit)	$912,496	$(19,103,336)	$(18,190,840)
Total Stockholders’ Equity	$5,000,009	$1	$5,000,010
Number of shares subject to possible redemption	26,136,620	(3,656,279)	22,480,341
Statement of Operations for the period ended March 31, 2020
Change in fair value of warrant liabilities	—	5,125,000	5,125,000
Net income	$572,071	$5,125,000	$5,697,071
Basic and diluted weighted average shares outstanding, common stock	8,194,073	—	8,194,073
Basic and diluted net income per common share, common stock	$—	$0.63	$0.63

Statement of Operations for the period ended June 30, 2020
Change in fair value of warrant liabilities	—	2,616,667	2,616,667
Net income	$566,089	$2,616,667	$3,182,756
Basic and diluted weighted average shares outstanding, common stock	8,202,967	—	8,202,967
Basic and diluted net income (loss) per common share, common stock	$(0.02)	$0.32	$0.30
Statement of Operations for the period ended September 30, 2020
Change in fair value of warrant liabilities	—	(2,408,333)	(2,408,333)
Net income (loss)	$465,934	$(2,408,333)	$(1,942,399)
Basic and diluted weighted average shares outstanding, common stock	8,208,043	—	8,208,043
Basic and diluted net loss per common share, common stock	$(0.03)	$(0.29)	$(0.32)
Statement of Operations for the year ended December 31, 2020
Change in fair value of warrant liabilities	—	(20,650,000)	(20,650,000)
Net income (loss)	$127,718	$(20,650,000)	$(20,522,282)
Basic and diluted weighted average shares outstanding, common stock	8,214,508	1,470,676	9,685,184
Basic and diluted net loss per common share, common stock	$(0.05)	$(2.12)	$(2.17)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	26,160,492	(1,470,676)	24,689,816
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Marketable Securities Held in Trust Account
At December 31, 2020 and 2019, substantially all of the assets held in the Trust Account were held in money market funds that invest primarily in U.S. Treasury Bills. During the year ended December 31, 2020, the Company withdrew $334,927 of interest income from the Trust Account to pay franchise and income taxes.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the warrants initially was estimated using a Monte Carlo simulation approach (see Note 11).
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Loss per Common Share
Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 14,166,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net loss, adjusted for income or loss on marketable securities attributable to Common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.
	Year Ended December 31,	For the Period from May 24, 2019 (inception) through December 31,
	2020	2019
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$492,250	$832,225
Unrealized loss on marketable securities held in Trust Account	—	—
Net Income allocable to shares subject to possible redemption	$492,250	$832,225
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	24,689,816	24,387,850
Basic and diluted net income per share	$0.02	$0.03
Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net Income (Loss)	$(20,522,282)	$2,331,442
Net Income (Loss) allocable to Common stock subject to possible redemption	(492,250)	(832,225)
Non-Redeemable Net Loss	$(21,014,532)	$1,499,217
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	9,685,184	8,025,569
Basic and diluted net income (loss) per share	$(2.17)	$0.19
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 27,500,000 Units at a purchase price of $10.00 per Unit, which includes a partial exercise by the underwriter of its option to purchase an additional 2,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,500,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
In May 2019, the Sponsor purchased 7,187,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.
The Founder Shares included an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. In connection with the underwriters’ partial exercise of the over-allotment option and the forfeiture of the remaining over-allotment option, 312,500 Founder Shares were forfeited and 625,000 Founder Shares are no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) 180 days after the completion of a Business Combination or (B) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note-Related Party
On May 24, 2019, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. The outstanding balance of $231,366 under the Promissory Note was repaid in full in October 2019.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a

Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.
NOTE 7. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on September 12, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover overallotments, if any, at the Initial Public Offering price, less the underwriting discounts and commissions. On September 17, 2019, the underwriters partially exercised their over-allotment option to purchase an additional 2,500,000 Units at $10.00 per Unit and forfeited the option to exercise the remaining 1,250,000 Units.
The underwriters were paid a cash underwriting discount of $0.20 per unit, or $5,500,000 in the aggregate at the closing of the Initial Public Offering. The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,625,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Merger Agreement
On December 14, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Merger Sub and Blade, relating to a proposed business combination transaction between the Company and Blade.
Pursuant to the Merger Agreement, Merger Sub will merge with and into Blade with Blade continuing as the surviving entity (the “Merger”).
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger:
(d)
each outstanding share of Blade common stock (the “Blade Common Stock”) (as of immediately prior to the closing of the Merger (the “Closing”)) that is outstanding as of immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a number of newly issued shares of Class A common stock of the Company (the “Company Common Stock”), at the reference price of $10.00 (the “Reference Price”) per Company Common Stock,

equal to the quotient of (i) (A) the sum of $356,250,000 plus the aggregate exercise prices of all in the money Blade Options (as defined below) outstanding as of immediately prior to the effective time of the Merger divided by (B) the fully-diluted common stock of Blade (as calculated pursuant to the Merger Agreement and including the aggregate number of shares of Blade Common Stock issuable upon the conversion of Blade Preferred Stock (as defined below) and the aggregate number of Blade Common Stock issuable upon the exercise of the in the money Blade Options (as defined below)) divided by (ii) the Reference Price (the “Closing Per Share Stock Consideration”);
(e)
each outstanding share of Blade Series Seed preferred stock, Blade Series A preferred stock and Blade Series B preferred stock (collectively, the “Blade Preferred Stock,” and together with the Blade Common Stock, the “Blade Stock”)) that is outstanding as of immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a number of newly issued shares of Company Common Stock equal to the Closing Per Share Stock Consideration multiplied by the number of shares of Blade Common Stock issuable upon the conversion of such share of Blade Preferred Stock; and

(f)
each option to acquire Blade Common Stock (the “Blade Option”) that is outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will be cancelled and automatically converted into an option to purchase a number of shares of Company Common Stock equal to the product of (1) the number of shares of Blade Common Stock that were issuable upon exercise of such Blade Option immediately prior to the effective time multiplied by (2) the Closing Per Share Stock Consideration (rounded down to the nearest whole number of shares of Company Common Stock, with no cash being payable for any fractional share eliminated by such rounding), at an exercise price per share of Company Common Stock equal to the quotient obtained by dividing the exercise price per share of Blade Common Stock under such Blade Option immediately prior to the effective time of the Merger by the Closing Per Share Exchange Amount (as defined in the Merger Agreement) (rounded up to the nearest whole cent).

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Merger Agreement.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020 and, 2019, there were 5,019,659 and 2,925,300 shares of Class A common stock issued and outstanding, excluding 22,480,341 and 24,574,700 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 6,875,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
NOTE 9. WARRANT LIABILITIES
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of Warrants for Cash — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Shares of Class A Common Stock — Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined, based on the redemption date and the fair market value of the Company’s Class A common stock;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•
if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of the Company’s Class A common stock) as the Company’s outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price (“Newly Issued Price”) of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price and the $18.00 redemption trigger price will be adjusted to 180% of the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. INCOME TAX
The Company’s net deferred tax assets are as follows:
	As of December 31,
	2020	2019
Deferred tax asset
Organizational costs/Startup expenses	$122,876	$—
Total deferred tax asset	122,876	—
Valuation allowance	(122,876)	—
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:
	As of December 31,
	2020	2019
Federal
Current	$170,647	$208,612
Deferred	(99,629)	—
State and Local
Current	39,818	—
Deferred	(23,247)	—
Change in valuation allowance	122,876	—
Income tax provision	$210,465	$208,612
As of December 31, 2020 and 2019, the Company did not have any of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the available information, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020 and for the period from May 24, 2019 (inception) through December 31, 2019, the change in the valuation allowance was $122,876 and $0, respectively.
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	4.9%	0.0%
Transaction costs allocable to warrant liabilities	0.0%	5.3%
Change in FV of warrant liabilities	(26.3)%	(18.1)%
Valuation allowance	(0.6)%	0.0%
Income tax provision	(1.0)%	21.0%
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2020 and 2019 remain open and subject to examination.
NOTE 11. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on management’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$276,943,339	$276,261,596
Liabilities:
Warrant Liability — Public Warrants	1	22,366,667	9,716,667
Warrant Liability — Private Placement Warrants	3	14,400,000	6,400,000
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
Initial Measurement
The Company established the initial fair value for the Warrants on September 17, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares subject to possible redemption, and common shares based on their relative fair values at the initial measurement date.
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:
Input	September 19, 2019 (Initial Measurement)
Risk-free interest rate	1.7%
Expected term (years)	1.5
Expected volatility	40.0%
Exercise price	$11.60
Fair value of Units	$7.66
On September 17, 2019, the Private Placement Warrants and Public Warrants were determined to be $1.46 and $1.20 per warrant for aggregate values of $7.3 million and $11.0 million, respectively.

Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market.
As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $14.4 million and $22.4 million, respectively.
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value –	$—	$—	$—
Initial measurement on September 17, 2019 (IPO)	7,300,000	11,000,000	18,300,000
Change in valuation inputs or other assumptions	(900,000)	(1,283,333)	(2,183,333)
Fair value as of December 31, 2019	$6,400,000	$9,716,667	$16,116,667
Change in valuation inputs or other assumptions	8,000,000	12,650,000	20,650,000
Fair value as of December 31, 2020	$14,400,000	$22,366,667	$36,766,667
Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $11,000,000 during the period from September 17, 2019 through September 30, 2019.
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
NOTE 12. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.)
CONDENSED CONSOLIDATED BALANCE SHEETS
	As of March 31, 2021	As of December 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$485,220	$846,068
Prepaid expenses	123,500	50,000
Total current assets	608,720	896,068
Deferred offering costs	1,200,000	—
Marketable securities held in Trust Account	276,947,475	276,943,339
Total assets	$278,756,195	$277,839,407
Liabilities, Temporary Equity, and Stockholders’ Equity
Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$1,306,711	$158,947
Accrued offering costs	26,000	26,000
Income taxes payable	205,844	205,844
Total current liabilities	1,538,555	390,791
Deferred underwriting fee payable	9,625,000	9,625,000
Warrant liabilities	37,616,668	36,766,667
Total liabilities	48,780,223	46,782,458
Commitments and contingencies (Note 6)
Temporary Equity
Class A common stock subject to possible redemption 22,339,729 and 22,480,341 shares at redemption value as of March 31, 2021 and December 31, 2020, respectively	224,975,969	226,056,939
Stockholders’ Equity
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Class A Common stock, $0.0001 par value, 100,000,000 shares authorized, 5,160,271 and 5,019,659 shares issued and outstanding (excluding 22,339,729 and 22,480,341 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	516	502
Class B Common stock, $0.0001 par value, 10,000,000 shares authorized, 6,875,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020	688	688
Additional paid-in capital	24,270,617	23,189,660
Accumulated deficit	(19,271,818)	(18,190,840)
Total stockholders’ equity	5,000,003	5,000,010
Total liabilities, temporary equity, and stockholders’ equity	$278,756,195	$277,839,407
The accompanying notes are an integral part of these unaudited condensed financial statements.

BLADE AIR MOBILITY, INC.
(successor to Experience Investment Corp.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Three Months Ended March 31,
	2021	2020
Operating costs	235,113	145,130
Loss from operations	(235,113)	(145,130)
Other income (expense)
Interest income on marketable securities held in Trust Account	4,136	869,270
Change in fair value of warrant liablities	(850,001)	5,125,000
Total other income (expense)	(845,865)	5,994,270
(Loss) income before provision for income taxes	(1,080,978)	5,849,140
Provision for income taxes	—	(152,069)
Net (loss) income	$(1,080,978)	$5,697,071
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	22,480,341	25,070,806
Basic and diluted net income per share, common stock subject to possible redemption	—	0.02
Weighted average shares outstanding, basic and diluted, common stock	11,894,659	8,194,073
Net loss (income) per share - basic and diluted, common stock	$(0.09)	$0.62
The accompanying notes are an integral part of these unaudited condensed financial statements.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020
	Class A Common Stock		Class B Common Stock		Additional Paid-in capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	5,019,659	$502	6,875,000	$688	$23,189,660	$(18,190,840)	$5,000,010
Change in common stock subject to redemption	140,612	14	—	—	1,080,957	—	1,080,971
Net loss	—	—	—	—	—	(1,080,978)	(1,080,978)
Balance as of March 31, 2021	5,160,271	$516	6,875,000	$688	$24,270,617	$(19,271,818)	$5,000,003
Balance as of January 1, 2020	2,925,300	$293	6,875,000	$688	$2,667,585	$2,331,442	$5,000,008
Change in common stock subject to redemption	(496,106)	(50)	—	—	(5,697,021)	—	(5,697,071)
Net income	—	—	—	—	—	5,697,071	5,697,071
Balance as of March 31, 2020	2,429,194	$243	6,875,000	$688	$(3,029,436)	$8,028,513	$5,000,008
The accompanying notes are an integral part of these unaudited condensed financial statements.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net (loss) income	$(1,080,978)	$5,697,071
Adjustments to reconcile net (loss) income to cash used in operating activities:
Interest earned on Trust Account	(4,136)	(869,270)
Change in fair value of warrant liabilities	850,001	(5,125,000)
Change in operating assets and liabilities:
Prepaid expenses	(73,500)	(23,625)
Accounts payable and accrued expenses	(52,236)	(43,518)
Income taxes payable	—	152,069
Net cash used in operating activities	(360,848)	(212,273)
Net decrease in cash	(360,848)	(212,273)
Cash – beginning of period	846,068	1,305,608
Cash – end of period	$485,220	$1,093,335
Supplemental non-cash financing activities:
Deferred offering costs	(1,200,000)	—
Change in common stock subject to redemption	$(1,080,971)	$5,697,071
The accompanying notes are an integral part of these unaudited condensed financial statements.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Experience Investment Corp. (the “Company” or “EIC”), our predecessor, was incorporated in Delaware on May 24, 2019. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
Merger and PIPE Investment
On May 7, 2021 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 14, 2020, by and among EIC, Experience Merger Sub, Inc., a wholly owned subsidiary of EIC (“Merger Sub”), and Blade Urban Air Mobility, Inc., a Delaware corporation (“Blade”). The Merger Agreement provided for the acquisition of Blade by EIC pursuant to the merger of Merger Sub with and into Blade (the “Merger”), with Blade continuing as the surviving entity and a wholly owned subsidiary of EIC. See Note 6 for a description of the Merger and PIPE investment.
Business Prior to the Business Combination
Prior to the Business Combination, the Company had one subsidiary, Merger Sub, a direct wholly-owned subsidiary of the Company incorporated in Delaware on December 8, 2020.
All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with comsummating the business combination with Blade (see Note 6).
The registration statement for the Company’s Initial Public Offering was declared effective on September 12, 2019. On September 17, 2019, the Company consummated the Initial Public Offering of 27,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes a partial exercise by the underwriter of the over-allotment option to purchase an additional 2,500,000 Units, at $10.00 per Unit, generating gross proceeds of $275,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,000,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Experience Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $7,500,000, which is described in Note 4.
Liquidity
As of March 31, 2021, the Company had $485,220 in its operating bank accounts, $276,947,475 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and current liabilities, net of $929,835.
Until the consummation of a Business Combination, the company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
As noted above (Merger and PIPE Investment) on May 7 2021 the Company consummated the Merger and the PIPE investment.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position,

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 7, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates include the fair value of the Company’s warrant liability, among others.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 or December 31, 2020.
Marketable Securities Held in Trust Account
At March 31, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds that invest primarily in U.S. Treasury Bills.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s condensed consolidated statement of operations.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (loss) per Common Share
Net income(loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 14,166,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.
Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable common stock shares’ proportionate interest.
	For the Three Months Ended March 31,
	2021	2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$—	$634,775
Unrealized loss on marketable securities held in Trust Account	—	—
Net Income allocable to shares subject to possible redemption	$—	$634,775
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	22,480,341	25,070,806
Basic and diluted net income per share	$—	$0.02
Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net Income (loss)	$(1,080,978)	$5,697,071
Net Income allocable to Common stock subject to possible redemption	—	(634,775)
Non-Redeemable Net Loss	$(1,080,978)	$5,062,296
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	11,894,659	8,194,073
Basic and diluted net income (loss) per share	$(0.09)	$0.62
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 27,500,000 Units at a purchase price of $10.00 per Unit, which includes a partial exercise by the underwriter of its option to purchase an additional 2,500,000 Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Notes 7 and 8).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $7,500,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In May 2019, the Sponsor purchased 7,187,500 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.
Upon completion of the Business Combination, the Founder Shares were converted, on a one-for-one basis, into New Blade Common Stock (See Note 6)
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) 180 days after the completion of a Business Combination or (B) subsequent to a Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
NOTE 6. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on September 12, 2019, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover overallotments, if any, at the Initial Public Offering price, less the underwriting discounts and commissions. On September 17, 2019, the underwriters partially exercised their over-allotment option to purchase an additional 2,500,000 Units at $10.00 per Unit and forfeited the option to exercise the remaining 1,250,000 Units.
The underwriters were paid a cash underwriting discount of $0.20 per unit, or $5,500,000 in the aggregate at the closing of the Initial Public Offering. The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,625,000 in the aggregate. On May 7, 2021, the deferred fee was paid to the underwriters from the amounts held in the Trust Account.
Merger Agreement
On May 7, 2021 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 14, 2020, by and among Experience Investment Corp., a Delaware corporation (“EIC”), Experience Merger Sub, Inc., a wholly owned subsidiary of EIC (“Merger Sub”), and Blade Urban Air Mobility, Inc., a Delaware corporation (“Blade”). The Merger Agreement provided for the acquisition of Blade by the registrant pursuant to the merger of Merger Sub with and into Blade (the “Merger”), with Blade continuing as the surviving entity and a wholly owned subsidiary of the registrant.
At the effective time of the Merger (the “Effective Time”), among other things, (a) each of the then issued and outstanding Class A common stock, par value $0.0001 per share, of EIC (the “EIC Class A Common Stock”), and Class B common stock, par value $0.0001 per share, of EIC (the “EIC Class B Common Stock” and, together with the EIC Class A Common Stock, the “EIC Common Stock”), automatically converted, on a one-for-one basis, into a share of Class A Common Stock, par value $0.0001 per share, of New Blade (the “New Blade Class A Common Stock”); (b) each then issued and outstanding warrant of EIC (the “EIC warrants”) automatically converted into a warrant to acquire one share of New Blade Class A Common Stock (the “New Blade Warrants”); and (c) each of the then issued and outstanding units of EIC that had not been previously separated into the underlying EIC Class A Common Stock and underlying EIC warrants separated into to one share of New Blade Class A Common Stock and one-third of one New Blade Warrant. No fractional shares of New Blade Class A Common Stock will be issued upon exercise of the New Blade Warrants.
At the Effective Time, each stockholder or option holder of Blade received, as applicable: (a) 10,024,296 shares of New Blade Class A Common Stock for each outstanding share of Blade common stock, par value $0.00001 per share, (including shares that were subject to vesting conditions) outstanding as of the Effective Time (the “Blade Common Stock”), (b) 16,101,172 shares of New Blade Class A Common Stock for each outstanding share of Blade Series Seed Preferred Stock, Blade Series A Preferred Stock and Blade Series B Preferred Stock, each par value $0.00001 per share, outstanding as of the Effective Time (collectively, the “Blade Preferred Stock” and together with the Blade Common Stock, the “Blade Stock”) and/or (c) 9,689,826 options to purchase a number of shares of New Blade Class A Common Stock at an exercise price calculated pursuant to the Merger Agreement for each option to acquire Blade Common Stock outstanding as of the Effective Time (each, a “Blade Option”), as calculated pursuant to the Merger Agreement.
In connection with the Merger Agreement, certain accredited investors (the “PIPE Investors”), including an affiliate of Experience Sponsor LLC (the “Sponsor”), entered into subscription agreements

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors agreed to purchase 12,500,000 shares (the “PIPE Shares”) of New Blade Class A Common Stock at a purchase price per share of $10.00 and an aggregate purchase price of $125,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the Closing.
Immediately after giving effect to the Merger and the PIPE Investment, there were 78,903,021 shares of New Blade Class A Common Stock (assuming exercise of all vested Blade Options) and 14,166,667 New Blade Warrants outstanding. New Blade’s Class A Common Stock and New Blade’s Warrants trade on The Nasdaq Stock Market (“Nasdaq”) under the symbols “BLDE” and “BLDEW,” respectively.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 5,160,271 and 5,019,659 shares of Class A common stock issued and outstanding, excluding 22,339,729 and 22,480,341 shares of Class A common stock subject to possible redemption, respectively.
Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 6,875,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination). Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
NOTE 8. WARRANT LIABILITIES
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of Warrants for Cash — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Shares of Class A Common Stock — Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price equal to a number of shares of Class A common stock to be determined, based on the redemption date and the fair market value of the Company’s Class A common stock;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•
if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of the Company’s Class A common stock) as the Company’s outstanding Public Warrants, as described above; and

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
•
if, and only if, there is an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price (“Newly Issued Price”) of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the initial stockholders or their respective affiliates, without taking into account any Founder Shares held by them, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price and the $18.00 redemption trigger price will be adjusted to 180% of the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on management’s assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$276,947,475	$276,943,339
Liabilities:
Warrant Liability — Public Warrants	1	22,916,668	22,366,667
Warrant Liability — Private Placement Warrants	3	14,700,000	14,400,000
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of March 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market.
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of Janaury 1, 2021	$14,400,000	$22,366,667	$36,766,667
Change in fair value of warrant liabilities	300,000	550,001	850,001
Fair value as of March 31, 2021	$14,700,000	$22,916,668	$37,616,668
Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

BLADE AIR MOBILITY, INC. AND SUBSIDIARIES
(successor to Experience Investment Corp.) (continued)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at the balance sheet date:
Input	March 31, 2021	December 31, 2020
Risk-free interest rate	0.96%	0.42%
Risky Drift	5%	5%
Expected term (years)	5	5
Expected volatility	40.0%	40.0%
Exercise price	$11.50	$11.50
On March 31, 2021, the Private Placement Warrants and Public Warrants were determined to be $2.94 and $2.50 per warrant.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after March 31, 2021, the balance sheet date, up to the date that the condensed financial statements were issued. On May 7, 2021 the Company completed the Business Combination and PIPE Investment as described in Note 6.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Blade Urban Air Mobility, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Blade Urban Air Mobility, Inc. (the “Company”) as of September 30, 2020 and 2019, the related consolidated statements of operations,stockholders’ equity and cash flows for each of the two years in the period ended September 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2020.
Melville, NY
January 18, 2021, except for Note 11 of which the date is January 27, 2021

BLADE URBAN AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
	As of September 30,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$12,162	$22,177
Restricted cash	114	114
Prepaid expenses and other current assets	1,011	665
Accounts receivable	1,092	501
Total current assets	14,379	23,457
Non-current assets
Investment in joint venture	200	200
Other non-current assets	107	124
Intangible assets, net	533	723
Operating right-of-use asset	737	397
Property and equipment, net	1,759	1,718
Total assets	$17,715	$26,619
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$776	$2,186
Deferred revenue	3,973	3,328
Operating lease liability, current	430	195
Note payable	1,165	—
Total current liabilities	6,344	5,709
Non-current liabilities
Operating lease liability, long-term	291	175
Total liabilities	6,635	5,884
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred stock – Series Seed, $0.00001 par value, 2,817,000 shares authorized, issued and outstanding at September 30, 2020 and 2019	—	—
Preferred stock – Series A, $0.00001 par value, 6,734,526 shares authorized, 6,734,517 issued and outstanding at September 30, 2020 and 2019	—	—
Preferred stock – Series B, $0.00001 par value, 12,660,000 shares authorized at September 30, 2020 and 2019, 12,565,294 shares issued and outstanding at September 30, 2020 and 2019	—	—
Common stock, $0.00001 par value; 50,300,000 authorized; 12,592,851 and 12,502,885 shares issued and outstanding at September 30, 2020 and 2019, respectively.	—	—
Additional paid in capital	48,218	47,713
Accumulated deficit	(37,138)	(26,978)
Total stockholders’ equity	11,080	20,735
Total Liabilities and Stockholders’ Equity	$17,715	$26,619
The accompanying notes are an integral part of these consolidated financial statements

BLADE URBAN AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
	For the Years Ended September 30,
	2020	2019
Revenue	$23,434	$31,196
Operating expenses
Cost of revenue	21,107	26,497
Software development	861	751
General and administrative	9,292	10,476
Selling and marketing	2,533	5,013
Total operating expenses	33,793	42,737
Loss from operations	(10,359)	(11,541)
Other non-operating income (expense)
Interest income	200	718
Interest expense	(1)	(15)
Total other income	199	703
Net loss	$(10,160)	$(10,838)
Weighted average shares outstanding, basic and diluted	12,512,567	12,409,010
Net loss per share, basic and diluted	$(0.81)	$(0.87)
The accompanying notes are an integral part of these consolidated financial statements

BLADE URBAN AIR MOBILITY, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2020 AND 2019
(in thousands, except share and per share data)
	Preferred Stock — Series Seed		Preferred Stock — Series A		Preferred Stock — Series B		Common Stock		Additional Paid- In Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at October 1, 2018	2,817,000	$—	6,734,517	$—	12,565,294	$—	16,623,396	$—	$48,964	$(16,140)	$(1,684)	$31,140
Cancellation of Treasury stock	—	—	—	—	—	—	(4,432,748)	—	(1,684)	—	1,684	—
Stock option exercises	—	—	—	—	—	—	312,237	—	116	—	—	116
Stock-based compensation	—	—	—	—	—	—	—	—	317	—	—	317
Net loss	—	—	—	—	—	—	—	—	—	(10,838)	—	(10,838)
Balance at September 30, 2019	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,502,885	$—	$47,713	$(26,978)	$—	$20,735
Stock option exercises	—	—	—	—	—	—	89,966	—	15	—	—	15
Stock-based compensation	—	—	—	—	—	—	—	—	490	—	—	490
Net loss	—	—	—	—	—	—	—	—	—	(10,160)	—	(10,160)
Balance at September 30, 2020	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,592,851	$—	$48,218	$(37,138)	$—	$11,080
The accompanying notes are an integral part of these consolidated financial statements

BLADE URBAN AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Years Ended September 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(10,160)	$(10,838)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	526	472
Stock-based compensation	490	317
Loss on sale of property and equipment	—	28
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(346)	(315)
Accounts receivable	(591)	(165)
Other non-current assets	17	(93)
Operating lease assets/liabilities	11	(27)
Accounts payable and accrued expenses	(1,410)	(402)
Deferred revenue	645	721
Net cash used in operating activities	(10,818)	(10,302)
Cash Flows From Investing Activities:
Purchase of customer list	—	(250)
Investment in joint venture	—	(200)
Purchase of property and equipment	(377)	(604)
Net cash used in investing activities	(377)	(1,054)
Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	15	116
Proceeds from note payable	1,165	—
Net cash provided by financing activities	1,180	116
Net decrease in cash and cash equivalents and restricted cash	(10,015)	(11,240)
Cash and cash equivalents and restricted cash – beginning	22,291	33,531
Cash and cash equivalents and restricted cash – ending	$12,276	$22,291
Cash and cash equivalents	$12,162	$22,177
Restricted cash	114	114
Total	$12,276	$22,291
Supplemental cash flow information
Cash paid for:
Interest	$—	$—
Income Taxes	$—	$—
Supplemental non-cash investing and financing activities
Right of use assets acquired under operating leases	$788	$512
The accompanying notes are an integral part of these consolidated financial statements

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 1 — Business, Liquidity and Capital Resources
Overview and Management’s Plans
Blade Urban Air Mobility, Inc. (“Blade”), a Delaware corporation, was formed on December 22, 2014. On May 21, 2020 and March 21, 2019, Blade formed Blade Urban Ground Mobility LLC, a New York limited liability company and Blade US LLC, a Delaware limited liability company, respectively, as its wholly owned subsidiaries. Blade and its wholly owned subsidiaries (the “Company”) have their headquarters in New York, New York.
The Company is committed to providing consumers with a cost effective and time efficient alternative to ground transportation for congested routes. Blade arranges charter and by-the-seat flights across helicopters, jets, turboprops, and amphibious seaplanes operating in various locations throughout the United States. Blade’s platform utilizes a technology-powered, asset-light business model. Blade provides transportation to its customers through a network of contracted aircraft operators. Blade does not own, lease or operate its own aircraft.
The Company’s asset-light business model was developed to be scalable and profitable using conventional helicopters today while enabling a seamless transition to Electric Vertical Aircraft (“EVA”), or as known within the aerospace community, Electric Vertical Take-Off and Landing aircraft (“eVTOL”), once they are certified for public use. The Company intends to leverage the lower operating costs of EVA versus helicopters to reduce the consumer’s price for its flights. Additionally, the Company expects the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new vertical landing infrastructure (“vertiports”) in its existing and new markets.
Liquidity and Capital Resources
As of September 30, 2020 and 2019, the Company’s cash on hand was $12,162 and $22,177, respectively. The Company has generated revenues of $23,434 and $31,196 for the years ended September 30, 2020 and 2019, respectively. On account of costs incurred in building its operations and developing its markets, the Company has incurred net losses of $10,160 and $10,838 for the years ended September 30, 2020 and 2019, respectively. As of September 30, 2020, the Company had working capital of $8,035 and stockholders’ equity of $11,080. During the year ended September 30, 2020, cash flows used in operating activities were $10,818, consisting primarily of a net loss of $10,160 which included non-cash stock-based compensation charges of $490. Since inception, the Company has met its liquidity requirements principally through the sale of its convertible preferred stock in private placements.
The Company will need to raise additional capital in order to fully realize management’s plans. On December 14, 2020, Blade entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Experience Investment Corp. (“Experience”), a Delaware corporation and Experience Merger Sub, Inc., also a Delaware corporation and a wholly-owned subsidiary of Experience (“Merger Sub”), providing for, among other things, and subject to the terms and conditions therein, a business combination between Blade and Experience. The proposed Merger is expected to be consummated after the required approval by the stockholders of both Experience and Blade and the satisfaction or waiver of certain other conditions. At the reference price of $10.00 per share of the Experience Class A common stock, the total merger consideration of 35,625,000 shares of Experience Class A common stock would have a value of $356,250. Simultaneous with the closing of the merger, the parties are expected to close on a PIPE financing providing gross proceeds of $125,000. Upon the consummation of the merger and the PIPE financing, it is estimated that the post-merger company will have approximately $103,000 of cash (unaudited). Should Blade not be successful in consummation of the Merger Agreement, Blade would pursue raising capital through other means, including the sale of its common stock and preferred stock in private placements, although there can be no assurance that the Company will be able to do so on terms that would be acceptable to the Company.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment evolves.
Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management affect the allowance for doubtful accounts, the carrying value of long-lived assets, the carrying value of intangible assets, revenue recognition, contingencies, the provision for income taxes and related deferred tax accounts and determining the fair value of stock options and other stock-based awards.
Fair Value of Financial Instruments
Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures” provides the framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability.
A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:
•
Level 1 Quoted prices in active markets for identical assets or liabilities.

•
Level 2 Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
•
Level 3 Significant unobservable inputs that cannot be corroborated by market data.

As of September 30, 2020 and 2019, the Company had the following financial instruments that were measured at fair value on a recurring basis.
	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2019
Commission liability	$—	$—	$73
Commission liability roll forward is provided in the table below.
Commission Liability Roll Forward
As of September 30, 2018	$527
Payments	(469)
Accretion	15
As of September 30, 2019	$73
Payments	(74)
Accretion	1
As of September 30, 2020	$—
Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with a maturity of three months or less on their acquisition date as cash and cash equivalents. Restricted cash consists principally of Company funds on deposit with a financial institution, which supports a letter of credit by the financial institution in favor of the Company’s obligations to the United States Department of Transportation.
Concentrations
Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of cash amounts on deposit with financial institutions. At times, the Company’s cash in banks is in excess of the Federal Deposit Insurance corporation (“FDIC”) insurance limit. The Company has not experienced any loss as a result of these deposits.
Major Customers
For the years ended September 30, 2020 and 2019, there was no single customer that generated 10% or more of the Company’s revenue.
Most of the Company’s customers remit payment in advance of the date of the flight. Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transportation customers, which are large hospitals that receive terms for payment. Three of these large hospitals accounted for 36%, 29% and 10%, respectively, of trade receivables as of September 30, 2020 and one large hospital accounted for 75% of trade receivables as of September 30, 2019. These concentrations make the Company vulnerable to a near-term severe impact should these relationships be terminated. To limit such risks, the Company performs ongoing credit evaluations of its customers’ financial condition.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
Major Vendors
One vendor accounted for 12% of the Company’s purchases from vendors for the year ended September 30, 2020. Three vendors accounted for 15%, 15% and 11% of the Company’s purchases from vendors for the year ended September 30, 2019, respectively. One vendor accounted for 26% of the Company’s outstanding accounts payable as of September 30, 2020. Two vendors accounted for 30% and 11% of the Company’s outstanding accounts payable as of September 30, 2019, respectively.
Accounts Receivable
Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transportation customers, which are large hospitals that receive terms for payment. Receivables are reviewed on a regular basis for collectability. Based upon these reviews and historical collection experience, the Company determined that no allowance for uncollectible accounts was required at September 30, 2020 and 2019.
Prepaid Expenses and Other Current Assets
Prepaid expenses includes prepaid insurance, the costs of which are amortized on a straight-line basis over the related coverage periods, and prepaid marketing supplies and prepayments to aircraft operators, which are expensed based upon usage or flight time. Included within prepaid expenses and other current assets are prepaid marketing supplies in the amounts of $512 and $380 as of September 30, 2020 and 2019, respectively.
Property, Equipment and Leasehold Improvements
The Company records additions to owned operating property, equipment and leasehold improvements at cost when acquired.
Depreciation and amortization of owned depreciable assets is based on the straight-line method over the assets’ estimated useful lives, less estimated residual value, if appropriate, as estimated when placed into service. Leasehold improvements are amortized over the remaining term of the lease, including estimated facility renewal options when renewal is reasonably certain at key airports, or the estimated useful life of the related asset, whichever is less. The Company periodically reviews its owned property, equipment and leasehold improvements for recoverability.
Intangibles
The Company has finite-lived intangible assets. Finite-lived intangible assets are amortized over their estimated useful lives. Research and development costs are expensed as incurred. Following initial recognition of the finite-lived intangible asset, the asset is carried at cost less any accumulated amortization. Amortization of the asset begins when the asset is available for use.
Amortization is recorded in general and administrative expenses on the Company’s consolidated statement of operations. The Company periodically reviews its owned intangible assets for recoverability.
Joint Venture
Investments in joint arrangements are classified as joint ventures. Joint ventures are accounted for using the equity method. Under the equity method of accounting, interests in joint ventures are initially recognized at cost and adjusted thereafter to recognize the Company’s share of the profits and losses. When

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
the Company’s share of losses in a joint venture equals or exceeds its interests in the joint venture, the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the joint venture.
When the Company’s investment in the joint venture does not qualify for accounting under the equity method because the Company does not have sufficient control or influence, then, except as provided for below, the investment in the joint venture would be accounted for at fair value.
Specifically, ASC 321-10-35-2 states, in part, that an entity may measure an equity security without a readily determinable fair value that does not qualify for the practical expedient to estimate fair value in accordance with paragraph 820-10-35-59 at its cost minus impairment, if any. As such, the Company has recorded its investment in the joint venture at cost less impairment, if any (See Note 4).
Long-Lived Asset Impairments
The Company evaluates the carrying value of long-lived assets subject to amortization whenever events or changes in circumstances indicate that an impairment may exist. An impairment charge is recognized when the asset’s carrying value exceeds its net undiscounted future cash flows and its fair market value. The amount of the charge is the difference between the asset’s carrying value and fair market value.
Net Loss per Common Share
Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options.
Excluded from the calculation of weighted average dilutive common shares were stock options to purchase 10,040,803 and 7,793,765 shares of common stock as of September 30, 2020 and 2019, respectively, and 22,116,811 shares of Convertible Preferred Stock as of September 30, 2020 and 2019, because their inclusion would have been anti-dilutive.
Revenue Recognition
Beginning on October 1, 2018, the Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:
Step 1:   Identify the contract with the customer
Step 2:   Identify the performance obligations in the contract
Step 3:   Determine the transaction price
Step 4:   Allocate the transaction price to the performance obligations in the contract
Step 5:   Recognize revenue when the company satisfies a performance obligation
The Company does not have any significant contracts with customers requiring performance beyond delivery.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
For passenger revenue, seats or monthly or annual flight passes are typically purchased using the Blade App, and paid for via credit card transactions, wire, check, customer credit and gift cards, with payments principally collected by the Company in advance of the performance of related services. The Company initially records flight sales in its unearned revenue, deferring revenue recognition until the travel occurs. Unearned revenue from gift card purchases is recognized as revenue when a flight is flown or upon the expiration of the gift card. Unearned revenue from the Company's monthly commuter pass and annual airport pass is recognized ratably over the term of the pass. For travel that has more than one flight segment, the Company deems each segment as a separate performance obligation and recognizes revenue for each segment as travel occurs. Fees charged in association with add-on services or changes or extensions to non-refundable seats sold are considered part of the Company’s passenger performance obligation. As such, those fees are deferred at the time of collection and recognized at the time the travel is provided.
As of September 30, 2020 and 2019, the Company’s balance in its deferred revenue is $3,973 and $3,328, respectively. Deferred revenue consists of unearned revenue, customer credits and gift card obligations. Unearned revenue represents principally the flight revenues received in advance of the actual flight. Customer credits represents unearned revenue for flights reservations that typically were cancelled for good reason by the customer. The customer has one year to use the credit as payment for a future flight with the Company. Gift cards represent prepayment of flight costs. The Company recognizes revenue for expired customer credits upon expiration.
Certain governmental taxes are imposed on the Company’s flight sales through a fee included in flight prices. The Company collects these fees and remits them to the appropriate government agency. These fees are excluded from revenue.
Blade operates in three key lines of business:
•
Short Distance — Consisting primarily of flights: (i) between 60 and 100 miles in distance, largely servicing commuters with prices between $595 and $795 per seat (or $295 for monthly commuter pass holders); and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795) (Prices per seat presented at full dollar value and not rounded).

•
MediMobility, Jet — Consisting of jet transportation of human organs for transplant, non-medical jet charter and limited by-the-seat jet flights from New York to Miami and Aspen.

•
Other — Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

Disaggregated revenue by product lines was as follows:
	Year Ended September 30,
Product Line	2020	2019
Short distance flight services	$9,941	$26,017
MediMobility organ transplant and jet	12,785	4,965
Other	708	214
Total Revenue	$23,434	$31,196
Advertising
Advertising costs, which are included in other operating expenses, are expensed as incurred. Advertising expenses were $878 and $1,776 for the years ended September 30, 2020 and 2019, respectively.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
Cost of Revenue
Cost of revenue consists principally of flight costs paid to operators of aircraft under contractual arrangements with Blade and landing fees.
Software Development Costs for Internal Use
Costs incurred for the development of the Company’s internal use software are expensed as incurred.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation —  Stock Compensation” (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee and consultant services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s stock options are estimated using the Black Scholes option-pricing model with the following assumptions: fair value of the Company’s common stock, expected volatility, dividend rate, risk free interest rate and the expected life. The Company utilized a third party to determine the fair value of the Company’s common stock. The Company calculates the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.
Income Taxes
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The measurement of net deferred tax assets is reduced by the amount of any tax benefit that, based on available evidence, is not expected to be realized, and a corresponding valuation allowance is established.
Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of September 30, 2020 and 2019, no liability for unrecognized tax benefits was required to be recorded. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended September 30, 2020 and 2019.
Recently Issued and Adopted Accounting Pronouncements
In May 2014 and April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 and ASU No. 2016-10, Revenue from Contracts with Customers

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
(Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of Update 2014-09 to annual reporting periods beginning after December 15, 2018 for entities other than public business entities, and to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period for public business entities. The Company adopted this standard on October 1, 2018.
The Company has elected to apply the modified retrospective method and the impact was determined to be immaterial on the consolidated financial statements. Accordingly, the new revenue standard was applied prospectively in its consolidated financial statements from October 1, 2018 forward and reported financial information for historical comparable periods will not be revised and will continue to be reported under the accounting standards in effect during those historical periods.
The Company determined that its methods of recognizing revenues were not impacted by the new guidance.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The Company adopted this standard on October 1, 2018 utilizing the modified retrospective approach.
In adopting the new standard, the Company elected to utilize the available package of practical expedients permitted under the transition guidance within the new standard, which does not require the reassessment of the following: i) whether existing or expired arrangements are or contain a lease, ii) the lease classification of existing or expired leases, and iii) whether previous initial direct costs would qualify for capitalization under the new lease standard. Additionally, the Company made an accounting policy election to keep leases with a term of 12 months or less off of its balance sheet. As part of its adoption, the Company underwent a process of assessing the lease population and determining the impact of the adoption of this standard which resulted in the recognition of operating lease liabilities of and right-of-use assets. See Note 6 “Leases” Right-of-Use Asset, for further information.
In June 2016, the FASB issued ASU 2016-13 Financial Instruments — Credit Losses (Topic 326) (“ASU 2016-13”) Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for public companies for annual periods beginning after December 31, 2019, including interim periods within those fiscal years. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2016-13 on the Company’s financial statements and disclosures.
In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. This ASU clarifies the recognition, measurement, and

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 2 — Summary of Significant Accounting Policies (continued)
effect on earnings per share of certain freestanding equity-classified financial instruments that include down round features affect entities that present earnings per share in accordance with the guidance in Topic 260, Earnings Per Share. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. This new guidance was effective for annual reporting periods beginning after December 15, 2018, including interim periods within those periods. The Company adopted this ASU effective October 1, 2019. The implementation of this ASU was applicable to certain anti-dilution features of the Company’s Convertible Preferred Stock.
In December 2019, FASB issued ASU 2019-12 Simplification of Income Taxes (Topic 740) Income Taxes. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public companies for annual periods beginning after December 15, 2020, including interim periods within those fiscal years. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2019-12 on the Company’s financial statements and disclosures.
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40).” The objective of this update is to simplify the accounting for convertible preferred stock by removing the existing guidance in ASC 470-20, “Debt: Debt with Conversion and Other Options,” that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. This amendment also further revises the guidance in ASU 260, “Earnings per Share,” to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of ASU 2020-06 to have a significant impact on its consolidated financial statements.
Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 18, 2021, the date that the financial statements were available to be issued. Other than as described in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 3 — Property and Equipment
The following table presents information about the Company’s property and equipment:
	Useful Life (in years)	As of September 30,
		2020	2019
Furniture and fixtures	5	$437	$383
Technology equipment	3	182	174
Leasehold improvements	Shorter of useful life or life of lease	2,215	1,900
Vehicle	5	5	5
Total property and equipment, gross		2,839	2,462
Less: Accumulated depreciation and amortization		(1,080)	(744)
Total property and equipment, net		$1,759	$1,718
For the years ended September 30, 2020 and 2019, the Company recorded depreciation and amortization expense for property and equipment of $336 and $289, respectively.
Note 4 — Investment in Joint Venture
On March 24, 2019, and as amended on February 25, 2020, the Company entered into a joint venture agreement and a license agreement (the “First Amended Joint Venture and License Agreements”) with Hunch Ventures and Investments Private Limited, a private limited company incorporated under the laws of India (“Hunch”) and FlyBlade India Private Limited, a company incorporated and validly existing under the provisions of the Companies Act, 2013 (“FlyBlade India”), whereby the Company and Hunch initially invested $200 for 10% interest and $1,800 for 90% interest, respectively, for undertaking the business of FlyBlade India. Subsequently, upon the issuance of additional shares to Hunch in exchange for additional investment by Hunch, the Company’s interest fell below 10%. Pursuant to the First Amended Joint Venture and License Agreements, the Company and Hunch agreed to establish FlyBlade India as a joint venture and support it in carrying on the business operations. The Company agreed to provide the licensed IP support related to the software developed for short distance aviation services along with its trademarks in exchange for quarterly royalty payments of four percent (4%) of Gross Revenue for the period where Gross Revenue was up to $10,000 in a calendar year, quarterly royalty payments of three percent (3%) on Gross Revenue in excess of $10,000 and up to $40,000 in a calendar year, and quarterly royalty payments of one and half percent (1.5%) on Gross Revenue exceeding $40,000 (collectively, the “Royalties”) in a calendar year. In addition to the Royalties, the Company could receive three percent (3%) of the FlyBlade India’s profits before tax in each year that FlyBlade India attained a minimum of $3,500 in annual profits before income tax. Hunch agreed to provide support in carrying out the day to day operations, including the implementation of the business plan and hiring of personnel, ensuring compliance with local requirements and assisting with legal arrangements as needed by the business. Through September 30, 2020, the Company has earned no Royalties under this arrangement.
In accordance with the First Amended Joint Venture and License Agreements, FlyBlade India was permitted to have a total of five directors, three of which were permitted to be appointed by Hunch and provided that Blade held at least a 10% interest, a single director was permitted to be appointed by the Company. Based upon Blade having less than ten percent (10%) interest on September 30, 2020, Blade held no board seat and lacked the power to appoint members of the FlyBlade India executive management team. As such, the Company is viewed as having minimal influence and control over FlyBlade India. As of September 30, 2020, the Company’s investment in the joint venture is recorded at cost.
The Company determined that Blade does not control the joint venture and therefore was not required to consolidate. In addition, Blade does not have sufficient control to influence and as such the equity method

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 4 — Investment in Joint Venture (continued)
is not appropriate. The investment should be recorded at fair value. However, the Company elected the practicability exception to fair value measurement because the equity security does not have a readily determinable fair value. Accordingly, the Company has recorded the investment at cost less impairment if any. Based upon a qualitative assessment, the Company has determined that the investment should not be impaired. Qualitative considerations included an evaluation of the COVID-19 pandemic delays to the start-up of flight operations in India. Both Hunch and Blade Urban Air remain committed to the start of operations and discussions are underway with third parties to raise the next round of equity capital for the joint venture. As such, no impairment was warranted as of September 30, 2020.
As of September 30, 2020 and 2019, other non-current assets included amounts due from Blade India of $73 and $83, respectively.
Note 5 — Intangible Assets
Purchase of Customer List — SAFE
On May 7, 2018, the Company entered into an asset purchase agreement with (Sound Aircraft Flight Enterprises, Inc.) (“SAFE”), (“SAFE APA”). SAFE is a travel flight handler and under the SAFE APA, SAFE would sell seats on flights arranged by Blade only. Pursuant to the SAFE APA, Blade purchased SAFE’s complete customer list, including names, contact information and customer flight histories. As consideration for the sale, assignment, transfer, conveyance, and delivery of the Assets to the Company, the Company agreed to pay SAFE $175 in cash consideration, which was paid in full on the closing date. As additional consideration the Company agreed to pay SAFE 10% of revenues (excluding taxes collected) received by the Company for flights originated from the purchased customer list during the period May 7, 2018 through May 10, 2020.
The Company recorded the acquisition of the customer list from SAFE as follows:
Cash consideration	$175
Estimate of future commission liability of $543, net of discount of $26	517
Total value of customer list acquired	$692
The Company estimated the future commissions based upon a projection of revenues, at a commission rate of 10%, discounted at a rate of 5.0%. The 5.0% discount rate was based on the Company’s estimated incremental borrowing rate for similar unsecured borrowings. The Company re-valued the commission liability at the end of each reporting period to determine its new discounted fair value and amortized the liability using the effective interest method.
During the years ended September 30, 2020 and 2019, the Company paid $74 and $469 in commissions, respectively. During the years ended September 30, 2020 and 2019, the Company recorded accretion of $1 and $15, respectively, which was charged to interest expense on the Company’s consolidated statements of operations. As of September 30, 2020 and 2019, the fair value of the estimate of future commission liability was $0 and $73, respectively.
Purchase of Customer List — Underhill
On March 8, 2019, the Company purchased a customer list from Underhill Holdings, LLC, doing business as Fly the Whale, a seaplane operator that previously competed with Blade on one route between Manhattan and Long Island (“Underhill”). Underhill agreed to refrain from marketing its by-the-seat services to the customer names sold to Blade and refrain from offering by-the-seat services that are competitive with Blade. The Company paid Underhill $250 in cash, for this customer list. Blade is amortizing the

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 5 — Intangible Assets (continued)
customer list using the straight-line method over its estimated useful life of five years. Blade has other pre-existing arrangements with Underhill, including capacity agreements for the utilization of certain amphibious seaplane and helicopter operator activities (See Note 11).
Intangible Assets Recorded
The following table presents information about the Company’s intangible assets as of September 30:
Finite-lived intangible assets	Estimated useful life	2020			2019
		Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer list	5 years	$942	$(414)	$528	$942	$(224)	$718
Trademarks	10 years	6	(1)	5	6	(1)	5
Total		$948	$(415)	$533	$948	$(225)	$723
For the years ended September 30, 2020 and 2019 amortization of its finite-lived intangible assets were $190 and $183, respectively.
Note 6 — Right-of-Use Asset
The Company has entered into operating leases consisting principally of its airport terminals. On October 1, 2018 (“Effective Date”), the Company adopted ASC Topic 842, Leases (“ASC 842”), which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. The new guidance requires the recognition of the right-of-use (“ROU”) assets and related operating lease liabilities on the balance sheet. The Company adopted the new guidance using the modified retrospective approach on October 1, 2018.
The Company adopted ASC 842 on October 1, 2018. At the date of implementation, there were no leases in place which qualified for accounting under ASC 842. During the year ended September 30, 2019, the Company entered into new leases which qualified for recognition of ROU assets and related operating lease liabilities.
For contracts entered into on or after the Effective Date, at the inception of a contract, the Company will assess whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset. Leases entered into prior to October 1, 2018, which were accounted for under ASC 840, Leases, were not reassessed for classification.
For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The Company’s incremental borrowing rate used for all leases under ASC 842 was 5.00%, the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for the Company’s leases include the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. ROU assets, once recorded, are reviewed for impairment.
Lease expense for operating leases consist of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 6 — Right-of-Use Asset (continued)
Balance sheet information related to the Company’s leases is presented below:
		As of
	Balance Sheet Location	September 30, 2020	September 30, 2019
Operating leases:
Right-of-use asset	Operating Right-of-use asset	$737	$397
Operating lease liability, current	Operating lease liability, current	430	195
Operating lease liability, long term	Operating lease Liability, long term	291	175
The following provides details of the Company’s lease expense:
	Year Ended September 30, 2020	Year Ended September 30, 2019
Lease cost
Short-term lease cost	$60	$340
Operating lease cost	421	109
Total	$481	$449
Other information related to leases is presented below:
As of September 30, 2020
Other information
Weighted-average discount rate – operating lease	5.00%
Weighted-average remaining lease term – operating lease (in months)	21
As of September 30, 2020, the expected annual minimum lease payments of the Company’s operating lease liabilities and other short-term leases were as follows:
For Years September 30,
2021	$455
2022	264
2023	36
Total future minimum lease payments, undiscounted	755
Less: Imputed interest for leases in excess of one year	34
Present value of future minimum lease payments	$721
Present value of future minimum lease payments – current	$430
Present value of future minimum lease payments, non-current	$291
Note 7 — Note Payable
On April 8, 2020, the Company entered into an unsecured note evidencing an unsecured loan (“PPP Loan”) in the principal amount of $1,165 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid Relief and Economic Security Act (“CARES Act”). The PPP Loan is administered by the U.S. Small Business Administration and the Company’s loan was made through JP Morgan Chase Bank.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 7 — Note Payable (continued)
The PPP Loan bears interest at a fixed interest rate of zero point ninety-eight (0.98%) percent per year and matures in two (2) years after the issuance date. Payment of interest is deferred for the first six (6) months. Beginning on the seventh month following the date of the PPP Loan (November 2020), the Company is required to make 18 payments of equal monthly installments of principal and interest with the final payment due in April 2022. The PPP Loan provides for customary events of default including, among other things, cross-defaults on any other loan with JP Morgan Chase Bank. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP Loan may be prepaid by the Company at any time with no prepayment penalties applied.
The proceeds of the PPP Loan may be used for payroll costs, costs related to certain group health care benefits, rent payments, utility payments, mortgage interest payments, interest payments on other debt obligation that were incurred before February 15, 2021.
The PPP Loan is guaranteed by the United States Small Business Administration (“SBA”). Under the terms of the CARES Act, the PPP Loan recipients can apply for and be granted forgiveness for all or a portion of a loan granted under the PPP with such forgiveness to be determined subject to limitations based on the use of loan proceeds for payment of payroll costs and any payments of mortgage, interest, rent and utilities. The terms of any forgiveness may be subject to further requirements in any regulations and guidelines the SBA may adopt. The Company’s current plans are to not seek loan forgiveness and to repay the loan.
As of September 30, 2020 the balance of $1,165 was reflected as notes payable on the consolidated balance sheet.
Note 8 — Stockholders’ Equity
Authorized Stock
Total shares authorized to be issued are 72,511,526, consisting of 50,300,000 shares of common stock, $0.00001 par value per share and 22,211,526 shares of preferred stock, $0.00001 par value per share. The designated preferred shares consist of 2,817,000 shares for Series Seed Convertible Preferred Stock (“Series Seed Preferred”), 6,734,526 shares for the Series A Convertible Preferred Stock (“Series A Convertible Preferred”), and 12,660,000 shares for the Series B Convertible Preferred Stock (“Series B Convertible Preferred”) and all series of convertible preferred stock (“Convertible Preferred Stock”).
Series Seed Convertible Preferred Stock
On December 23, 2014, Blade issued 2,817,000 shares of Series Seed Convertible Preferred stock, $0.00001 par value per share for $1.00 per share, for aggregate net proceeds of $2,817, pursuant to a stock purchase agreement dated December 23, 2014.
Series A Convertible Preferred Stock
During the period from May 3, 2016 through December 2, 2016, Blade issued 3,675,785 shares of Series A Convertible Preferred, $0.00001 par value per share, for $1.6323 per share, for aggregate net proceeds of $6,000, pursuant to a stock purchase agreement dated May 3, 2016. During May 2016, Blade issued 3,058,732 shares of Series A Convertible Preferred upon the conversion of convertible debt.
Series B Convertible Preferred Stock
During the period from January 30, 2018 through March 14, 2018, Blade issued 12,565,294 shares of Series B Convertible Preferred Stock for $2.9199 per share, $0.00001 par value per share, for aggregate net proceeds of $36,689, respectively, pursuant to a stock purchase agreement dated January 18, 2018.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 8 — Stockholders’ Equity (continued)
Attributes of Convertible Preferred Stock
The Convertible Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The liquidation preferences are equal $1.00 per share for the Series Seed Convertible Preferred, $1.6323 per share for the Series A Convertible Preferred and $2.9199 per share for the Series B Convertible Preferred, in each case subject to adjustments as further described below. Upon a liquidity event, holders of the Convertible Preferred Stock are entitled to receive the greater of the liquidation preference for such series, or shares of common stock as if the shares were converted into common pursuant to the conversion formula for such series.
The Holders of the Convertible Preferred stock shall be entitled to receive dividends, when, as and if declared by the board of directors, at an annual rate of $0.08 per share for the Series Seed Convertible Preferred; an annual rate of $0.13 per share for the Series A Convertible Preferred and an annual rate of $0.2336 per share for the Series B Convertible Preferred, payable in preference to any dividend or distribution on the common shares in any calendar year. The right to the dividends on the preferred shares shall not be cumulative and there are no rights to dividends unless declared. Payment of any dividends to the holders of preferred stock shall be on a pro rata, pari passu basis in proportion to the dividend rates for each series of preferred stock.
The Convertible Preferred Stock is convertible at the option of the holders at any time into common shares at a price of $1.00 per share for the Series Seed Convertible Preferred; a price of $1.6323 per share for the Series A Convertible Preferred and a price per share of $2.9199 per share for the Series B Convertible Preferred. Each share of Convertible Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion rate for such shares (i) immediately prior to the closing of a firm commitment underwritten initial public offering of its common stock at a price per share at least equal to $8.7597 per share (as may be adjusted for recapitalization) resulting in at least $50,000 in gross proceeds, or (ii) upon a written request for such conversion for the holders of a majority of the shares of preferred stock then outstanding on an as-converted basis. The conversion rate is subject to typical anti-dilution and other adjustments, including stock split and reverse stock split transactions and regular dividends declared on common shares. The conversion price is also subject to adjustment for (i) issuances of common stock at a price lower than the conversion price currently in effect for such series and (ii) only with respect to issuances after January 30, 2018 of options to purchase common stock and securities issued with conversion features, and such exercise price or conversion price, respectively, is less than the conversion price currently in effect for such series, then the conversion price for such series shall be adjusted downward on a weighted average basis. Through September 30, 2020, there have been no issuances or events which would cause the conversion price of the convertible stock to be adjusted. The initial issuance did not include a beneficial conversion feature as the conversion price used to set the conversion ratio at the time of issuance was equal to the Company’s common stock price. As of September 30, 2020 and 2019, the Convertible Preferred Stock is convertible into 22,116,811 shares of the Company’s common stock.
Holders of the Convertible Preferred Stock are entitled to vote with the holders of common shares on an as-converted basis. Holders of Convertible Preferred Stock are entitled to a separate class vote with respect to certain designee(s) for election to the Company’s Board of Directors, amendments to the Company’s organizational documents that have an adverse effect on the preferred shareholders and issuances by the Company of securities that are senior to, or equal in priority with, the preferred shares.
Holders of the Convertible Preferred Stock have certain registration rights with respect to the preferred shares and the shares of common shares into which they are converted, upon a qualifying IPO and upon request by investors, pursuant to the terms of a registration rights agreement.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 8 — Stockholders’ Equity (continued)
Holders of certain of the Company’s shares of common and preferred stock have entered into agreements pursuant to which they must notify and provide the Company with the right to purchase shares that they intended to otherwise sell to third parties. The Company may, but is not obligated to, purchase those shares from such shareholders.
The Company’s Convertible Preferred Stock is classified within shareholders’ equity within the consolidated balance sheet.
Note 9 — Stock-Based Compensation
Equity Incentive Plan
On April 7, 2015, the Board of Directors of the Company (“Board”) and its shareholders approved the Fly Blade, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) to enable the Company and its affiliates to recruit and retain highly qualified personnel and to incentivize personnel for productivity and growth.
The 2015 Equity Incentive Plan provides for the grant of a total of 15,534,409 shares for the issuance of stock options, stock appreciation rights, restricted stock and restricted stock units to among others, members of the board of directors, employees, consultants and advisors to the Company and its affiliates.
Option Awards
On November 16, 2018 the Board of Directors granted options for the purchase of 4,155,287 shares of the Company’s common stock to employees of the Company. Each of these options, which were granted under the Company’s 2015 Equity Incentive Plan, had an original exercise price of $0.44 per share and a term of 10 years. Each of these options vest 25% on the one year anniversary of the vesting start date and then in thirty-six equal monthly installments over the following three years. The options had a grant date fair value of $1,063.
On July 11, 2019, the Board of Directors granted options for the purchase of 25,000 shares of the Company’s common stock to employees of the Company. Each of these options, which were granted under the Company’s 2015 Equity Incentive Plan, had an original exercise price of $0.48 per share and a term of 10 years. Each of these options vest in twenty-four equal monthly installments measured from the vesting start date. The options had a grant date fair value of $7.
On July 11, 2019, the Board of Directors granted options for the purchase of 891,500 shares of the Company’s common stock to employees of the Company. Each of these options, which were granted under the Company’s 2015 Equity Incentive Plan, had an original exercise price of $0.48 per share and a term of 10 years. Each of these options vest 25% on the one year anniversary of the vesting start date and then in thirty-six equal monthly installments over the following three years. The options had a grant date fair value of $243.
On July 11, 2019, the Board of Directors granted an option for the purchase of 4,550 shares of the Company’s common stock to an employee of the Company. The option, which was granted under the Company’s 2015 Equity Incentive Plan, had an original exercise price of $0.48 per share and a term of 10 years. The option had a grant date fair value of $1 and vested immediately upon date of grant.
On July 28, 2020, the Board of Directors granted options for the purchase of 2,156,782 shares of the Company’s common stock to employees of the Company. Each of these options, which were granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $0.13 per share and a term of 10 years.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 9 — Stock-Based Compensation (continued)
Each of these options vest 25% on the one year anniversary of the vesting start date and then in thirty-six equal monthly installments over the following three years. The options had a grant date fair value of $153.
On July 28, 2020, the Board of Directors granted options for the purchase of 13,750 shares of the Company’s common stock to employees of the Company. Each of these options, which were granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $0.13 per share and a term of 10 years. Each of these options vest in twenty-four equal monthly installments measured from the vesting start date. The options had a grant date fair value of $1.
On July 28, 2020, the Board of Directors granted an option for the purchase of 30,000 shares of the Company’s common stock to an employee of the Company. The option, which was granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $0.13 per share and a term of 10 years. The option had a grant date fair value of $2 and had already vested.
Award Modification
In July of 2020, the Company’s board of directors approved modifications to certain outstanding stock options to purchase 11,080,193 shares of common stock issued from 2015 through June 2020 under the 2015 Equity Incentive Plan resulting in additional stock-based compensation expense of $321 that shall be amortized over the remaining expected amortization period of each modified award in the consolidated statements of operations. For awards that are fully amortized, the Company expensed the related modification cost on the date of the modification. The modification was to adjust the exercise price of such outstanding options, previously ranging from $0.22 to $0.48 per share, down to $0.13, as an additional incentive to these certain employees of the Company to encourage retention, and to counteract the economic hardship on employees which resulted from the impact that the COVID-19 had on the Company and in particular on the fair value of the Company’s common stock.
Option Award Valuation Assumptions
The Company determined the fair value of stock options granted (including the accounting for the modification of option awards) based upon the assumptions as provided below.
	Year Ended September 30,
	2020	2019
Stock price	$0.13	$0.44 – $0.48
Exercise price	$0.13	$0.44 – $0.48
Dividend yield	0%	0%
Expected volatility	60%	60%
Risk-Free interest rate	0.14% – 0.44%	1.88% – 2.99%
Expected life (in years)	2.4 – 6.08	5.48 – 6.08

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 9 — Stock-Based Compensation (continued)
Stock Option Awards
Following is a summary of stock option activities for the years ended September 30, 2020 and 2019:
	Options	Weighted Average Grant Date Fair Value	Weighted Average Fair Value	Weighted Average Remaining Life (years)
Outstanding – October 1, 2018	7,197,652	$0.25	$0.10	7.0
Granted	5,076,337	0.45	0.26
Exercised	(306,925)	0.38	0.21
Forfeited	(187,856)	0.41	0.24
Outstanding – September 30, 2019	11,779,208	$0.33	$0.17	7.3
Granted	2,200,532	0.13	0.07
Exercised	(89,966)	0.48	0.27
Forfeited	(346,376)	0.48	0.27
Outstanding – September 30, 2020	13,543,398	0.14	0.15	6.8
Exercisable as of September 30, 2020	10,040,803	$0.15	$0.13	5.5
The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. As of September 30, 2020, the unamortized value of stock options was $803. As of September 30, 2020, the weighted average remaining amortization period was 1.3 years.
Stock-Based Compensation Expense
Stock-based compensation expense in the consolidated statements of operations is summarized as follows:
	Year Ended September 30,
	2020	2019
Software development expenses	$29	$35
Sales and marketing expenses	—	12
General and administrative expenses	461	270
Total stock-based compensation expense	$490	$317
Fair Value of Common Stock
In order to determine the fair value of its common stock, the Company utilized a third party valuation consultant to prepare an analysis, the principal assumptions of which are outlined below. The Company’s common stock does not trade. The results of this analysis were utilized as inputs to determine the fair value of stock options. A valuation was performed utilizing a recent securities transaction backsolve and a guideline company approach.
For all approaches other than the market approach utilizing secondary transactions in the Company’s capital stock, the equity value was allocated among the various classes of its equity securities to derive a per share value of its common stock. The Company has historically performed this allocation using the option pricing method, or OPM, which treats the securities comprising its capital structure as call options with

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 9 — Stock-Based Compensation (continued)
exercise prices based on the liquidation preferences of its various series of redeemable convertible preferred stock and the exercise prices of its options and warrants.
After the equity value is determined and allocated to the various classes of shares, a discount for lack of marketability, or DLOM, is applied to arrive at the fair value of the common stock. A DLOM is meant to account for the lack of marketability of a stock that is not traded on public exchanges. For financial reporting purposes, the Company considered the amount of time between the valuation date and the grant date of its stock options to determine whether to use the latest common stock valuation or a straight-line interpolation between the two valuation dates. This determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.
Note 10 — Income Taxes
The Company follows the provisions of the accounting guidance on accounting for income taxes which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided to reduce the deferred tax asset to a level which, more likely than not, will be realized.
The provision (benefit) for income taxes is comprised of the following components:
	Year Ended September 30,
	2020	2019
Current
Federal	$—	$—
State	—	—
Total current	—	—
Federal	2,048	2,196
State	500	969
Total deferred before valuation allowance	2,548	3,165
Change in valuation allowance	(2,548)	(3,165)
Total deferred expense, net of valuation allowance	—	—
Total income tax expense	$—	$—
The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 10 — Income Taxes (continued)
	Year Ended September 30,
	2020	2019
Tax at federal statutory rate	(21.0)%	(21.0)%
State and local tax	(5.4)%	(9.3)%
Non-deductible stock compensation	0.3%	0.3%
Non-deductible expenses	0.7%	0.7%
Change in deferred tax rate	0.3%	-%
Change in valuation allowance	25.1%	29.3%
Effective tax rate	0.0%	0.0%
The Company’s deferred tax assets and (liabilities) consist of the following:
	As of September 30,
	2020	2019
Deferred tax assets/(liability):
Net operating loss carryforwards	$9,769	$7,339
Stock-based compensation	231	199
Amortization of intangibles	71	45
Deferred tax assets	10,071	7,583
Valuation allowance	(10,042)	(7,493)
Deferred tax assets, net of valuation allowance	29	90
Deferred tax liabilities:
Property and equipment	(29)	(90)
Tax deferred tax liabilities	(29)	(90)
Deferred tax liabilities, net of valuation allowance and deferred tax assets	$—	$—
As of September 30, 2020, the Company has a valuation allowance of approximately $10,000 against the net deferred tax assets, for which realization cannot be considered more likely than not at this time. In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. As of September 30, 2020 and 2019, based upon the consideration of such evidence, management believes a full valuation allowance against net deferred tax assets was warranted as of September 30, 2020 and 2019.
As of September 30, 2020, the Company has approximately $34,200 of federal, $32,500 of state and $12,800 of city net operating loss carryforwards, respectively. The federal, state and city net operating losses begin to expire in the year 2037.
Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code due to ownership change limitations that have occurred previously or that could occur in the future in accordance with Section 382 of the Internal Revenue Code, or Section 382, as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an ownership change as defined by Section 382 results from transactions increasing the ownership of certain shareholders or public

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 10 — Income Taxes (continued)
groups in the stock of a corporation by more than 50 percentage points over a three-year period. The Company has not performed a Section 382 analysis to evaluate any potential net operating loss limitations.
Note 11 — Related Party Transactions
As of September 30, 2020, prepaid expenses and other current assets included $78 due from Blade UAM Foundation, Inc., in connection with a foundation event. This amount was paid in full to the Company on December 8, 2020. The Company contracts for certain air charter services with Underhill Holdings, LLC (“Underhill”), a related party. The Company paid Underhill approximately $2,400 and $5,400 for each of the years ended September 30, 2020 and 2019, respectively, for air charter services. The rates charged by Underhill for these air charter services are comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. Through January 20, 2021, Melissa Tomkiel, the Company’s President and General Counsel, had a 20% interest in Underhill. On January 21, 2021, Ms. Tomkiel and Underhill entered into an agreement under which one half of Ms. Tomkiel’s interest was immediately transferred back to Underhill and under which pursuant to the satisfaction of certain conditions by Underhill, Ms. Tomkiel’s interest will be fully transferred to Underhill.
Note 12 — Commitments and Contingencies
Capacity Purchase Agreements
Blade has contractual relationships with various aircraft operators to provide aircraft service. Under these Capacity Purchase Agreements (“CPAs”), the Company pays the operator contractually agreed fees (carrier costs) for operating these flights. The fees are generally based on specific rates multiplied by specific operating statistics (e.g., flight hours). Under these CPAs, the Company is also responsible for landing fees and other costs, which are either passed through by the operator to the Company without any markup or directly incurred by the Company.
As of September 30, 2020, the Company was obligated under agreements with operators to purchase flights with an aggregate value of approximately $2,400 and $1,300 for the years ended September 30, 2021 and 2022, respectively.
Legal and Environmental
The Company has certain contingencies resulting from litigation and claims incident to the ordinary course of business. As of September 30, 2020, management believes, after considering a number of factors, including (but not limited to) the information currently available, the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, that the ultimate disposition of the litigation and claims will not materially affect the Company’s consolidated financial position or results of operations. The Company records liabilities for legal and environmental claims when a loss is probable and reasonably estimable. These amounts are recorded based on the Company’s assessments of the likelihood of their eventual disposition.
Note 13 — COVID-19
COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders and business closures. Consequently, the Company has experienced a decline in the demand for its passenger services due to travel restrictions significantly reducing the number of commercial airline passengers and office closures that required many people to work from home. As a result of this decline, the Company paused its airport service

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 13 — COVID-19 (continued)
beginning in March 2020 and significantly reduced the number of its Northeast commuter flights. In addition, the Company did not renew certain agreements with its operators for some charter services that were in effect prior to COVID-19. Despite the decline in its core business, the Company saw an increase in demand for its MediMobility (organ transport), jet charter, shared charter and by-the-seat jet services during the pandemic. The Company believes that its flights on jet aircraft, operating from private terminals with no more than 16 passengers, appealed to its fliers.
Additionally, the Company implemented measures to focus on the personal safety of its passengers. These measures include, but are not limited to, the following: (i) enhanced aircraft cleaning procedures, including electrostatic decontamination of aircraft between flights; (ii) checking temperature and blood oxygen saturation levels upon check in for all passengers at BLADE terminals; (iii) requiring proof of a negative COVID-19 test result administered within 48 hours prior to departure for all shared jet flights; and (iv) requiring onsite COVID-19 testing or proof of a negative COVID-19 test result administered within 48 hours prior to departure for all scheduled jet flights.
The Company also launched BLADE Essential Ground Connect, its ground transportation service, during the pandemic. The Company believes it differentiates itself from other ground transportation providers by enforcing enhanced health and safety protocols among the fleet of vehicles it uses for this service, including equipping all vehicles with partitions between the passengers and driver, conducting temperature and blood oxygen level checks on the drivers, and deep cleaning the vehicles before and after each trip.
With the reduction in revenue, the Company has implemented cost savings initiatives, such as delaying non-essential projects and reducing or suspending other discretionary spending.

BLADE URBAN AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share data)
	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Revenue	$9,273	$6,454	$17,259	$11,677
Operating expenses
Cost of revenue	7,673	5,831	13,995	11,588
Software development	156	241	342	471
General and administrative	4,803	2,807	8,214	5,815
Selling and marketing	866	923	1,301	1,955
Total operating expenses	13,498	9,802	23,852	19,829
Loss from operations	(4,225)	(3,348)	(6,593)	(8,152)
Other non-operating income (expense)
Interest income (expense), net	4	(61)	11	30
Total other non-operating income (expense)	4	(61)	11	30
Net loss	$(4,221)	$(3,409)	$(6,582)	$(8,122)
Weighted average shares outstanding, basic and diluted	12,747,462	12,513,301	12,681,029	12,510,955
Net loss per share, basic and diluted	$(0.33)	$(0.27)	$(0.52)	$(0.65)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share data)
	As of
	March 31, 2021	September 30, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$7,511	$12,162
Restricted cash	415	114
Accounts receivable	1,072	1,092
Prepaid expenses and other current assets	2,114	1,011
Total current assets	11,112	14,379
Non-current assets
Investment in joint venture	200	200
Other non-current assets	136	107
Intangible assets, net	942	533
Operating right-of-use asset	569	737
Deferred recapitalization costs	3,173	—
Property and equipment, net	1,674	1,759
Total assets	$17,806	$17,715
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$4,011	$776
Deferred revenue	4,415	3,973
Operating lease liability, current	394	430
Note payable	1,165	1,165
Total current liabilities	9,985	6,344
Non-current liabilities
Operating lease liability, long-term	125	291
Total liabilities	10,110	6,635
Commitments and Contingencies (Note 9)
Stockholders’ Equity
Preferred stock – Series Seed, $0.00001 par value, 2,817,000 shares authorized, issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	—	—
Preferred stock – Series A, $0.00001 par value, 6,734,526 shares authorized, 6,734,517 issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	—	—
Preferred stock – Series B, $0.00001 par value, 12,660,000 shares authorized at March 31, 2021 and September 30, 2020, respectively. 12,565,294 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	—	—
Common stock, $0.00001 par value; 50,300,000 authorized; 13,756,294 and 12,592,851 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	—	—
Additional paid in capital	51,416	48,218
Accumulated deficit	(43,720)	(37,138)
Total stockholders’ equity	7,696	11,080
Total Liabilities and Stockholders’ Equity	$17,806	$17,715
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND 2020
(unaudited)
(in thousands, except share and per share data)
	Preferred Stock – Series Seed		Preferred Stock – Series A		Preferred Stock – Series B		Common Stock		Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021	2,817,000	$—	6,734,517	$—	12,565,294	$—	13,693,274	$—	$49,495	$(39,499)	$9,996
Stock option exercise	—	—	—	—	—	—	63,020	—	17	—	17
Stock-based compensation – stock options	—	—	—	—	—	—	—	—	109	—	109
Stock-based compensation – restricted stock	—	—	—	—	—	—	—	—	1,795	—	1,795
Net loss	—	—	—	—	—	—	—	—	—	(4,221)	(4,221)
Balance at March 31, 2021	2,817,000	$—	6,734,517	$—	12,565,294	$—	13,756,294	$—	$51,416	$(43,720)	$7,696
Balance at January 1, 2020	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,513,301	$—	$47,809	$(31,691)	$16,118
Stock-based compensation – stock options	—	—	—	—	—	—	—	—	87	—	87
Net loss	—	—	—	—	—	—	—	—	—	(3,409)	(3,409)
Balance at March 31, 2020	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,513,301	$—	$47,896	$(35,100)	$12,796
Balance at October 1, 2020	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,592,851	$—	$48,218	$(37,138)	$11,080
Issuance of restricted stock	—	—	—	—	—	—	1,085,840	—	—	—	—
Stock option exercise	—	—	—	—	—	—	77,603	—	19	—	19
Stock-based compensation – restricted stock	—	—	—	—	—	—	—	—	2,822	—	2,822
Stock-based compensation – stock options	—	—	—	—	—	—	—	—	357	—	357
Net loss	—	—	—	—	—	—	—	—	—	(6,582)	(6,582)
Balance at March 31, 2021	2,817,000	$—	6,734,517	$—	12,565,294	$—	13,756,294	$—	$51,416	$(43,720)	$7,696
Balance at October 1, 2019	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,502,885	$—	$47,713	$(26,978)	$20,735
Stock option exercise	—	—	—	—	—	—	10,416	—	5	—	5
Stock-based compensation – stock options	—	—	—	—	—	—	—	—	178	—	178
Net loss	—	—	—	—	—	—	—	—	—	(8,122)	(8,122)
Balance at March 31, 2020	2,817,000	$—	6,734,517	$—	12,565,294	$—	12,513,301	$—	$47,896	$(35,100)	$12,796
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)
	For the Six Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(6,582)	$(8,122)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	265	265
Stock-based compensation	3,179	178
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,203)	(429)
Accounts receivable	20	(178)
Other non-current assets	71	90
Operating lease assets/liabilities	(34)	(21)
Accounts payable and accrued expenses	3,235	(1,502)
Deferred revenue	442	375
Net cash used in operating activities	(607)	(9,344)
Cash Flows From Investing Activities:
Purchase of domain name	(503)	—
Purchase of property and equipment	(86)	(368)
Net cash used in investing activities	(589)	(368)
Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	19	5
Deferred recapitalization costs related to the merger	(3,173)	—
Net cash (used in) provided by financing activities	(3,154)	5
Net decrease in cash and cash equivalents and restricted cash	(4,350)	(9,707)
Cash and cash equivalents and restricted cash – beginning	12,276	22,291
Cash and cash equivalents and restricted cash – ending	$7,926	$12,584
Cash and cash equivalents	$7,511	$12,467
Restricted cash	415	117
Total	$7,926	$12,584
Supplemental cash flow information
Cash paid for:
Interest	$—	$—
Income Taxes	$—	$—
Non-cash investing and financing activities
Adoption of new leases under ASC 842 entered into during the period	$12	$767
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 1 — Business, Liquidity and Capital Resources
Overview and Management’s Plans
Blade Urban Air Mobility, Inc. (“Blade”), a Delaware corporation, was formed on December 22, 2014. On May 21, 2020 and March 21, 2019, Blade formed Blade Urban Ground Mobility LLC, a New York limited liability company and Blade US LLC, a Delaware limited liability company, respectively, as its wholly owned subsidiaries. Blade and its wholly owned subsidiaries (the “Company”) have their headquarters in New York, New York.
The Company is committed to providing consumers with a cost effective and time efficient alternative to ground transportation for congested routes. Blade arranges charter and by-the-seat flights across helicopters, jets, turboprops, and amphibious seaplanes operating in various locations throughout the United States. Blade’s platform utilizes a technology-powered, asset-light business model. Blade provides transportation to its customers through a network of contracted aircraft operators. Blade does not own, lease or operate its own aircraft.
The Company’s asset-light business model was developed to be scalable and profitable using conventional helicopters today while enabling a seamless transition to Electric Vertical Aircraft (“EVA”), or as known within the aerospace community, Electric Vertical Take-Off and Landing aircraft (“eVTOL”), once they are certified for public use. The Company intends to leverage the lower operating costs of EVA versus helicopters to reduce the consumer’s price for its flights. Additionally, the Company expects the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new vertical landing infrastructure (“vertiports”) in its existing and new markets.
Liquidity and Capital Resources
As of March 31, 2021 and September 30, 2020, the Company’s cash on hand was $7,511 and $12,162, respectively. The Company has generated revenues of $9,273 and $6,454 for the three months ended March 31, 2021 and 2020, respectively, and $17,259 and $11,677 for the six months ended March 31, 2021 and 2020, respectively. On account of costs incurred in building its operations and developing its markets, the Company has incurred net losses of $4,221 and $3,409 for the three months ended March 31, 2021 and 2020, respectively, and $6,582 and $8,122 for the six months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, the Company had working capital of $1,127 and stockholders’ equity of $7,696. During the six months ended March 31, 2021, cash flows used in operating activities were $607, consisting primarily of a net loss of $6,582 offset by non-cash stock-based compensation charges of $3,179 and an increase in accounts payable and accrued expenses of $3,235. Since inception, the Company has met its liquidity requirements principally through the sale of its convertible preferred stock in private placements.
On December 14, 2020, Blade entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Experience Investment Corp. (“Experience”), a Delaware corporation and Experience Merger Sub, Inc., also a Delaware corporation and a wholly-owned subsidiary of Experience (“Merger Sub”), providing for, among other things, and subject to the terms and conditions therein, a business combination between Blade and Experience (the “Merger”).
On May 7, 2021, the Company consummated the Merger. Simultaneous with the closing of the Merger, the Company consummated a PIPE financing. The Company received approximately $365,000 in gross proceeds at the time of the Merger with Experience, which included $125,000 in gross proceeds from the PIPE financing.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Management’s opinion is that all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending September 30, 2021. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended September 30, 2020 and related notes thereto included in our proxy statement/prospectus/consent solicitation statement filed on April 6, 2021.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.
Reclassification
Certain amounts in prior periods related to the classification of disaggregated revenue have been reclassified to conform to current period presentation. These reclassifications had no effect on the previously reported net loss.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment evolves.
Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management include the allowance for doubtful accounts, the carrying value of long-lived assets, the carrying value of intangible assets, revenue recognition, contingencies, the provision for income taxes and related deferred tax accounts and the fair value of stock options and other stock-based awards.
Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments with a maturity of three months or less on their acquisition date as cash and cash equivalents. Restricted cash consists principally of Company funds on deposit with a financial institution, which supports a letter of credit by the financial institution in favor of the Company’s obligations to the United States Department of Transportation.
Concentrations
Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of cash amounts on deposit with financial institutions. At times, the Company’s cash in banks is in excess of the Federal Deposit Insurance corporation (“FDIC”) insurance limit. The Company has not experienced any loss as a result of these deposits.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Major Customers
For the three and six months ended March 31, 2021 and 2020, there was no single customer that generated 10% or more of the Company’s revenue.
Most of the Company’s customers remit payment in advance of the date of the flight. Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment, along with receivables from our credit card processors. Four of these customers accounted for 28%, 23%, 17% and 14%, respectively, of accounts receivable as of March 31, 2021 and three customers accounted for 36%, 29% and 10%, respectively, of accounts receivable as of September 30, 2020. These concentrations make the Company vulnerable to a near-term severe impact should these relationships be terminated. To limit such risks, the Company performs ongoing credit evaluations of its customers’ financial condition.
Major Vendors
No vendor accounted for 10% or more of the Company’s purchases from operating vendors for the three months ended March 31, 2021. For the three months ended March 31, 2020, one vendor accounted for 12% of the Company’s purchases from operating vendors.
No vendor accounted for 10% or more of the Company’s purchases from operating vendors for the six months ended March 31, 2021. One vendor accounted for 15% of the Company’s purchases from operating vendors for the six months ended March 31, 2020.
One vendor accounted for 62% of the Company’s outstanding accounts payable as of March 31, 2021. One vendor accounted for 26% of the Company’s outstanding accounts payable as of September 30, 2020.
Accounts Receivable
Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment. Receivables are reviewed on a regular basis for collectability. Based upon these reviews and historical collection experience, the Company determined that no allowance for uncollectible accounts was required at March 31, 2021 and September 30, 2020.
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets includes prepaid insurance, the costs of which are amortized on a straight-line basis over the related coverage periods, prepaid marketing supplies, which are expensed upon usage, and prepayments to aircraft operators, which are expensed based upon flight time. Prepaid marketing supplies were $641 and $512 as of March 31, 2021 and September 30, 2020, respectively.
Property, Equipment and Leasehold Improvements
The Company records additions to owned operating property, equipment and leasehold improvements at cost when acquired.
Depreciation and amortization of owned depreciable assets is based on the straight-line method over the assets’ estimated useful lives, less estimated residual value, if appropriate, as estimated when placed into service. Leasehold improvements are amortized over the remaining term of the lease, including estimated facility renewal options when renewal is reasonably certain at key airports, or the estimated useful life of the related asset, whichever is less. The Company periodically reviews its owned property, equipment and leasehold improvements for recoverability.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Intangibles
The Company has finite-lived intangible assets. Finite-lived intangible assets are amortized over their estimated useful lives. Research and development costs are expensed as incurred. Following initial recognition of the finite-lived intangible asset, the asset is carried at cost less any accumulated amortization. Amortization of the asset begins when the asset is available for use.
Amortization is recorded in general and administrative expenses on the Company’s condensed consolidated statement of operations. The Company periodically reviews its owned intangible assets for recoverability.
Joint Venture
Investments in joint arrangements are classified as joint ventures. Joint ventures are accounted for using the equity method. Under the equity method of accounting, interests in joint ventures are initially recognized at cost and adjusted thereafter to recognize the Company’s share of the profits and losses. When the Company’s share of losses in a joint venture equals or exceeds its interests in the joint venture, the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the joint venture.
When the Company’s investment in the joint venture does not qualify for accounting under the equity method because the Company does not have sufficient control or influence, then, except as provided for below, the investment in the joint venture would be accounted for at fair value.
Specifically, ASC 321-10-35-2 states, in part, that an entity may measure an equity security without a readily determinable fair value that does not qualify for the practical expedient to estimate fair value in accordance with paragraph 820-10-35-59 at its cost minus impairment, if any. As such, the Company has recorded its investment in the joint venture at cost less impairment, if any (See Note 3).
Long-Lived Asset Impairments
The Company evaluates the carrying value of long-lived assets subject to amortization whenever events or changes in circumstances indicate that an impairment may exist. An impairment charge is recognized when the asset’s carrying value exceeds its net undiscounted future cash flows and its fair market value. The amount of the charge is the difference between the asset’s carrying value and fair market value.
Net Loss per Common Share
Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and the conversion of convertible preferred stock.
Excluded from the calculation of weighted average dilutive common shares for the three and six months ended March 31, 2021 and 2020 were stock options to purchase 13,323,315 and 11,754,833 shares of common stock, respectively, and 22,116,811 shares of Convertible Preferred Stock, because their inclusion would have been anti-dilutive.
Revenue Recognition
The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:
Step 1: Identify the contract with the customer
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when the company satisfies a performance obligation
The Company does not have any significant contracts with customers requiring performance beyond delivery.
For passenger revenue, seats or monthly or annual flight passes are typically purchased using the Blade App, and paid for via credit card transactions, wire, check, customer credit and gift cards, with payments principally collected by the Company in advance of the performance of related services. The Company initially records flight sales in its unearned revenue, deferring revenue recognition until the travel occurs. Unearned revenue from gift card purchases is recognized as revenue when a flight is flown or upon the expiration of the gift card. Unearned revenue from the Company’s monthly commuter pass and annual pass is recognized ratably over the term of the pass. For travel that has more than one flight segment, the Company deems each segment as a separate performance obligation and recognizes revenue for each segment as travel occurs. Fees charged in association with add-on services or changes or extensions to non-refundable seats sold are considered part of the Company’s passenger performance obligation. As such, those fees are deferred at the time of collection and recognized at the time the travel is provided.
As of March 31, 2021 and September 30, 2020, the Company’s balance in its deferred revenue is $4,415 and $3,973, respectively. Deferred revenue consists of unearned revenue, prepaid monthly and annual flight passes, customer credits, and gift card obligations. Unearned revenue represents principally the flight revenues received in advance of the actual flight. Customer credits represents unearned revenue for flights reservations that typically were cancelled for good reason by the customer. The customer has one year to use the credit as payment for a future flight with the Company. Gift cards represent prepayment of flight costs. The Company recognizes revenue for expired customer credits upon expiration.
Certain governmental taxes are imposed on the Company’s flight sales through a fee included in flight prices. The Company collects these fees and remits them to the appropriate government agency. These fees are excluded from revenue.
The Company’s quarterly financial data is subject to seasonal fluctuations. Historically, its third and fourth quarter financial results have reflected higher travel demand, and were better than the first and second quarter financial results.
Blade operates in three key lines of business:
•
Short Distance — Consisting primarily of flights: (i) between 60 and 100 miles in distance, largely servicing commuters with prices between $595 and $795 per seat (or $295 for monthly commuter pass holders); and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795). (Prices per seat presented at full dollar value and not rounded).

•
MediMobility Organ Transport and Jet — Consisting of jet transportation of human organs for transplant, non-medical jet charter and limited, by-the-seat, jet flights between New York and both Miami and Aspen.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
•
Other — Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

Disaggregated revenue by product line was as follows:
	For the Three Months Ended March 31,
Product Line	2021	2020
Short distance	$1,049	$1,787
MediMobility organ transport and jet	7,729	4,588
Other	495	79
Total Revenue	$9,273	$6,454
	For the Six Months Ended March 31,
Product Line	2021	2020
Short distance	$3,179	$5,138
MediMobility organ transport and jet	13,253	6,453
Other	827	86
Total Revenue	$17,259	$11,677
Advertising
Advertising costs, which are included in selling and marketing expenses, are expensed as incurred. Advertising costs were $517 and $440 for the three months ended March 31, 2021 and 2020, respectively. Advertising costs were $710 and $881 for the six months ended March 31, 2021 and 2020, respectively.
Cost of Revenue
Cost of revenue consists principally of flight costs paid to operators of aircraft under contractual arrangements with Blade and landing fees.
Software Development Costs for Internal Use
Costs incurred for the development of the Company’s internal use software are expensed as incurred.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation — Stock Compensation” (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee and consultant services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s stock options are estimated using the Black Scholes option-pricing model with the following assumptions: fair value of the Company’s common stock, expected volatility, dividend rate, risk free interest rate and the expected life. The Company utilized a third party to determine the fair value of the Company’s common stock. The Company calculates the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.
Restricted stock awards are granted at the discretion of the Company’s Board of Directors. These awards are restricted as to the transfer of ownership and generally vest over the requisite service period, typically over a 12 month period.
Recently Issued and Adopted Accounting Pronouncements
In December 2019, FASB issued ASU 2019-12 Simplification of Income Taxes (Topic 740) Income Taxes. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public companies for annual periods beginning after December 15, 2020, including interim periods within those fiscal years. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2019-12 on the Company’s financial statements and disclosures.
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40).” The objective of this update is to simplify the accounting for convertible preferred stock by removing the existing guidance in ASC 470-20, “Debt: Debt with Conversion and Other Options,” that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. This amendment also further revises the guidance in ASU 260, “Earnings per Share,” to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of ASU 2020-06 to have a significant impact on its consolidated financial statements.
Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up to the date that the financial statements were available to be issued. See Notes 8 and 12 for all subsequent events noted through the date the financial statements were available to be issued for more details.
Note 3 — Investment in Joint Venture
On March 24, 2019, and as amended on February 25, 2020, the Company entered into a joint venture agreement and a license agreement (the “First Amended Joint Venture and License Agreements”) with Hunch Ventures and Investments Private Limited, a private limited company incorporated under the laws of India (“Hunch”) and FlyBlade India Private Limited, a company incorporated and validly existing under the provisions of the Companies Act, 2013 (“FlyBlade India”), whereby the Company and Hunch initially

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
invested $200 for 10% interest and $1,800 for 90% interest, respectively, for undertaking the business of FlyBlade India. Subsequently, upon the issuance of additional shares to Hunch in exchange for additional investment by Hunch, the Company’s interest fell below 10%. Pursuant to the First Amended Joint Venture and License Agreements, the Company and Hunch agreed to establish FlyBlade India as a joint venture and support it in carrying on the business operations. The Company agreed to provide the licensed IP support related to the software developed for short distance aviation services along with its trademarks in exchange for quarterly royalty payments of four percent (4%) of Gross Revenue for the period where Gross Revenue was up to $10,000 in a calendar year, quarterly royalty payments of three percent (3%) on Gross Revenue in excess of $10,000 and up to $40,000 in a calendar year, and quarterly royalty payments of one and half percent (1.5%) on Gross Revenue exceeding $40,000 (collectively, the “Royalties”) in a calendar year. In addition to the Royalties, the Company could receive three percent (3%) of FlyBlade India’s profits before tax in each year that FlyBlade India attained a minimum of $3,500 in annual profits before income tax. Hunch agreed to provide support in carrying out the day to day operations, including the implementation of the business plan and hiring of personnel, ensuring compliance with local requirements and assisting with legal arrangements as needed by the business. For the three and six months ended March 31, 2021, the Company recorded royalty revenue of $19 and $19, respectively, under this arrangement.
In accordance with the First Amended Joint Venture and License Agreements, FlyBlade India was permitted to have a total of five directors, three of which were permitted to be appointed by Hunch and provided that Blade held at least a 10% interest, a single director was permitted to be appointed by the Company. Based upon Blade having less than ten percent (10%) interest on March 31, 2021, Blade held no board seat and lacked the power to appoint members of the FlyBlade India executive management team. As such, the Company is viewed as having minimal influence and control over FlyBlade India. As of March 31, 2021, the Company’s investment in the joint venture is recorded at cost.
The Company determined that it does not control the joint venture and therefore was not required to consolidate. In addition, Blade does not have sufficient control to influence and as such the equity method is not appropriate. The investment should be recorded at fair value. However, the Company elected the practicability exception to fair value measurement because the equity security does not have a readily determinable fair value. Accordingly, the Company has recorded the investment at cost less impairment if any. Based upon a qualitative assessment, the Company has determined that the investment should not be impaired. Qualitative considerations included an evaluation of the COVID-19 pandemic delays to the start-up of flight operations in India. Both Hunch and Blade Urban Air remain committed to the start of operations and discussions are underway with third parties to raise the next round of equity capital for the joint venture. As such, no impairment was warranted as of March 31, 2021.
As of March 31, 2021 and September 30, 2020, other non-current assets included amounts due from Blade India of $100 and $73, respectively.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 4 — Intangible Assets
Purchase of Customer List — Underhill
On March 8, 2019, the Company purchased a customer list from Underhill Holdings, LLC, doing business as Fly the Whale, a seaplane operator that previously competed with Blade on one route between Manhattan and Long Island (“Underhill”). Underhill agreed to refrain from marketing its by-the-seat services to the customer names sold to Blade and refrain from offering by-the-seat services that are competitive with Blade. The Company paid Underhill $250 in cash for this customer list. Blade is amortizing the customer list using the straight-line method over its estimated useful life of five years. Blade has other pre-existing arrangements with Underhill, including capacity agreements for the utilization of certain amphibious seaplane and helicopter operator activities (See Note 9).
Purchase of Blade Domain
On December 16, 2020, the Company purchased the website domain “Blade.com” for $503 in cash. Blade has recorded the purchase of the domain as an indefinite lived intangible asset, subject to impairment testing at least annually. As of March 31, 2021, the Company did not deem impairment of its website domain necessary.
Intangible Assets
The following table presents information about the Company’s intangible assets at:
		March 31, 2021			September 30, 2020
		Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Intangible assets	Estimated useful life
Customer list	5 years	$942	$(507)	$435	$942	$(414)	$528
Domain name	Indefinite	503	—	503	—	—	—
Trademarks	10 years	6	(2)	4	6	(1)	5
Total		$1,451	$(509)	$942	$948	$(415)	$533
For the three months ended March 31, 2021 and 2020 amortization of its finite-lived intangible assets were $47 and $48, respectively. For the six months ended March 31, 2021 and 2020 amortization of its finite-lived intangible assets were $94 and $94, respectively.
Note 5 — Right-of-Use Asset and Operating Lease Liability
The Company has entered into operating leases consisting principally of its airport terminals.
For contracts entered into by the Company, at the inception of a contract, the Company will assess whether the contract is, or contains, a lease. The Company’s assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset.
The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The Company’s incremental borrowing rate used for all leases under ASC 842 was 5.00%, the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for the Company’s

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
leases include the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. ROU assets, once recorded, are reviewed for impairment.
Lease expense for operating leases consist of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.
Balance sheet information related to the Company’s leases is presented below:
	As of
Operating leases:	March 31, 2021	September 30, 2020
Operating right-of-use asset	$569	$737
Operating lease liability, current	394	430
Operating lease liability, long term	125	291
The following provides details of the Company’s lease expense:
Lease cost	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Short-term lease cost	$12	$8	$52	$30
Operating lease cost	115	138	227	182
Total	$127	$146	$279	$212
Other information related to leases is presented below:
	As of March 31, 2021	As of September 30, 2020
Weighted-average discount rate – operating lease	5.00%	5.00%
Weighted-average remaining lease term – operating lease (in months)	16	21
As of March 31, 2021, the expected annual minimum lease payments of the Company’s operating lease liabilities and other short-term leases were as follows:
For the Years Ended September 30,
2021 (six months)	$233
2022	270
2023	36
Total future minimum lease payments, undiscounted	539
Less: Imputed interest for leases in excess of one year	20
Present value of future minimum lease payments	$519
Present value of future minimum lease payments – current	$394
Present value of future minimum lease payments – non-current	$125

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 6 — Note Payable
On April 8, 2020, the Company entered into a note evidencing an unsecured loan (“PPP Loan”) in the principal amount of $1,165 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid Relief and Economic Security Act (“CARES Act”). The PPP Loan is administered by the U.S. Small Business Administration and the Company’s loan was made through JP Morgan Chase Bank. The PPP Loan bears interest at a fixed interest rate of zero point ninety-eight (0.98%) percent per year and matures in two (2) years after the issuance date. Payment of interest is deferred through September 2021. After that date, the Company is required to make 18 payments of equal monthly installments of principal and interest, including the deferred interest,with the final payment due in February 2023. The PPP Loan provides for customary events of default including, among other things, cross-defaults on any other loan with JP Morgan Chase Bank. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP Loan may be prepaid by the Company at any time with no prepayment penalties applied. As of March 31, 2021, the Company had not made any payments on its PPP Loan.
The proceeds of the PPP Loan may be used for payroll costs, costs related to certain group health care benefits, rent payments, utility payments, mortgage interest payments, interest payments on other debt obligation that were incurred before February 15, 2021.
The PPP Loan is guaranteed by the United States Small Business Administration (“SBA”). Under the terms of the CARES Act, the PPP Loan recipients can apply for and be granted forgiveness for all or a portion of a loan granted under the PPP, and any accrued interest, with such forgiveness to be determined subject to limitations based on the use of loan proceeds for payment of payroll costs and any payments of mortgage, interest, rent and utilities. The terms of any forgiveness may be subject to further requirements in any regulations and guidelines the SBA may adopt. The Company’s current plans are to not seek loan forgiveness and to repay the loan.
For the three and six months ended March 31, 2021, the Company recorded interest expense of $3 and $6, respectively, which is included in interest income (expense), net on the Company’s condensed consolidated statement of operations.
As of March 31, 2021 the balance of $1,165 was reflected as notes payable on the condensed consolidated balance sheet.
On May 7, 2021, the Company repaid the PPP Loan in full.
Note 7 — Stock-Based Compensation
Option Awards
On December 14, 2020, the Board of Directors granted an option for the purchase of 15,000 shares of the Company’s common stock to an employee of the Company. The option, which was granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $7.28 per share and a term of 10 years. The option had a grant date fair value of $4.00 and vests over 48 months.
Option Award Valuation Assumptions
The Company determined the fair value of stock options granted during the six months ended March 31, 2021 based upon the assumptions as provided below.
Stock price	$7.28
Exercise price	$7.28
Dividend yield	0%
Expected volatility	60%
Risk-Free interest rate	0.63%
Expected life (in years)	6.08

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Stock Option Modification
Stock options granted under the 2015 Equity Incentive Plan shall vest over a period of time as previously determined by the Board of Directors, subject to the option holder’s continuous service through each applicable vesting date. Consummation of the Merger will not automatically cause the vesting of options under the 2015 Equity Incentive Plan, but the Company’s Board of Directors provided that the vesting of all outstanding options under the 2015 Equity Incentive Plan that are held by current employees or other service providers will be accelerated upon the consummation of the Merger Agreement. Under ASC 718, the Company treated this event as a modification of these stock option awards. The Company determined that the increase in fair value of the number was immaterial, and as such, no additional cost was recognized.
Stock Option Awards
Following is a summary of stock option activities for the six months ended March 31, 2021:
	Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life (years)
Outstanding – October 1, 2020	13,543,398	$0.14	$0.15	6.8
Granted	15,000	7.28	4.00
Exercised	(77,603)	0.24	0.18
Forfeited	(157,480)	0.18	0.09
Outstanding – March 31, 2021	13,323,315	$0.14	$0.15	6.3
Exercisable as of March 31, 2021	9,595,015	$0.14	$0.14	5.5
For the three months ended March 31, 2021 and 2020, the Company recorded $109 and $87 in stock option expense. For the six months ended March 31, 2021 and 2020, the Company recorded $357 and $178 in stock option expense. The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. As of March 31, 2021, the unamortized value of stock options was $704. As of March 31, 2021, the weighted average remaining amortization period was 1.0 year.
Restricted Stock
On December 14, 2020, the Company granted an aggregate of 1,015,840 shares of the Company’s restricted stock to various employees, officers, directors, consultants and service providers under the 2015 Equity Incentive Plan and 70,000 shares of the Company’s restricted stock to a director outside the 2015 Equity Incentive Plan. The shares have various vesting dates, ranging from vesting on the grant date to as late as one year from the date of grant.
	Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Non-vested – October 1, 2020	—	$—
Granted	1,085,840	7.28
Vested	(100,000)	7.28
Non-vested – March 31, 2021	985,840	$7.28
For the three months ended March 31, 2021 and 2020, the Company recorded $1,795 and $0 in employee and officers restricted stock compensation expense. For the six months ended March 31, 2021 and

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
2020, the Company recorded $2,822 and $0 in employee and officers restricted stock compensation expense. As of March 31, 2021, unamortized stock-based compensation costs related to restricted share arrangements was $5,082 and will be recognized over a weighted average period of 0.71 years.
Stock-Based Compensation Expense
Stock-based compensation expense for stock options and restricted stock in the condensed consolidated statements of operations is summarized as follows:
	For the Three Months Ended March 31,
	2021	2020
Software development	$71	$6
General and administrative	1,833	75
Selling and marketing	—	6
Total stock-based compensation expense	$1,904	$87
	For the Six Months Ended March 31,
	2021	2020
Software development	$88	$12
General and administrative	3,091	154
Selling and marketing	—	12
Total stock-based compensation expense	$3,179	$178
Fair Value of Common Stock
In order to determine the fair value of its common stock, the Company evaluated the transaction price determined in its Merger Agreement (as defined in Note 11) with Experience. The Company used the total consideration provided for in the Merger Agreement divided by its fully diluted outstanding shares, to compute an assumed valuation of $7.28 per common share.
Note 8 — Related Party Transactions
The Company contracts for certain air charter services with Underhill, a related party. The Company paid Underhill approximately $312 and $379 for each of the three months ended March 31, 2021 and 2020, and $939 and $959 for each of the six months ended March 31, 2021 and 2020, respectively, for air charter services. The rates charged by Underhill for these air charter services are comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. Through January 20, 2021, Melissa Tomkiel, the Company’s President and General Counsel, had a 20% interest in Underhill. On January 23, 2021, Ms. Tomkiel and Underhill entered into an agreement under which one half of Ms. Tomkiel’s interest was immediately transferred back to Underhill and under which pursuant to the satisfaction of certain conditions by Underhill, Ms. Tomkiel’s interest will be fully transferred to Underhill. On April 8, 2021, those conditions were satisfied and Ms. Tomkiel’s remaining interest was transferred to Underhill.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 9 — Commitments and Contingencies
Capacity Purchase Agreements
Blade has contractual relationships with various aircraft operators to provide aircraft service. Under these Capacity Purchase Agreements (“CPAs”), the Company pays the operator contractually agreed fees (carrier costs) for operating these flights. The fees are generally based on fixed hourly rates for flight time multiplied by hours flown. Under these CPAs, the Company is also responsible for landing fees and other costs, which are either passed through by the operator to the Company without any markup or directly incurred by the Company.
As of March 31, 2021, the Company has a remaining unfulfilled obligation for the years ended September 30, 2021 and 2022 under agreements with operators to purchase flights with an aggregate value of approximately $181 and $2,271, respectively.
Legal and Environmental
From time to time, we may be a party to litigation that arises in the ordinary course of business. Other than described below, we do not have any pending litigation that, separately or in the aggregate, would, in the opinion of management, have a material adverse effect on its results of operations, financial condition or cash flows. As of March 31, 2021, management believes, after considering a number of factors, including (but not limited to) the information currently available, the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, that the ultimate disposition of these other litigation and claims will not materially affect the Company’s consolidated financial position or results of operations. The Company records liabilities for legal and environmental claims when a loss is probable and reasonably estimable. These amounts are recorded based on the Company’s assessments of the likelihood of their eventual disposition.
On February 9, 2021, an individual complaint captioned, Digennaro v. Experience Investment Corp., et al. (No. 020921-104) was filed in New York state court. The complaint names Experience Investment Corp.; its Chief Executive Officer, Mr. Eric Affeldt; and its directors Mr. Martin J. Newburger, Mr. Brian C. Witherow, Mr. Rafael Pastor, Mr. Edward Philip, Experience Merger Sub, Inc. and Blade Urban Air Mobility, Inc. The complaint asserts claims for breach of fiduciary duty against Experience’s officer and directors and aiding and abetting breach of fiduciary against the entities in connection with alleged material misstatements and omissions made in the Company’s Form S-4, filed January 29, 2021. The complaint seeks, inter alia, injunctive relief enjoining or rescinding the Transaction, injunctive relief directing the filing of an amended registration statement, and damages.
On April 1, 2021, Shoreline Aviation, Inc. filed an Amended Complaint in the United States District Court for the Eastern District of New York naming Cynthia L. Herbst, Sound Aircraft Flight Enterprises, Inc., Ryan A. Pilla, Blade Urban Air Mobility, Inc., Robert Wiesenthal and Melissa Tomkiel as defendants. The case is captioned Aviation, Inc. v. Sound Aircraft Flight Enterprises, Inc. et al., No. 2:20-cv-02161-JMA-SIL (E.D.N.Y.). The complaint alleges, among other things, claims of misappropriation, violation of the Defend Trade Secrets Act, unfair competition, tortious interference with business relations, constructive trust, tortious interference with contract, and aiding and abetting breach of fiduciary duty against Blade, Robert Wiesenthal and Melissa Tomkiel (together the “Blade Defendants”). Claims against the Blade Defendants relate to the May 2018 Asset Purchase Agreement between Blade and Sound Aircraft Flight Enterprises, Inc. (“SAFE”) and Cindy Herbst, pursuant to which Blade purchased SAFE’s complete customer list, including names, contact information and customer flight histories. The complaint demands compensatory and consequential damages in excess of $13 million relating to the claims against the Blade Defendants, as well as punitive damages, certain equitable remedies, interest and attorneys’ fees and costs. The Company believes the outcome would not result in a material contingency.
As of March 31, 2021, the Company has not accrued for any contingencies related to the above legal proceedings.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(amounts in thousands, except share and per share data)
Note 10 — COVID-19 Risks and Uncertainties
COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders and business closures. Consequently, the Company has experienced a decline in the demand for its passenger services due to travel restrictions significantly reducing the number of commercial airline passengers and office closures that required many people to work from home. As a result of this decline, the Company paused its airport service beginning in March 2020 and significantly reduced the number of its Northeast commuter flights. In addition, the Company did not renew certain agreements with its operators for some charter services that were in effect prior to COVID- 19. Despite the decline in its core business, the Company saw an increase in demand for its MediMobility organ transport and jet business during the pandemic. The Company believes that its flights on jet aircraft, operating from private terminals with no more than 16 passengers (to avoid commercial airport terminals), appealed to its fliers. The Company also launched BLADE Essential Ground Connect, the Company’s ground transportation service, during the pandemic and Blade implemented new measures to focus on the personal safety of its air and ground passengers.
Additionally, the Company implemented measures to focus on the personal safety of its passengers. These measures include, but are not limited to, the following: (i) enhanced aircraft cleaning procedures, including electrostatic decontamination of aircraft between flights; (ii) checking temperature and blood oxygen saturation levels upon check in for all passengers at BLADE terminals; (iii) requiring proof of a negative COVID-19 test result administered within 48 hours prior to departure for all shared jet flights; and (iv) requiring onsite COVID-19 testing or proof of a negative COVID-19 test result administered within 48 hours prior to departure for all scheduled jet flights.
With respect to its service, the Company enforces enhanced health and safety protocols among the fleet of vehicles it uses for this service, including equipping all vehicles with partitions between the passengers and driver, conducting temperature and blood oxygen level checks on the drivers, and deep cleaning the vehicles before and after each trip.
With the reduction in revenue, the Company has implemented cost savings initiatives, such as delaying non-essential projects and reducing or suspending other discretionary spending.
Note 11 — Merger Agreement
On May 7, 2021, the Merger between Blade and Experience was consummated. Pursuant to the Merger Agreement, at the closing date of the Merger, the outstanding shares of Blade common stock and preferred stock were cancelled and converted into (a) 10,024,296 shares of New Blade Class A Common Stock for each outstanding share of Blade common stock, par value $0.00001 per share, (including shares that were subject to vesting conditions) outstanding as of the closing date , (b) 16,101,172 shares of New Blade Class A Common Stock for each outstanding share of Blade Series Seed Preferred Stock, Blade Series A Preferred Stock and Blade Series B Preferred Stock, each par value $0.00001 per share, outstanding as of the closing date (collectively, the “Blade Preferred Stock” and together with the Blade Common Stock, the “Blade Stock”) and/or (c) 9,689,826 options to purchase a number of shares of New Blade Class A Common Stock at an exercise price calculated pursuant to the Merger Agreement for each option to acquire Blade Common Stock outstanding as of the closing date (each, a “Blade Option”), as calculated pursuant to the Merger Agreement.
Simultaneous with the closing of the Merger, on May 7, 2021, the Company completed a PIPE financing, whereby the Company received $125,000 in exchange for 12,500,000 shares of New Blade Class A Common Stock.
Immediately after giving effect to the Merger and the PIPE financing, there were 78,903,021 shares of New Blade Class A Common Stock and 14,166,667 New Blade Warrants outstanding. New Blade’s Class A Common Stock and New Blade’s Warrants trade on The Nasdaq Stock Market (“Nasdaq”) under the symbols “BLDE” and “BLDEW,” respectively.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.
Expense	Estimated Amount
Securities and Exchange Commission registration fee		$54,976.46
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The amended and restated certificate of incorporation and the amended and restated bylaws of the registrant provide that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.
We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 15. Recent Sales of Unregistered Securities.
Founder Shares
In May 2019, EIC’s Sponsor, Experience Sponsor LLC (the “Sponsor”) purchased 7,187,500 shares of EIC Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of EIC’s outstanding common stock upon completion of EIC’s IPO. On September 17, 2019, the underwriters in the EIC IPO partially exercised their over-allotment option for 2,500,000 of the total possible 3,750,000 additional units. Because the underwriters’ exercised the overallotment option in part, the Sponsor forfeited 312,500 Founder Shares. Such securities were issued in connection with EIC’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Private Placement Warrants
Simultaneously with the closing of EIC’s initial public offering on September 17, 2019, EIC consummated the sale of 5,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $7,500,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Subscription Agreements
On the Closing Date, EIC offered and sold to the PIPE Investors, pursuant to the Subscription Agreements, an aggregate of 12,500,000 shares of EIC Class A common stock at a price of $10.00 per share for aggregate gross proceeds to of $125,000,000 in the PIPE Investment. The PIPE Investment was consummated concurrently to the Closing. The shares of EIC Class A common stock issued to the PIPE Investors became shares of the company’s Class A common stock upon consummation of the Merger.
The shares issued in the PIPE Investment were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The PIPE Investors are accredited investors for purposes of Rule 501 of Regulation D.
Item 16. Exhibits and Exhibit Index
		Incorporated by reference
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date	Filed or furnished herewith
2.1	Agreement and Plan of Merger, dated as of December 14, 2020	8-K	001-39046	2.1	12/15/2020
3.1	Second Amended and Restated Certificate of Incorporation of Blade Air Mobility, Inc.	8-K	001-39046	3.1	5/13/2021
3.2	Amended and Restated Bylaws of Blade Air Mobility, Inc.	8-K	001-39046	3.2	5/13/2021
4.1	Specimen Class A Common Stock Certificate of Blade Air Mobility, Inc.	S-4/A	001-39046	4.1	3/10/2021
4.2	Specimen Warrant Certificate of Blade Air Mobility, Inc.	S-4/A	001-39046	4.2	3/10/2021

		Incorporated by reference
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date	Filed or furnished herewith
4.3	Warrant Agreement, dated September 12, 2019, by and between Experience Investment Corp. and American Stock Transfer & Trust Company, LLC, as warrant agent	8-K	001-39046	4.1	9/18/2019
5.1	Opinion of Proskauer Rose LLP					X
10.1	Investor Rights Agreement, dated as of December 14, 2020	S-4	001-39046	10.1	1/29/2021
10.2	Sponsor Letter Agreement, dated as of December 14, 2020	S-4	001-39046	10.2	1/29/2021
10.3	Form of Support Agreement	S-4	001-39046	10.3	1/29/2021
10.4	Form of PIPE Subscription Agreement	S-4	001-39046	10.4	1/29/2021
10.5	Fly Blade, Inc. Amended and Restated Investors’ Rights Agreement, dated January 30, 2018	S-4	001-39046	10.5	1/29/2021
10.6	Fly Blade, Inc. Amended and Restated Right of First Refusal Co-Sale Agreement, dated January 30, 2018	S-4	001-39046	10.6	1/29/2021
10.7	Fly Blade, Inc. Amended and Restated Voting Agreement, dated January 30, 2018	S-4	001-39046	10.7	1/29/2021
10.8	Fly Blade, Inc. 2015 Equity Incentive Plan	S-4	001-39046	10.8	1/29/2021
10.9	Form of 2021 Omnibus Incentive Plan (attached to the proxy statement/prospectus/consent solicitation statement as Annex E)	S-4	001-39046		1/29/2021
10.10	Form of Director and Officer Indemnification Agreement	S-4/A	001-39046	10.27	3/10/2021
10.11	Form of Lockup Agreement (Employee)	S-4/A	001-39046	10.28	3/26/2021
10.12	Form of Lockup Agreement (Non-Employee Option Holder)	S-4/A	001-39046	10.29	3/26/2021
10.13	Form of Lockup Agreement (Non-Employee Stockholder)	S-4/A	001-39046	10.30	3/26/2021
21.1	List of Subsidiaries					X
23.1	Consent of Marcum LLP					X
23.2	Consent of Marcum LLP					X
23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on signature pages)					X
101.INS	XBRL Instance Document

Incorporated by reference
Exhibit No.	Exhibit title	Form	File No.	Exhibit No.	Filing date	Filed or furnished herewith
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 28, 2021.
BLADE AIR MOBILITY, INC.
By:
/s/ Robert S. Wiesenthal

Robert S. Wiesenthal
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Robert S. Wiesenthal and Melissa M. Tomkiel, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.
Signature	Title	Date
/s/ Robert S. Wiesenthal Robert S. Wiesenthal	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2021
/s/ William A. Heyburn William A. Heyburn	Chief Financial Officer (Principal Financial Officer)	May 28, 2021
/s/ Amir Cohen Amir Cohen	Chief Accounting Officer (Principal Accounting Officer)	May 28, 2021
/s/ Eric Affeldt Eric Affeldt	Chairperson	May 28, 2021
/s/ Jane Garvey Jane Garvey	Director	May 28, 2021
/s/ Kenneth Lerer Kenneth Lerer	Director	May 28, 2021
/s/ Susan Lyne Susan Lyne	Director	May 28, 2021
/s/ Edward Philip Edward Philip	Director	May 28, 2021
/s/ David Zaslav David Zaslav	Director	May 28, 2021